UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Occidental Petroleum Corporation
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Occidental Petroleum Corporation

NOTICE OF 2013 ANNUAL MEETING AND PROXY STATEMENT

Letter to Stockholders
from the Executive Chairman and the
President and Chief Executive Officer

DEAR
STOCKHOLDERS

On behalf of the Board of Directors, it is our pleasure to invite you to Occidental’s 2013 Annual Meeting of Stockholders, which will be held once again at the Starlight Ballroom, Fairmont Miramar Hotel, Santa Monica, California.

Before the meeting begins, there will be an opportunity to meet informally with members of Occidental’s management team. Enclosed are the Notice of Annual Meeting and the Proxy Statement, which provides the time and date of the meeting and describes in detail the matters on which you are being asked to vote. These matters include electing the directors, an advisory vote approving executive compensation, ratifying the selection of independent auditors, and transacting any other business that properly comes before the meeting, including any stockholder proposals.

Also enclosed are a Report to Stockholders, which discusses highlights of the year, and Occidental’s Annual Report on Form 10-K. As in the past, at the meeting there will be a report on operations and an opportunity for you to ask questions.

Whether you plan to attend the meeting or not, we encourage you to vote promptly so that your shares will be represented and properly voted at the meeting.

Sincerely,

Ray R. Irani	Stephen I. Chazen
Executive Chairman	President and Chief Executive Officer

Letter to Stockholders from
the Board of Directors

LETTER TO STOCKHOLDERS FROM
THE BOARD OF DIRECTORS

March 22, 2013

Dear Stockholders:

Occidental’s 2012 performance was strong in a number of respects, including solid financial and operating results, an excellent safety and environmental record and highly effective performance in the social responsibility program. Nevertheless, we have been disappointed that these results have not translated into higher prices for the Company’s stock during 2012, but are confident that management has identified and is implementing strategies designed to produce results it believes will achieve that goal.

Performance Highlights. Occidental’s business and financial results for 2012 are on page 9 and include:

•
Annual Production Growth. Record worldwide oil and gas production which grew to 766,000 barrels of oil equivalent per day, including the highest U.S. production in Occidental’s history, which increased by 9%, and an 11% increase in domestic oil production compared to 2011.

•	Reserve Replacement. 2012 total company reserve replacement ratio of 143%, resulting in about 400 million barrels of proved reserve additions for 2012.

•
Return on Equity and Return on Capital Employed. Delivering return on equity (ROE) of 14.6% and return on capital employed (ROCE) of 12.6% for 2012. ROE and ROCE, shown on page 13 of the company’s Annual Report on Form 10-K for the year ended December 31, 2012 (Form 10-K), were calculated by dividing Occidental's 2012 income after removing the effect of Significant Items Affecting Earnings described on page 24 of the Form 10-K (while adding back after-tax interest expense for the ROCE calculation) by its average equity and capital employed, respectively, during 2012.

•
Consistent Dividend Growth. Consistent dividend growth of 412% and 12 increases since 2002, including an 18.5% increase announced in February 2013, bringing the 11-year compounded annual growth rate to 16% per year and the annual rate to $2.56 per share.

•
Long-Term Total Stockholder Return. Cumulative total stockholder return (TSR), which includes the change in stock price and reinvestment of dividends, of 9.9% over the past five years and 556.5% over the past ten years.

Health, Safety & Environmental Record. Occidental has a long-standing unwavering commitment to the safety and well-being of our work force, our neighbors and our operations. Safety is a core value of the company and a collective responsibility that is taken very seriously. The company also is dedicated to protecting the environment by conserving resources, reducing waste and enhancing energy efficiency and reliability while minimizing impacts on land and habitat. Occidental has performed well in these areas in 2012 as evidenced by the following highlights:

•
Best levels ever for worldwide employee injury and illness incidence rate (IIR) of 0.33, which was 11% lower than in 2011, and a worldwide contractor IIR of 0.55 in 2012, representing a 20% improvement from 2011.

•	IIR of less than 1.0 recordable injuries per 100 employees for 17 consecutive years.

•	Received the Upland Wildlife Habitat Award for land management from the Wildlife Habitat Council.

Social Responsibility Program. Occidental takes pride in making long-term positive impacts in the regions and communities where the Company operates. In 2012 Occidental once again made significant positive impacts in these communities. Below are a few highlights.

•	Increased our global employee workforce by almost 10% while maintaining the diversity proportions for women, minorities and local nationals.

•
Expanded hiring, training and local sourcing in our supply chain, particularly with our construction of new gas processing and chemical plants in the U.S., and expanded community contractor programs for goods and services in many locations, including Oman and Colombia.

•	Recognized for social responsibility efforts, including Corporate Responsibility Magazine’s 100 Best Corporate Citizens list for 2012.

Executive Compensation and Long-Term Performance. Occidental’s traditional commitment to basing the majority of executive compensation on the long-term performance of the Company has enhanced the Company’s performance and success over time. The compensation program is designed to motivate the achievement of performance goals and to pay for performance. Under the 2012 program, average Company performance results in long-term incentive payouts of less than 50% of the potential maximum payout.

Over 90% of voting stockholders supported Occidental’s executive compensation at the 2012 Annual Meeting. Based on this vote, stockholder feedback and a review of the program, peer company programs and other materials, the Executive Compensation and Human Resources Committee of the Board (Compensation Committee) decided to use the same framework for 2012 decisions. The Compensation Discussion and Analysis (see page 10) and the Executive Compensation Tables (see page 30) sections of this Proxy Statement contain a full description of executive compensation.

2012 ALLOCATION OF POTENTIAL COMPENSATION FOR ALL NAMED EXECUTIVE OFFICERS

The following chart shows the allocation of compensation granted in 2012 to the named executive officers, based on maximum performance levels and the stock price on the grant date of awards, but not including sign-on awards and payouts of prior awards. See pages 13 to 15 for full descriptions of the performance metrics and potential payout ranges for the 2012 awards. The incentive components are summarized briefly below.
The Annual Incentive is an annual cash bonus award composed of a performance-based portion (60%) and a discretionary portion (40%). The performance-based portion rewards current operating performance, based on achievement of earnings per share targets. The discretionary portion rewards performance in key areas within the executive’s division or functional responsibility. These areas include governance and ethical conduct, functional and operating accomplishments, health, environment and safety, diversity and organizational development.

The Restricted Stock Award is a long-term performance-based award paid at 100% only if a specified target is achieved. It is designed to encourage executives to focus on cumulative net income over a three to seven-year timeframe and is paid in shares. The payout is 0% if the target is not achieved. After payout of the shares, the executive must retain a number of shares equal to 50% of the net after-tax shares received for three years after vesting.

The Total Shareholder Return Award is also a long-term performance-based award that uses an objective and comparative external measure of management’s effectiveness in translating results into stockholder value. Each executive can receive up to a certain number of shares, payable according to the company’s performance. The performance basis is, over a three-year period, Occidental’s total stockholder return (TSR) ranking within its peer group of 12 companies. Additionally, for payouts above 50%, Occidental’s TSR must exceed the TSR of the S&P 500 Index. No payout is received if the company ranks in the bottom 3 of the 12 peer companies. Average performance, with ranking in the middle of the peer group (6 out of 12) results in a below-midpoint payout of 40%. After payout of the shares that have been earned, the executive must retain a number of shares equal to 50% of the net after-tax shares received for three years after vesting.

This combination of incentive awards achieves the company’s primary objectives of motivating and paying for long-term performance (approximately 70% of compensation granted, based on target and grant date fair values, is based on long-term performance over three to seven years), aligning executive and stockholder interests over the long term (approximately 80% of long-term awards use the TSR performance metric and long-term awards are paid in stock) and consistency with peer company award types, performance metrics and value as reported by peers in 2012.

Chief Executive Officer Compensation. The principal components of the 2012 compensation package set by the Compensation Committee for Stephen I. Chazen, the President and Chief Executive Officer, included his annual salary of $1,400,000, an annual incentive with a target of $2,800,000, and two long-term performance awards: a three to seven year Restricted Stock Award with a grant date fair value of $5,000,000 and a three-year Total Shareholder Return Award with a grant date fair value of $6,000,000.

Voting Matters. Stockholders are asked to vote on several matters at the 2013 Annual Meeting. Further detail on these matters are in this Proxy Statement. We recommend voting FOR management’s proposals regarding election of directors, the advisory vote on executive compensation and the ratification of independent auditors. We recommend voting AGAINST the stockholder proposal regarding stockholders’ right to act by written consent.

We value your support and look forward to continuing constructive dialogue with you.

Very truly yours,

The Board of Directors of Occidental Petroleum Corporation

Notice of Annual Meeting
of Stockholders

2013
ANNUAL
MEETING

March 22, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Occidental's 2013 Annual Meeting of Stockholders will be held at 10:30 a.m. on Friday, May 3, 2013, in the Starlight Ballroom, Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

At the meeting, stockholders will act on the following matters:

•	Election of directors;

•	Advisory vote approving executive compensation;

•	Ratification of selection of KPMG LLP as independent auditors; and

•	Consideration of other matters properly brought before the meeting, including stockholder proposals. The Board of Directors knows of one stockholder proposal that may be presented.

These matters are described in detail in the Proxy Statement. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3; and AGAINST Proposal 4.

Stockholders of record at the close of business on March 13, 2013, are entitled to receive notice of, to attend and to vote at the meeting.

Whether you plan to attend or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to submit a proxy by mail, telephone or Internet. This will ensure that your shares are represented and will save Occidental additional expenses of soliciting proxies.

Sincerely,

Donald P. de Brier
Corporate Executive Vice President and Corporate Secretary
Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, CA 90024

Table of
Contents

Proposal 1: Election of Directors	1
Corporate Governance	7
Board of Directors and its Committees	7
Stockholder Policies	8
Executive Compensation	8
Health, Environment and Safety	8
Social Responsibility	8
Other Governance Measures	8
Performance Highlights	9
Compensation Discussion and Analysis	10
Overview of Executive Compensation	10
Compensation Program	12
Individual Compensation Considerations	15
Succession Planning	26
Participants in Executive Compensation Process	26
Risk Management of Compensation Policies and Practices....	26
Certification of Previously Granted Performance Stock Awards	27
Other Compensation and Benefits	27
Stock Ownership Guidelines	28
Equity Grant Practices	29
Consequences of Misconduct	29
Tax Deductibility Under Section 162(m)	29
Compensation Committee Report	29
Executive Compensation Tables	30
Summary Compensation Table	30
Grants of Plan-Based Awards	32
Summary of Award Terms	33
Outstanding Equity Awards	34
Option Exercises and Stock Vested in 2012	36
Nonqualified Deferred Compensation	37
Potential Payments Upon Termination or Change of Control	38

Director Compensation	44
Security Ownership	45
Certain Beneficial Owners and Management	45
Section 16(a) Beneficial Ownership Reporting Compliance	46
Proposal 2: Advisory Vote Approving Executive Compensation	46
Proposal 3: Ratification of Independent Auditors	47
Audit and Other Fees	47
Report of the Audit Committee	47
Ratification of Selection of Independent Auditors	47
Stockholder Proposals	48
General Information	48
Proposal 4: Stockholder Right to Act by Written Consent	48
General Information	49
Availability of Materials for Annual Meeting	49
Admission to the Annual Meeting	49
Voting Instructions and Information	50
Solicitation Expenses	50
Stockholder Proposals for the 2014 Annual Meeting of Stockholders	50
Nominations for Directors for Term Expiring in 2015	51
Annual Report	51

Proposal 1:
Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS
Pursuant to Occidental’s by-laws, directors are elected by the majority of votes cast with respect to such director, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Any director who receives a greater number of votes “against” his or her election than votes “for” in an uncontested election must tender his or her resignation. Unless accepted earlier by the Board of Directors, such resignation will become effective on October 31st of the year of the election.

Unless you specify differently on the proxy card, proxies received will be voted FOR Spencer Abraham, Howard I. Atkins, Stephen I. Chazen, Edward P. Djerejian, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, Dr. Ray R. Irani, Avedick B. Poladian and Aziz D. Syriani to serve for a one-year term ending at the 2014 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. In the event any nominee should be unavailable at the time of the meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Corporate Governance, Nominating and Social Responsibility Committee (the Nominating Committee) and the Board of Directors have waived the retirement age requirement with respect to Dr. Irani and have requested that he serve an additional term. Ms. Rosemary Tomich is not standing for re-election as a director.

The following biographical information is furnished with respect to each of the nominees for election at the 2013 Annual Meeting, together with a discussion of each nominee’s experience, qualifications and attributes or skills that led to the conclusion that such person should serve as a director.

Descriptions of the responsibilities of the six standing Board committees follow the biographical information.

The Board of Directors recommends a vote FOR all of the nominees.

Spencer Abraham
Director since 2005
Committees: Charitable Contributions; Corporate Governance, Nominating and Social Responsibility; Environmental, Health and Safety; and Chair of Executive Compensation and Human Resources

Secretary Abraham, 60, is Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. He is also the Chairman and Chief Executive Officer of Abraham & Roetzel LLC, a bipartisan government affairs and issue management firm. He represented Michigan in the United States Senate prior to President George W. Bush selecting him as the tenth Secretary of Energy in U.S. history. During his tenure at the Energy Department from 2001 through January 2005, he developed policies and regulations to ensure the nation's energy security, was responsible for the U.S. Strategic Petroleum Reserve, oversaw domestic oil and gas development policy and developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries. Secretary Abraham serves as a Director of PBF Energy Inc. and NRG

Energy, Inc. and as Chairman of the Advisory Boards of Lynx Global Realty Asset Fund Onshore LLC and Uranium Energy Corp. He was previously a Director of GenOn Energy, Inc. and a Director and a member of the Nominating and Governance and Compensation Committees of ICx Technologies. He also serves on the boards or advisory committees of Sindicatum Sustainable Resources and C3. Secretary Abraham is a trustee of the Churchill Center. He holds a Juris Doctor degree from Harvard Law School and is the author of, “Lights Out!: Ten Myths About (and Real Solutions to) America’s Energy Crisis”.

Qualifications: Secretary Abraham's nearly two decades at the highest levels of domestic and international policy and politics shaped the insights he brings to Occidental's Board of Directors. As a former U.S. Senator and former U.S. Secretary of Energy who directed all aspects of the country’s energy strategy, Secretary Abraham provides the Board unique insight into public policy and energy-related issues. In addition, Secretary Abraham is a Harvard-educated attorney who, while directing the Energy Department, oversaw a budget of nearly $24 billion (FY 2005) and was responsible for the management of senior department personnel. Secretary Abraham’s legal training, and his government service managing complex policy, personnel and strategic issues provide Occidental with exceptional knowledge and perspective in the areas of health, environment and safety, strategy and policy, personnel management and community relations.

Howard I. Atkins
Director since 2010
Committees: Audit; Executive Compensation and Human Resources; and Chair of Finance and Risk Management

Mr. Atkins, 62, retired as the Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company, where he was responsible for Wells Fargo’s financial management functions, investment portfolios and corporate properties functions from 2001 to 2011. A 37-year veteran of the financial services industry, Mr. Atkins previously served as Executive Vice President and Chief Financial Officer of New York Life Insurance Company, Chief Financial Officer of Midlantic Corporation and Corporate Treasurer of Chase Manhattan Bank. Mr. Atkins serves on the Board of Directors of Ingram Micro Inc. where he is a member of the Audit Committee and the Human Resources Committee.

Qualifications: With his experience as Chief Financial Officer of Wells Fargo, one of the largest banking institutions in the United States, Mr. Atkins brings to the Board a deep understanding of financial oversight and accountability. In his nearly four decades in the financial services industry, Mr. Atkins has had responsibilities in the areas of financial reporting, tax management, asset-liability management, treasury, corporate development, investor relations and mergers and acquisitions. This experience provides the Board insight into financial management and analysis. Mr. Atkins' financial acumen, combined with his senior management expertise provides the Board valuable perspective in helping to guide the fiscal management policies that further Occidental’s strategic business goals.

1     2013 Notice of Annual Meeting and Proxy Statement

Stephen I. Chazen
Director since 2010

Mr. Chazen, 66, became President and Chief Executive Officer of Occidental Petroleum Corporation in May 2011. Mr. Chazen served as President and Chief Operating Officer from 2010 to 2011 and as President and Chief Financial Officer from 2007 to 2010. Prior to being named President and Chief Financial Officer, Mr. Chazen was Chief Financial Officer and Senior Executive Vice President from 2004 to 2007, Chief Financial Officer and Executive Vice President-Corporate Development from 1999 to 2004, and Executive Vice President-Corporate Development from 1994 to 1999. Prior to joining Occidental, Mr. Chazen was a Managing Director in Corporate Finance and Mergers and Acquisitions at Merrill Lynch. Mr. Chazen is a Director of the American Petroleum Institute and serves on the Boards of Aquarium of the Pacific and Catalina Island Conservatory. He has been a member of the Boards of Directors of Lyondell Chemical Company, Premcor Inc. and Washington Mutual, Inc. Mr. Chazen holds a Ph.D. in Geology from Michigan State University, a master’s degree in Finance from the University of Houston and a bachelor’s degree in Geology from Rutgers College.

Qualifications: Mr. Chazen, as Chief Executive Officer, is responsible for all operations, the financial management of the company and for creating and implementing the company’s strategy. Since joining Occidental, he has recommended and implemented the company’s acquisition and divestiture strategy, which has been a key factor in Occidental’s transformation into a major oil and gas company. Additionally, Mr. Chazen has been a successful executive in the financial services industry. This financial and management expertise, coupled with his more than thirty years of experience in the oil and gas industry, demonstrate the valuable expertise and perspective that he brings to the Board.

Edward P. Djerejian
Director since 1996
Committees: Charitable Contributions; Environmental, Health and Safety; Executive Compensation and Human Resources; and Chair of Corporate Governance, Nominating and Social Responsibility

Ambassador Djerejian, 74, served in the U.S. Foreign Service for eight presidents, from John F. Kennedy to William J. Clinton (1962-1994). Prior to his nomination by President Clinton as U.S. ambassador to Israel (1993-1994), he was assistant secretary of state for Near Eastern affairs in both the George H.W. Bush and the Clinton administrations (1991-1993). He was the U.S. ambassador to the Syrian Arab Republic (1988-1991). He also served as special assistant to President Ronald Reagan and deputy press secretary for foreign affairs in the White House (1985-1986). After his retirement from government service in 1994, he became, and currently serves as, the founding director of the James A.

Baker III Institute for Public Policy at Rice University. His book “Danger and Opportunity: An American Ambassador’s Journey Through the Middle East” was published by Simon & Schuster Threshold Editions in September 2008. He has been awarded the Presidential Distinguished Service Award, the Department of State’s Distinguished Honor Award and numerous other honors, including the Ellis Island Medal of Honor and the Anti-Defamation League’s Moral Statesman Award. He is also a recipient of the Association of Rice Alumni’s Gold Medal, the group’s most prestigious award, for his service to Rice University. In 2011, Ambassador Djerejian was elected a fellow of the American Academy of Arts and Sciences. He is also a member of the Board of Trustees of the Carnegie Corporation of New York. Ambassador Djerejian previously served as a director of Global Industries, Ltd., where he was Chairman of the Governance Committee.

Qualifications: Ambassador Djerejian is a leading expert on the complex political, security, economic, religious and ethnic issues of the Middle East. His experience brings valuable insight that enhances the Board's ability to assess operations and business opportunities in the company’s important Middle East/North Africa region. Throughout his distinguished career, he has developed an in-depth knowledge of a broad range of public policy issues, and expertise in foreign policy, geopolitics of energy and corporate governance. He also has experience serving on several public, private and nonprofit boards.

John E. Feick
Director since 1998
Committees: Audit; Finance and Risk Management; and Chair of Environmental, Health and Safety

Mr. Feick, 69, is the Chairman and a significant stockholder of Matrix Solutions Inc., a provider of environmental remediation and reclamation services. Until 2011, he was Chairman and a significant stockholder of Kemex Engineering Services, Ltd., which offers engineering and design services to the petrochemical, refining and gas processing industries. From 1984 to 1994, Mr. Feick was President and Chief Operating Officer of Novacor Chemicals, a subsidiary of Nova Corporation. He also serves as a director of Veresen Inc., where he is a member of the Compensation Committee and the Environmental, Health and Safety Committee. He is also a member of the Board of Directors of Graham Construction. He previously served as Chairman of the Board of Directors of Oak Point Energy Ltd., an oil sands exploration and development company.

Qualifications: Mr. Feick possesses a deep understanding of both the oil and gas and chemicals industries along with broad experience in environmental compliance and remediation. He has served as Chairman of a company specializing in environmental services and led an oil and gas and petrochemicals specialty engineering firm. As President and Chief Operating Officer of Novacor Chemicals, he was responsible for the company's investments and operations and established the company as a leader in plant reliability, utilization rates, occupational health and safety, and environmental performance in North America. In addition to industry knowledge and expertise, Mr. Feick’s experience brings the Board exceptionally valuable insight into the environmental, health and safety area.

Occidental Petroleum Corporation     2

Proposal 1:
Election of Directors

Margaret M. Foran
Director since 2010
Committees: Corporate Governance, Nominating and Social Responsibility; and Environmental, Health and Safety

Ms. Foran, 58, is Chief Governance Officer, Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former Director of The MONY Group Inc. and MONY Life Insurance Company. She served as Co-Chair and a Director of the Council of Institutional Investors (CII) and Co-Chair of the CII International Corporate Governance Committee. She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She previously served two terms on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB) and is a member of the Economic Club of New York. Ms. Foran is also a Trustee of the SEC Historical Society.

Qualifications: Ms. Foran is an accomplished attorney with deep expertise in legal affairs and corporate governance. She has held positions of increasing responsibility at four U.S.-based global companies, where for more than a decade she has had a leading role in strengthening corporate governance principles and practices, ensuring regulatory compliance and developing programs to broaden investor communications. Having been a senior executive in the financial services, food and beverage and pharmaceutical industries, Ms. Foran has a broad range of experience in shareholder services, mergers and acquisitions, SEC reporting, capital markets, derivatives, risk management, internal audit procedures and insurance matters as well as environmental, safety and social responsibility programs. Ms. Foran’s corporate experience, in addition to her work with various investor groups and corporate trade associations, provides the Board exceptional acumen and insight on governance, investor and legal policies and practices.

Carlos M. Gutierrez
Director since 2009
Committees: Environmental, Health and Safety; and Finance and Risk Management

Secretary Gutierrez, 59, is Chairman of Republicans for Immigration Reform, a political action committee. Prior to that he was Vice Chairman of the Institutional Clients Group and a member of the Senior Strategic Advisory Group at Citigroup Inc. from 2011 to February 2013. He joined Citigroup from communications and public affairs consulting firm APCO

Worldwide Inc., where he was Chairman of the Global Political Strategies division in 2010. He served as U.S. Secretary of Commerce in the administration of President George W. Bush from February 2005 to January 2009. Prior to his government service, Secretary Gutierrez was with Kellogg Company for 30 years. He became Kellogg’s Chief Executive Officer in 1999 and was named Chairman of the Board from 2000 to 2005. Secretary Gutierrez serves on the Board of Directors of MetLife, Inc. He previously served as a Director of Corning Incorporated, United Technologies Corporation and Lighting Science Group Corp., where he served on the Audit Committee. In addition to serving as a trustee of the Woodrow Wilson International Center for Scholars and a National Trustee to the University of Miami Board of Trustees, Secretary Gutierrez is a non-resident scholar at the University of Miami’s Institute for Cuban and Cuban-American Studies and is a Co-Chairman of the Regional Migration Study Group.

Qualifications: Secretary Gutierrez’s highly successful service as Chief Executive Officer and Chairman of Kellogg Company provides him deep insight into the complex challenges faced by a growing organization in a highly competitive business environment. Additionally, his experience as U.S. Secretary of Commerce provides the Board exceptional knowledge and insight into the complex environment of international commerce. Secretary Gutierrez brings valuable business management and operational experience and an international commerce and global economic perspective to the Board.

Dr. Ray R. Irani
Director since 1984
Dr. Ray R. Irani, 78, became Executive Chairman of Occidental Petroleum Corporation in May 2011. He served as Chairman and Chief Executive Officer from 1990 to 2011 and held the additional title of President from 2005 to 2007. He served as President and Chief Operating Officer of Occidental from 1984 to 1989 and was Chairman and Chief Executive Officer of Occidental Chemical Corporation from 1983 to 1991. He was Chairman of the Board of Canadian Occidental Petroleum Ltd. (now Nexen Inc.) from 1987 to 1999. Prior to working for Occidental, Dr. Irani was President, Chief Operating Officer and a Director of Olin Corporation. Dr. Irani serves on the Board of Directors of Wynn Resorts, Limited. He is a Trustee of the University of Southern California and Co-Chairman of the Board of the American University of Beirut. In 2011, Dr. Irani was awarded the Chevalier of the French National Order of the Legion of Honor, the highest award bestowed by the French government on citizens and foreigners. In 2012, he was elected to membership in the National Academy of Engineering, one of the highest professional honors for engineers.
Qualifications: For two decades as Chairman and Chief Executive Officer of Occidental Petroleum Corporation, Dr. Irani built Occidental into one of the largest oil and gas companies in the United States, based on equity market capitalization. His distinguished professional, educational and career experience led him to transform Occidental from a conglomerate of unrelated business entities into a major oil and gas and chemical company. Dr. Irani has developed extensive personal relationships with government and industry leaders throughout the Middle East/North Africa and around the world. Under his leadership, Occidental has earned respect for its integrity, acuity and capabilities, creating opportunities for growth in the company’s core regions.

3     2013 Notice of Annual Meeting and Proxy Statement

Avedick B. Poladian
Director since 2008
Committees: Audit; Executive Compensation and Human Resources; and Finance and Risk Management

Mr. Poladian, 61, is Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc., a diversified national real estate company active in commercial, residential and hospitality property investment, management and development. In this role, Mr. Poladian oversees human resources, risk management, construction, finance and legal functions across the firm. Mr. Poladian previously served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for Lowe from 2003 to 2006. Mr. Poladian was with Arthur Andersen from 1974 to 2002 and is a certified public accountant (inactive). He is a past member of the Young Presidents Organization, the Chief Executive Organization, the California Society of CPAs and the American Institute of CPAs. Mr. Poladian is a director of the YMCA of Metropolitan Los Angeles, a member of the Board of Councilors of the University of Southern California School of Policy, Planning, and Development, a member of the Board of Advisors of the Ronald Reagan UCLA Medical Center, and a former Trustee of Loyola Marymount University. He serves as a director of Western Asset Management Funds where he is a member of the Audit Committee and as a member of the Board of Trustees of Public Storage where he is a member of the Audit Committee and the Chair of the Nominating/Corporate Governance Committee. He previously served as a director of California Pizza Kitchen.

Qualifications: As a certified public accountant with extensive business experience, Mr. Poladian qualifies as one of Occidental’s Audit Committee financial experts and provides the Board expert perspective in financial management and analysis. Having served in a senior management position at one of the world’s leading accounting firms, combined with his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company, Mr. Poladian has deep knowledge of key business issues, including personnel and asset utilization, in addition to all aspects of fiscal management.

Aziz D. Syriani
Director since 1983
Lead Independent Director since 1999
Committees: Corporate Governance, Nominating and Social Responsibility; and Chair of Audit

Mr. Syriani, 70, is President and Chief Executive Officer of The Olayan Group, a global, diversified trading, services and investment organization that operates more than 40 businesses and financial enterprises. He has been with The Olayan Group since 1974 and helped it become one of the world's largest privately held companies, in terms of shareholder equity. Mr. Syriani was named President and Chief Operating Officer in 1978 and Chief Executive Officer in 2002. Born in Lebanon, Mr. Syriani received an accounting degree from the American University of Beirut, followed by French and Lebanese law degrees in 1965 from the University of St. Joseph, an affiliate of the University of Lyon. Following five years of legal practice in Beirut, he obtained his LL.M. degree from Harvard Law School in 1972. He practiced law in New York and Beirut before joining The Olayan Group. From 1974-1976, he served on the Board of American Express Middle East Development Company, the Lebanese subsidiary of American Express. Mr. Syriani is a Director of The Credit Suisse Group, where he was Chairman of the Audit Committee from April 2002 until April 2004, and since April 2004 has been Chairman of its Compensation Committee.

Qualifications: Mr. Syriani's experience both leading and serving on the board of successful global organizations brings broad and extensive international business and corporate governance acumen to the Board and, in particular, to his role as Lead Independent Director. With extensive experience as President and CEO of one of the world’s leading trading, services and investment organizations, directing all aspects of its business, Mr. Syriani provides unique global market insight to the Board. Mr. Syriani’s educational and professional experience in the Middle East/North Africa, the Americas and Europe, his Harvard legal training, and his broad experience in business organization leadership provide the Board a knowledgeable, acculturated global perspective that helps to effectively shape Occidental’s worldwide growth and governance strategies.

Occidental Petroleum Corporation     4

Proposal 1:
Election of Directors

Board Committees
The Board of Directors has six standing committees, each composed solely of independent directors: Audit; Charitable Contributions; Corporate Governance, Nominating and Social Responsibility; Environmental, Health and Safety; Executive Compensation and Human Resources; and Finance and Risk Management. The charters of the Audit Committee; the Corporate Governance, Nominating and Social Responsibility Committee; the Executive Compensation and Human Resources Committee; and the Finance and Risk Management Committee; and the enabling resolutions for each of the other committees as well as the duties of the Lead Independent Director are available at www.oxy.com or by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024. The general responsibilities of the committees are described below. From time to time, the Board of Directors delegates additional duties to the standing committees.

Name and Members		Responsibilities	Meetings in 2012
Audit Committee Howard I. Atkins John E. Feick Avedick B. Poladian Aziz D. Syriani (Chair) Rosemary Tomich (1)	•	hires the independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries	8 meetings, including 8 executive sessions with no members of management present
	•	hires the independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries
	•	discusses the scope and results of the audit with the independent auditors
	•	discusses Occidental's financial accounting and reporting principles and the adequacy of Occidental's internal accounting, financial and operating controls with the auditors and with management
	•	reviews all reports of internal audits submitted to the Audit Committee and management's actions with respect thereto
	•	reviews the appointment of the senior internal auditing executive
	•	oversees all matters relating to Occidental’s Code of Business Conduct compliance program
All of the members of the Audit Committee are independent, as defined in the New York Stock Exchange Listed Company Manual. All of the members of the Audit Committee are financially literate and the Board has determined that Messrs. Atkins and Poladian meet the Securities and Exchange Commission’s definition of “audit committee financial expert.” The Audit Committee Report with respect to Occidental's financial statements is on page 47.

Charitable Contributions Committee Spencer Abraham Edward P. Djerejian Rosemary Tomich (Chair) (1)	•	oversees charitable contributions made by Occidental and its subsidiaries	5 meetings
Corporate Governance, Nominating and Social Responsibility Committee Spencer Abraham Edward P. Djerejian (Chair) Margaret M. Foran Aziz D. Syriani Rosemary Tomich (1)	•	recommends candidates for election to the Board	5 meetings, including 1 executive session with no members of management present
	•	responsible for the periodic review and interpretation of Occidental's Corporate Governance Policies and consideration of other governance issues
	•	oversees the evaluation of the Board and management
	•	reviews Occidental’s policies, programs and practices on social responsibility
	•	oversees compliance with Occidental’s Human Rights Policy
See page 51 for information on how director nominees are selected and instructions on how to recommend nominees for the Board.

5     2013 Notice of Annual Meeting and Proxy Statement

Name and Members		Responsibilities	Meetings in 2012
Environmental, Health and Safety Committee Spencer Abraham Edward P. Djerejian John E. Feick (Chair) Margaret M. Foran Carlos M. Gutierrez Rosemary Tomich (1)	•	reviews and discusses with management the status of environmental, health and safety issues, including compliance with applicable laws and regulations	5 meetings
	•	reviews the results of internal compliance reviews and remediation projects
	•	reports periodically to the Board on environmental, health and safety matters affecting Occidental and its subsidiaries
Executive Compensation and Human Resources Committee Spencer Abraham (Chair) Howard I. Atkins Edward P. Djerejian Avedick B. Poladian Rosemary Tomich (1)	•
reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (CEO) and the Executive Chairman, evaluates the performance of the CEO and the Executive Chairman and determines and approves the compensation of the CEO and the Executive Chairman
5 meetings, including 3 executive sessions with no members of management present
	•	reviews and approves the annual salaries, bonuses and other executive benefits of all other executive officers
	•	administers Occidental's stock-based incentive compensation plans and periodically reviews the performance of the plans and their rules
	•	reviews new executive compensation programs
	•	periodically reviews the operation of existing executive compensation programs as well as policies for the administration of executive compensation
	•	reviews director compensation annually
The Executive Compensation and Human Resources Committee's report on executive compensation is on page 29.
Finance and Risk Management Committee Howard I. Atkins (Chair) John E. Feick Carlos M. Gutierrez Avedick B. Poladian	•	recommends to the Board the annual capital plan, and any changes thereto, and significant joint ventures, long-term financial commitments and acquisitions	5 meetings
	•	approves policies for authorization of expenditures, cash management and investment and for hedging of commodities and interest rates
	•	reviews Occidental’s financial strategies, risk management policies (including insurance coverage levels) and financial plans (including planned issuances of debt and equity)
(1)	Not standing for re-election to the Board of Directors.

Occidental Petroleum Corporation     6

Corporate Governance

CORPORATE GOVERNANCE
Occidental and its Board of Directors have had a long-standing commitment to corporate governance, as reflected in the structure and role of the Board and its committees as well as policies, programs and practices that embrace our core values of profitable growth, financial stability, integrity and respect for people and the environment. These programs and practices include: stockholder policies; the executive compensation program; health, environment and safety policies and performance; and the social responsibility program. The Board continually reviews evolving best practices in governance, including input from stockholders. The Corporate Governance Policies, together with information about Occidental’s Code of Business Conduct and other governance measures adopted by the Board of Directors are available at www.oxy.com, or by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024.

Board of Directors and its Committees
The company is governed by the Board of Directors and its committees, which meet several times during the year. The structure and various roles of the Board and its committees are described below.

Board Leadership Structure
The Board has a Lead Independent Director, Aziz D. Syriani. His role is to evaluate, along with the members of the Executive Compensation and Human Resources Committee and the full Board, the performance of the Executive Chairman and the Chief Executive Officer, and to communicate to them the views of the independent directors and the Board committees. Additionally, he serves as a liaison between the Board and stockholders. He has the authority to call meetings of the independent directors and chairs executive sessions of the Board at which no members of management are present and approves the agendas for the Board and committee meetings after consultation with the Executive Chairman and the Chief Executive Officer.

Another key component of Board leadership is the role of the Board committees. The Board has divided oversight functions among six committees, which have on average five Board members, and most of which meet at least five times each year and cover an extensive agenda. These committees regularly report back to the full Board with specific findings and recommendations in their areas of oversight and liaise regularly with the Lead Independent Director.

Descriptions of the responsibilities of each of the Board’s six standing committees begin on page 5.

Board and Committee Roles in Risk Oversight
The Board’s role in risk oversight recognizes the multifaceted nature of risk management. It is a control and compliance function, but it also involves strategic considerations in normal business decision making. It covers legal and regulatory matters, finance, security, safety, health and environmental concerns. The Board has created and empowered several Board committees which are involved in aspects of risk oversight. These committees review and monitor risk management and greatly expand the Board’s oversight role in these areas. Four Board committees, the Audit Committee; the Corporate Governance, Nominating and Social Responsibility Committee; the Environmental, Health and Safety Committee; and the Finance and Risk Management Committee, all composed entirely of independent directors, are each integral to the control and compliance aspects of risk oversight by the Board. Each of these committees meets regularly with management to review, as appropriate, compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable. Each of the committees with risk oversight responsibilities meets at least as often as the regularly scheduled Board meetings. This ensures that each committee has adequate time for in-depth review and discussion of all matters associated with each committee’s area of responsibility. After the committee meetings, each committee reports to the Board, sometimes without the Executive Chairman and the Chief Executive Officer present, for discussion of issues and findings as well as the Board’s recommendations of appropriate changes or improvements.

Board and Executive Management
Dr. Irani, the Executive Chairman, presides at all meetings of the Board and stockholders and works with the Lead Independent Director to ensure that the views of the Board and its committees are incorporated into corporate strategy. Mr. Chazen is the President and Chief Executive Officer.

Independence
Each of Ms. Foran, Ms. Tomich, and Messrs. Abraham, Atkins, Djerejian, Feick, Gutierrez, Poladian and Syriani has been determined by the Board of Directors as meeting the independence standard set forth in Occidental’s Corporate Governance Policies (see www.oxy.com) and the New York Stock Exchange Listed Company Manual. In making its determination of independence, the Board considered that, as disclosed in the Compensation of Directors table on page 44, Occidental matched the gifts made by certain of the directors to charitable organizations. All current committees of the Board are composed entirely of independent directors.

Board and Independent Director Meetings
The Board of Directors held six regular meetings and no special meetings during 2012, including four executive sessions at which no members of management were present. Mr. Syriani, the Lead Independent Director, presided over the executive sessions. Each director attended at least 75 percent of the meetings of the Board of Directors and the committees of which he or she was a member. All of the directors serving at the time attended the 2012 Annual Meeting. Attendance at the Annual Meeting of Stockholders is expected of all directors as if it were a regular meeting.

7     2013 Notice of Annual Meeting and Proxy Statement

Stockholder Policies
Occidental values stockholder engagement and continues to have productive discussions with stockholders on a variety of topics. The company has established several policies designed to ensure that stockholders’ interests are represented, including the following:

•	Stockholders may call special meetings of stockholders

•	No stockholder rights (“poison pill”) or similar plans

•	Open communication with the Board of Directors

•	Confidential voting

•	Majority voting for directors and, in uncontested elections, mandatory resignation if a majority vote is not received

Executive Compensation
Occidental has a long-standing commitment to motivate employees to achieve results that benefit the company and stockholders over the long-term. Following are highlights of compensation policies that the company has implemented over many years:

•	Majority of executive compensation is long-term and performance-based

•	Transparent, objective and peer and market comparative performance metrics aligned with stockholder interests

•	Stringent executive stock ownership guidelines

•	Golden Parachute Policy capping termination benefits

•	No “Golden Coffin” provisions

•	No options backdating or repricing (no option grants since 2006)

•	Independent compensation consultant policy

Health, Environment and Safety
The safety and well-being of our workforce, neighbors and operations is a core value of Occidental’s culture. The company is also committed to protecting the environment through conservation and efficiency efforts and by minimizing the impact of our operations on land, habitat and the environment. Below are recent performance statistics in these areas and a history of our Board oversight and policies:

•	Best levels ever for employee injury and illness incidence rate (IIR) of 0.33 in 2012 and a three-year average annual employee IIR of 0.37 (56% better than the company’s goal of 0.85)

•	Contractor IIR of 0.55 in 2012 and a three-year average annual contractor IIR of 0.67 (21% better than our goal)

•	IIR of less than 1.0 recordable injuries per 100 employees for 17 consecutive years

•	1995 – First annual Health, Environment and Safety Report published

•	1981 – Environmental Committee of Board established

•	1979 – Health Environment and Safety Policy adopted by Board

Social Responsibility
Occidental takes pride in making long-term positive impacts in the regions and communities where the company operates. Following are recent highlights and a history of our policies in this area:

•	Corporate Responsibility Magazine: 100 Best Corporate Citizens for 2012

•	2012 – Political contribution disclosures added to website

•	2009 – Establishment of annual Social Responsibility goals and objectives

•
2007 – Adoption of reporting guidance indicators published by the Global Reporting Initiative (GRI) and the American Petroleum Institute and International Petroleum Industry Environmental Conservation Association (API/IPIECA)

•	2004 – Human Rights Policy adopted

•	2003 – First annual Social Responsibility Report published

•	1997 – Code of Business Conduct adopted

Other Governance Measures

Related Party Transactions
Pursuant to Occidental’s written Conflict of Interest Policy, each director and executive officer has an obligation to avoid any activity, agreement, business investment or interest, or other situation that could be construed either as divergent to or in competition with Occidental’s interest or as an interference with such person’s primary duty to serve Occidental, unless prior written approval has been granted by the Audit Committee of the Board of Directors. Each director and executive officer is required to complete annually a questionnaire that requires disclosure of any transaction between Occidental and the director or executive officer or any of his or her affiliates or immediate family members. A summary of the Conflict of Interest Policy is included in Occidental’s Code of Business Conduct which can be found at www.oxy.com. There were no transactions by any of the directors or executive officers in 2012 that were required to be reported pursuant to the Conflict of Interest Policy or otherwise.

Communications with Board Members
Stockholders and other interested parties may communicate with any director by sending a letter or facsimile to such director’s attention in care of Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024; facsimile number 310‑443‑6977. The Corporate Secretary opens, logs and forwards all such correspondence (other than advertisements or other solicitations) to directors unless a director has requested the Corporate Secretary to forward correspondence unopened.

Director Education
In 2012, directors participated in various corporate director and compliance programs held by universities and corporate director, governance, legal and investor professional organizations as attendees and as presenters or speakers.

Occidental Petroleum Corporation     8

2012 Performance
Highlights

PERFORMANCE HIGHLIGHTS
Occidental is one of the largest oil and gas companies based in the U.S. measured by market capitalization of approximately $62 billion as of December 31, 2012. The following graphs illustrate Occidental’s performance for each of the last five years, 2008 through 2012, with respect to cash flow from operations, annual dividend rate and worldwide oil and gas production. See Occidental’s Annual Report on Form 10-K for the year ended December 31, 2012 for more information about these and other performance measures, the factors that affect Occidental’s results and risks associated with future performance.
1 – Core results reflect Oxy’s 2012 income shown on page 42 of the Form 10-K after removing the effect of Significant Items Affecting Earnings described on page 24 of the Form 10-K. We provide this adjusted measure because we believe it may be useful to investors in evaluating and comparing Oxy's performance between periods, not as a substitute for net income.
2 – Includes production volumes per day of 5 mbbl, 6 mbbl and 6 mbbl for the years ended December 31, 2010, 2009 and 2008, respectively, related to the noncontrolling interest in a Colombian subsidiary.
3 – For all periods presented, excludes volumes from the Argentine operations sold in February 2011 and classified as discontinued operations.
The following table compares Occidental’s cumulative total stockholder return (TSR) on its common stock with the cumulative TSR of the Standard & Poor’s 500 Stock Index (S&P 500 Index) and with that of Occidental’s peer group over the five and ten-year periods ended on December 31, 2012. The table shows the cumulative TSR over the specified periods, assuming that at the beginning of each period shown the same amount was invested in Occidental common stock, in the stock of the companies in the S&P 500 Index and in the peer group, weighted by the relative market values of each of the companies included therein, and that all dividends were reinvested.
Occidental’s peer group consists of Anadarko Petroleum Corporation, Apache Corporation, Canadian Natural Resources Limited, Chevron Corporation, ConocoPhillips, Devon Energy Corporation, EOG Resources, Inc., ExxonMobil Corporation, Hess Corporation, Royal Dutch Shell plc, Total S.A. and Occidental.

Total Stockholder Return
Periods Ending December 31, 2012
	Occidental	Peer Group	S&P 500
5 Years	9.9%	3.5%	8.6%
10 Years	556.5%	261.1%	98.5%
The information provided in this performance table and in the graphs above shall not be deemed "soliciting material" or "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 (Exchange Act), other than as provided in Item 201 to Regulation S-K under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent Occidental specifically requests that it be treated as soliciting material or specifically incorporates it by reference.

9     2013 Notice of Annual Meeting and Proxy Statement

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation

Strong Stockholder Approval for Executive Compensation. Over 93% of voting stockholders voted FOR Occidental’s advisory vote on executive compensation at the 2012 Annual Meeting. After the 2012 Annual Meeting, the Compensation Committee, taking into account the supportive vote, reviewed the following:

•	The 2011 executive compensation program,

•	Input from stockholders and stockholder advisory groups on compensation and governance matters,

•	The company’s performance,

•	Compensation practices of peer companies, and

•	Compensation surveys and other materials regarding general and executive compensation.

Extension of Approved 2011 Program for 2012. After considering the strong stockholder support for the company’s executive compensation program and the other factors listed above, the Compensation Committee decided to use the same framework for 2012 long-term incentive awards as in 2011. The program fulfills the following objectives:

•	To allocate the majority of compensation granted in 2012 (approximately 70%) to long-term performance-based awards (based on target values and grant date fair values),

•
To align executive and stockholder interests over the long term by using total stockholder return over a three-year period as the performance metric for approximately 80% of the long-term awards based on maximum payout and grant date stock price, with further alignment achieved by having the 2012 TSR Award be paid 100% in stock instead of 50% in stock as in 2011 grants, and

•	To grant awards consistent with peer company award types, performance metrics and value as reported by peers in 2012.

Key Features of 2012 Long-Term Incentive Awards.

•	Chief Executive Officer awards were set by using same values at maximum performance levels (based on grant date stock price) as in 2011.

•	Awards are payable solely in stock.

•	Awards are performance-based.

•	Performance periods are three to seven years.

•	If a change of control occurs, awards vest on a limited basis.

•	Awards have a holding period requirement that for three years after payout, the executive must hold the equivalent of 50% of the net after-tax shares received.

•	Awards were allocated approximately 80% to a TSR award and 20% to a restricted stock award, based on maximum payout and grant date stock price.

Terms of Incentive Awards. Executive compensation granted in 2012 was heavily weighted toward the annual and long-term incentive awards briefly summarized below. The details of the full executive compensation program, which also includes salary and other annual compensation, are contained in this Compensation Discussion and Analysis section and the Executive Compensation Tables beginning on page 30.

The Annual Incentive is an annual bonus award composed of a performance-based portion (60%) and a discretionary portion (40%) and is paid in cash. The performance-based portion rewards current operating performance based on achievement of earnings per share targets. The discretionary portion rewards performance in key areas within the executive’s division or functional responsibility. These areas include governance and ethical conduct, functional and operating accomplishments, health, environment and safety, diversity and organizational development.

The Restricted Stock Award is a long-term performance-based award paid at 100% only if a specified target is achieved. It is designed to encourage executives to focus on cumulative net income over a three to seven year timeframe and is paid in shares. The payout is 0% if the target is not achieved. For three years after vesting is certified, the executive must retain a number of shares equal to 50% of the net after-tax shares received.

The Total Shareholder Return Award is also a long-term performance-based award that uses an objective and comparative external measure of management’s effectiveness in translating results into stockholder value. Each executive has the right to receive up to a certain number of shares, payable according to the company’s performance. The performance basis is, over a three-year period, Occidental’s total stockholder return (TSR) ranking within its peer group of 12 companies and additionally, for payouts above 50%, Occidental’s TSR must exceed the TSR of the S&P 500 Index. No payout is received if the company ranks in the bottom 3 within the peer group of 12. Average performance, with a ranking in the middle of the peer group (6 out of 12) results in a below-midpoint payout of 40%. For three years after vesting is certified, the executive must retain a number of shares equal to 50% of the net after-tax shares received.

Occidental Petroleum Corporation 10

Compensation Discussion
and Analysis

Chief Executive Officer Compensation. The principal components of the 2012 compensation package approved for Stephen I. Chazen, the President and Chief Executive Officer, included annual salary of $1,400,000, an annual incentive target of $2,800,000, and the long-term incentive awards: a three- to seven-year Restricted Stock Award with a grant date fair value of $5,000,000 and a three-year Total Shareholder Return Award with a grant date fair value of $6,000,000.

Named Executive Officer 2012 Compensation Program Allocation. The compensation of the other named executive officers is composed of the same elements as the Chief Executive Officer’s compensation. The allocation of the compensation for all named executive officers is shown below, not including sign-on awards and payouts of prior awards. The allocation of “potential realizable pay” below shows compensation based on maximum payouts under all incentive awards and the company’s stock price on the grant date.

2012 COMPENSATION PROGRAM ALLOCATION FOR ALL NAMED EXECUTIVE OFFICERS
POTENTIAL REALIZABLE PAY

11     2013 Notice of Annual Meeting and Proxy Statement

IMPORTANT NOTE
AS REQUIRED BY THE SECURITIES AND EXCHANGE COMMISSION RULES, THE SUMMARY COMPENSATION TABLE (SEE PAGE 30) SHOWS TOTAL COMPENSATION VALUES FOR 2012, WHICH INCLUDE AMOUNTS NOT ONLY FOR THE EXECUTIVE COMPENSATION PACKAGES APPROVED IN 2012 BY THE COMPENSATION COMMITTEE, BUT ALSO FOR 2012 PAYOUTS OF AWARDS GRANTED IN 2007 AND 2009 UNDER A PRIOR COMPENSATION PROGRAM. THESE PAYOUTS MAKE UP APPROXIMATELY THE FOLLOWING PERCENTAGES OF THE TOTAL AMOUNTS SHOWN FOR EACH EXECUTIVE: MR. CHAZEN (48%), DR. IRANI (67%), MR. DE BRIER (37%), MS. WALKER (0%), AND MESSRS. ALBRECHT (30%), CHIANG (0%), LOWE (31%) AND LIENERT (28%). FOR AN EXPLANATION OF THE 2012 INDIVIDUAL EXECUTIVE COMPENSATION PACKAGES APPROVED BY THE COMPENSATION COMMITTEE, SEE PAGES 18 TO 25.

Compensation Program
The Compensation Committee’s executive compensation philosophy is that both long-term performance of the company and the consistent achievement of short-term financial goals are the key measures of executive performance. This approach links executive compensation to company performance and maximizes value creation for stockholders.

The Compensation Committee developed a compensation program designed not only to be consistent with industry practice, but also to attract and retain outstanding executives, and to provide incentives to reward them for achieving superior performance in the pursuit of Occidental’s long-term strategic objectives.

Peer Companies. In 2012, the Compensation Committee reviewed the peer company group used in 2011 to ensure continued comparability to Occidental. The considerations taken into account were:

•	Alternative investment choices in the energy sector, including level of investment analyst coverage,

•	Competitors for projects and acquisitions worldwide,

•	Competitors for employees worldwide,

•	Percentages of total proved reserves and total production attributable to oil and to natural gas,

•	Oil and gas production and reserves,

•	Total revenue and the percentage derived from upstream (exploration and production) activities, and

•	Market capitalization

Within the oil and gas industry, Occidental has a unique combination of revenue, market capitalization and proportion of production and reserves attributable to oil. Investors take this into account when making investment choices in the energy industry. Occidental’s level of investment analyst coverage is comparable to many of the peer companies. Occidental competes for talent, projects and acquisitions worldwide against companies with both significantly larger and smaller levels of revenue and market capitalization and very different oil production profiles. This was taken into consideration in formulating an appropriate peer company group for executive compensation purposes.

The peer group does not include companies in energy-related businesses such as (i) refining, (ii) midstream (transportation, storage and logistics) and marketing, or (iii) the sale and distribution of products because these companies have different investor bases, do not compete with Occidental for the same projects, and typically do not compete with Occidental for the same talent. Additionally, publicly traded limited partnerships are not included in the group because they have significantly different investor bases, corporate structures and compensation structures.

The Compensation Committee's review of the 2011 peer group and the factors discussed above resulted in maintaining the peer group that was designated in 2011. In addition to Occidental, the peer companies (collectively, the peer group) are:

Anadarko Petroleum Corporation
Apache Corporation
Canadian Natural Resources Limited
Chevron Corporation
ConocoPhillips
Devon Energy Corporation
ExxonMobil Corporation
EOG Resources, Inc.
Hess Corporation
Royal Dutch Shell plc
Total S.A.

The Compensation Committee designated this group of companies as the peer group for purposes of comparing Occidental's cumulative TSR for performance purposes for the TSR award.

The Compensation Committee also reviewed information regarding oil and gas industry and the peer group companies’ executive compensation practices, programs and data that was publicly disclosed or available. Additionally, the Compensation Committee reviewed and considered broad-based compensation surveys and related materials. The purpose of reviewing this information was to evaluate and understand how Occidental’s executive compensation program compares within the oil and gas industry, particularly with respect to types of awards, performance metrics for awards and reported levels of compensation. The information was not used to establish compensation or performance benchmarks or targets.

Occidental Petroleum Corporation     12

Compensation Discussion
and Analysis

Elements of Program. The compensation program for named executive officers is primarily based on an at-risk, long-term approach that makes the largest proportion of the payouts dependent upon the achievement of specific performance measures over a minimum three-year period. The following table summarizes key features of the long-term and short-term incentive components of the 2012 executive compensation program.

Summary of Incentive Compensation(1)
Compensation Component		Total Shareholder Return Award(3)	Restricted Stock Award	Executive Incentive Compensation Plan (Annual Incentive)
				Non-Equity Incentive (Performance-based Portion) 60% of target	Bonus (Discretionary Portion) 40% of target
Performance Period		3 Years	3-7 Years(4)	1 Year	1 Year
Form of Payout		Stock	Stock	Cash	Cash
Performance Basis		TSR ranking within peer group and, for payout above 50%, must exceed TSR of S&P 500 Index	Cumulative Net Income	Core, Basic Earnings Per Share (EPS) (5)	Key performance areas: • Governance and ethical conduct • Functional and operating accomplishments • Health, environment and safety • Diversity • Organizational development
Payout Range	Minimum Payout(2)	0%	0%	0%	0%
	Performance Resulting in Minimum Payout	Bottom three out of twelve TSR ranking	Cumulative Net Income < $10 billion(4)	EPS ≤ $6.75(5,6)	Subjective performance assessment
	Maximum Payout(2)	100% of performance share units granted	100% of shares granted	200% of target value(5,6)	200% of target value
	Performance Required for Maximum Payout	Ranking first in TSR and outperform S&P 500 Index	Cumulative Net Income ≥ $10 billion	EPS ≥ $8.75	Subjective performance assessment
Holding Period		A number of shares equal to 50% of net after-tax shares received are required to be retained for 3 years after vesting.	A number of shares equal to 50% of net after-tax shares are required to be retained for 3 years after vesting.
(1)
Does not include compensation associated with the recruitment of Ms. Walker and Mr. Chiang and with certain retention and severance arrangements, which are described in the individual compensation tables on pages 21 and 24 and in “Potential Payments Upon Termination or Change of Control” starting on page 38, respectively.

(2)	Percent of grant for TSR award and restricted stock award and of target payout for Annual Incentive.
(3)	Payout percent for TSR award is determined by ranking within peer group as set forth in the chart on page 14.
(4)
The shares become non-forfeitable on the later of July 10, 2015, through which date the executive must remain employed by the company, and the date the Compensation Committee certifies the achievement of the Cumulative Net Income threshold. If the threshold is not met by June 30, 2019, the shares are forfeited entirely.

(5)
For purposes of the Performance-Based Portion of the Annual Bonus, Core, Basic Earnings Per Share (EPS) is computed by excluding the “Significant Items Affecting Earnings” from Occidental’s Net Income Attributable to Common Stock and dividing this amount by the weighted-average basic shares outstanding. For a discussion of “Significant Items Affecting Earnings,” see ”Management Discussion and Analysis of Financial Condition and Results of Operations” on page 24 of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2012 (Form 10-K) and, for Basic Earnings Per Common Share see page 42 of the Form 10-K.

(6)
Target payout is achieved at EPS of $7.75 per share. Payout percent for EPS of $6.75-$8.75 is based on a linear interpolation of values between 0% and 200%. The EPS for 2012 as certified by the Compensation Committee in 2013, was $7.09, which was below target and resulted in a payout of 34% for all participants, including the named executive officers.

13     2013 Notice of Annual Meeting and Proxy Statement

Long-Term Compensation. This portion of compensation consists of performance-based awards that provide incentives for achieving results consistent with the goal of sustained growth in stockholder value. The Compensation Committee believes that long-term compensation should represent the largest portion of an executive’s total compensation package and that the levels of payouts should reflect the company’s performance levels. During the process of determining the composition of each named executive officer’s compensation package, the Compensation Committee evaluated many factors, including the following:

•	Alignment of executive and stockholder interests in achieving long-term growth in stockholder value,

•	Ensuring that maximum payouts are made only for exceptional performance,

•	Consistency with the compensation programs of peer companies[1], and

•	Allocation of total compensation between long-term and short-term components.

This portion of the executive compensation program includes two types of awards: performance incentives based on TSR and restricted stock grants, both of which are widely used by Occidental’s peer group companies. For both incentive awards, a number of shares equal to 50% of the shares paid out on a net after-tax basis to individuals who were named executive officers as of the end of the preceding year must be held by the executive for three years after payout.

Total Shareholder Return Award. The Compensation Committee believes that the comparison of Occidental’s TSR over a specified period of time to peer companies’ returns over that same period is an objective external measure of the company’s effectiveness in translating its results into stockholder returns. TSR is the change in price of a share of common stock plus reinvested dividends over a specified period of time and is an indicator of management’s achievement of long-term growth in stockholder value. TSR awards use both comparative peer company (see page 12 for a discussion of the peer group) and S&P 500 Index TSRs to determine payout amounts and are not based on internal performance metrics. The TSR awards are designed to:

•	Align executive rewards with stockholder returns over a three-year period, which encourages executive focus on achieving higher long-term stockholder returns.

•
Reward higher returns in Occidental’s stock relative to the peer group stockholder returns, based on a ranking of the TSR performance of each company in the peer group. This approach neutralizes major market variables that impact the entire oil and gas industry, thereby rewarding the executives for superior performance compared to peer group companies.

•	Satisfy the tax deductibility requirements of Section 162(m) of the Internal Revenue Code.

The TSR awards are denominated in performance share units, each of which is equivalent to one share of Occidental common stock. Each grantee has the right to receive up to a certain number of performance share units, payable according to the company’s TSR performance compared to the TSRs of the peer companies and the S&P 500 Index. The percentage of such number of performance share units that will be payable at the end of the three-year performance period, which runs from July 1, 2012 through June 30, 2015, will depend on Occidental’s TSR performance on the following basis:

TSR Ranking	Payout as % of Maximum Performance Share Units
	Company TSR Exceeds S&P 500 Index TSR	Company TSR Does Not Exceed S&P 500 Index TSR
1st	100%	50%
2nd	85%	50%
3rd	70%	50%
4th	60%	50%
5th	50%	50%
6th	40%	40%
7th	30%	30%
8th	20%	20%
9th	10%	10%
10th	0%	0%
11th	0%	0%
12th	0%	0%

The award will be payable 100% in shares of the company’s common stock, instead of being paid 50% in stock and 50% in cash as in the 2010 and 2011 TSR awards. This change increases the portion of compensation that is paid in stock, increasing executive stock ownership and further aligning executive and stockholder interests. Cumulative dividend equivalents will be paid at the end of the three-year performance period and will be paid only on performance share units earned. Additional terms are summarized in the Summary of Award Terms chart on page 33.

1	Based on publicly available 2011 information for peer companies.

Occidental Petroleum Corporation     14

Compensation Discussion
and Analysis

Restricted Stock Award. Consistent with the executive compensation programs of a majority of the peer group companies, the Compensation Committee selected Restricted Stock Incentive Awards (RSI) as a component of executive long-term incentive compensation. The RSI is a grant of shares of the company’s common stock. The shares become non-forfeitable on the later of July 10, 2015, through which date the executive must remain employed by the company, and the date the Compensation Committee certifies the achievement of the performance goal. The performance goal is to attain a minimum cumulative reported net income amount during the period beginning July 1, 2012, and ending no later than June 30, 2019. If the performance goal is not met by June 30, 2019, the shares will be forfeited in their entirety. Dividends will be paid on the shares from the grant date. The RSIs are intended to satisfy the tax deductibility requirements of Section 162(m) of the Internal Revenue Code.

Salary and Other Annual Compensation. The Compensation Committee believes that overall executive compensation should also include elements that reward executives for consistent performance of basic job requirements and achievement of certain short-term goals which, over time, contribute to long-term growth of stockholder value. Consistent with the Compensation Committee’s goal of emphasizing long-term compensation, salary and other annual compensation represent a small portion of the 2012 compensation packages of the named executive officers. Short-term compensation includes base salary and other compensation, plus an Executive Incentive Compensation Plan (Annual Incentive) award. Certain other compensation and benefits that apply to senior executives are described under “Other Compensation and Benefits” beginning on page 27.

Executive Incentive Compensation Plan Award (Annual Incentive). The Annual Incentive is composed of a Non-Equity Incentive portion (60% of target value) and a Bonus portion (40% of target value). The Compensation Committee sets target amounts for each senior executive, including the named executive officers, based on a review of commercially available compensation surveys and other publicly available information. In setting targets for each executive, the Compensation Committee considers each executive’s ability to influence Occidental’s performance during the one-year performance period.

Non-Equity Incentive Award (Performance-Based Portion).
The Non-Equity Incentive (NEI) portion (60% of target value) is a performance-based cash award that is based on Occidental’s performance during the year as measured against EPS2 targets established in the first quarter of the year. EPS was chosen as the financial target for all corporate executives, including the named executive officers, because it directly impacts stockholder value, is a readily determinable measure of annual performance and rewards the executives for current operating performance. In early 2012, the Compensation Committee set the 2012 EPS targets (see table on page 13) based on consideration of management’s financial models, as well as a review of analysts’ estimates of Occidental’s earnings per share for 2012 and then-current estimates of global oil prices for 2012. The EPS for 2012 as certified by the Compensation Committee was $7.092, which resulted in a payout percentage of 34% for all executives participating in this bonus program, including the named executive officers.

Bonus Award (Discretionary Portion). The Bonus portion (40% of target value) is a discretionary cash award designed to link incentive compensation directly to the performance of the division or function within each executive’s area of responsibility. This approach also promotes the Company’s focus on achieving results aligned with stockholder interests. Payout is determined by the Compensation Committee’s subjective assessment of an executive’s handling of certain key performance areas, as well as the executive’s response to unanticipated challenges during the year.

Key performance areas assessed by the Compensation Committee include:

•	organizational development

•	succession planning

•	governance and ethical conduct

•	functional and operating accomplishments

•	health, environment and safety responsibilities

•	encouragement of diversity

Individual Compensation Considerations
Overall, the Compensation Committee concluded that the design of the executive compensation program, with the largest portion of payouts highly linked to long-term TSR, results in a strong link between pay and the company’s performance. Periods of strong TSR performance compared to peers and the S&P 500 Index result in higher pay while lower comparative TSR performance will result in lower pay. (See 2012 Performance Highlights on page 9) The Compensation Committee believes the management team should be provided with incentives that will reward high performance in future years and continues to review the structure of the executive compensation program and consider various types of awards suitable for the executives and designed to achieve the goals of the program.

Considerations for each of the named executive officers with respect to 2012 compensation are discussed below.

2
For purposes of the Performance-Based Portion of the Annual Bonus, Core, Basic Earnings Per Share (EPS) is computed by excluding the “Significant Items Affecting Earnings” from Occidental’s Net Income Attributable to Common Stock and dividing this amount by the weighted-average basic shares outstanding. For a discussion of “Significant Items Affecting Earnings,” see ”Management Discussion and Analysis of Financial Condition and Results of Operations” on page 24 of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2012 (Form 10-K) and, for Basic Earnings Per Common Share see page 42 of the Form 10-K.

15     2013 Notice of Annual Meeting and Proxy Statement

Mr. Chazen – Mr. Chazen is the President and Chief Executive Officer of Occidental. He is responsible for all operations, financial management of the Company and for implementing the Company’s strategy.

In setting the total compensation values for Mr. Chazen, the Compensation Committee considered:

Enhanced Value Creation and Consistent Performance. As shown under the 2012 Performance Highlights on page 9, Occidental’s performance, as demonstrated by key financial measures, has been consistent with recent years’ achievements. Led by Mr. Chazen and relying on a disciplined business approach and return-focused capital allocation decisions, the Company:

•	Increased worldwide production volume by 5% to an average of 766,000 BOE per day for 2012.

•	Increased domestic production 9% to an average 465,000 BOE per day in 2012 including an 11% increase in domestic oil production to an average 255,000 BOE per day.

•	Reached record total daily production of 779,000 BOE per day in the fourth quarter.

•	Ended the year with core earnings per share of $7.09.

•	Delivered Return on Equity of 11.8%.

•	Increased the annual dividend by 17%, the eleventh consecutive annual increase over the last 10 years, resulting in a compounded annual increase rate of 15.8%.

•	Maintained a “Single A” credit rating by all ratings agencies.

•	Ended the year with a debt to capitalization ratio of 16%.

Enhanced Prospects for Future Growth. Occidental optimized the allocation of capital by focusing on projects with the potential for strong financial returns and continued to accumulate an inventory of oil and gas development projects that are expected to fuel future growth. Results of those efforts included:

•	Replaced 143%, or about 400 million barrels, of its 2012 oil and gas production of 280 million barrels.

•	Excluding acquisitions and revisions, replaced 175% of its 2012 production.

•	Including acquisitions, but excluding revisions, replaced 209% of its 2012 production.

•	Purchased over $2.3 billion of domestic oil and gas assets, with the vast majority of the production acquired being oil.

•	Commenced BridgeTex pipeline project, which is designed to deliver crude oil from West Texas to Houston area refineries.

•	Completed the Elk Hills cryogenic gas processing plant, enabling higher liquids production.

Identification and Development of Future Leadership. Mr. Chazen implemented a strategic succession planning process which was reviewed and approved by the Board of Directors. Through a series of promotions, developmental rotations and external recruiting, the current and future leadership team is positioned to successfully meet the challenges of a dynamic industry. Specific accomplishments include:

•	Undertook in-depth talent reviews within the Company to ensure that the next generation of leaders has been identified and is being appropriately developed for increasingly responsible positions.

•	Recruited and positioned several executives into key roles within the organization.

•	Significantly increased internal development programs and targeted recruiting to assure availability of sufficient talent to meet managerial and technical resource needs.

Organizational Effectiveness. Under the leadership of Mr. Chazen, Occidental’s performance in the areas of Health, Environment, and Safety: Corporate Governance: and Social Responsibility continued to receive high praise in 2012 as evidenced by:

•
Occidental’s 2012 employee injury and illness incidence rate (IIR) was 0.33 and contractor IIR was 0.55, its best levels ever. For 17 consecutive years, Occidental’s worldwide employee IIR has been less than 1.0 recordable injury per 100 employees.

•	Occidental’s successful execution of safety and security priority action plans to ensure continuous improvement.

•	Fortune magazine’s World’s Most Admired Companies: No. 1, Mining, Crude Oil Production.

•	Barron’s List of the World’s Most Respected Companies for 2012.

•	Corporate Responsibility Magazine: 100 Best Corporate Citizens list for 2012.

•	WorkplaceDynamics’ 2012 list of America’s Top Workplaces: Top 100 organizations nationwide.

Occidental Petroleum Corporation     16

Compensation Discussion
and Analysis

Dr. Irani – Dr. Irani is the Executive Chairman of Occidental.  He presides at all meetings of the Board and stockholders.  He consults with the Board, the Chief Executive Officer and various senior officers of the Company with regard to a wide variety of strategic matters.  In addition, he is in charge of international business development for Occidental.  Among other responsibilities connected to that role, he is the primary liaison between the Company and the heads of state and other key officials in the various countries where the Company does business.  In that assignment, he regularly visits the countries where Occidental operates to lead meetings with the senior-most officials of those nations. He also has responsibility for certain corporate departments of the business.

In setting the total compensation values for Dr. Irani, the Compensation Committee considered:

Continued Strong Success of Occidental’s International Business. This success has been highlighted by the Company’s ability to secure and maintain contracts to operate major projects, primarily in the Middle East, in competition with larger international players. Specific accomplishments include:

•
The advancement of the Al Hosn Gas project in Abu Dhabi which is over 65% complete and is expected to be complete in 2014 as planned, with initial production in 2015 at which time it is anticipated to produce approximately $600 million in annual free cash flow, at current oil prices and conservative sulfur prices.

•	A 20% increase in the peak volume flow rate through the Dolphin gas pipeline to the United Arab Emirates.

•
The conducting of an on-going series of highly successful bilateral meetings with heads of state, oil ministers and national oil companies and councils to develop strategies for future development in the Middle East region leading to the identification of a number of significant new projects in the Middle East.

•	Significant improvement in the interactions and relationships between Occidental technical and administrative staff and national oil company personnel throughout the Middle East region.

Successful Chairing of the Occidental Board of Directors. Four members of the Occidental Board have retired in the past two years. Two new members have been added and a variety of changes made to both Committee composition and leadership. This process has been managed very effectively, yielding a smooth transition.

Effective Oversight of Key Corporate Divisions. In addition to his aforementioned assignments, Dr. Irani has responsibility for certain departments in Occidental’s management structure.  Noteworthy accomplishments in those departments during 2012 include:

•
The receipt of a significant arbitration award against the government of Ecuador, growing out of that country’s seizure of Occidental operations in 2006.  The panel designated through the International Centre for Settlement of Investment Disputes, an agency of the World Bank, concluded that Ecuador was in violation of international and Ecuadorian law and ruled in Occidental’s favor.  The judgment awarded $1.77 billion in damages to Occidental plus interest. Ecuador has filed an application to annul the damage award.

•	The selection of a new Vice President and General Counsel.

Successful Implementation of the Company’s Policies Designed to Promote the Highest Standards of Performance with Regard to Health, Safety, the Environment, Governance and Ethics. As Executive Chairman, Dr. Irani helps lead the company’s effort to execute its operations consistent with the highest standards in terms of health, safety, the environment, governance and ethics. In 2012, Occidental’s best levels ever for employee injury and illness incidence rate (IIR) of 0.33 and contractor IIR of 0.55 were supported by the successful transition of the Occidental Board’s Environmental, Health and Safety Committee leadership and Committee composition.

17     2013 Notice of Annual Meeting and Proxy Statement

Mr. Chazen – Mr. Chazen became the President and Chief Executive Officer in May 2011. Previously, he had been the President and Chief Operating Officer of Occidental since August 2010, the President and Chief Financial Officer since 2007 and the Chief Financial Officer since 1999. As Chief Executive Officer, Mr. Chazen is responsible for all operations, financial management of the company and for creating and implementing the company’s strategy.

The components of Mr. Chazen’s compensation approved by the Compensation Committee in 2012 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$1,400,000			Mr. Chazen’s base salary remained unchanged from the 2011 level. This base salary is below the median for peer company Chief Executive Officers(2). Peer companies are listed on page 12.
Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$1,680,000	$3,360,000
An annual incentive award target was set at the same level as 2011, $2,800,000, with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. The Annual Incentive target represents approximately 17% of his grant date fair value total compensation as shown in the middle column of this table and, when combined with base salary, is within the peer group range for salary and bonus(2). Actual payouts for both components are shown in the Summary Compensation Table on page 30(3).

Bonus (Discretionary Portion)	$0		$1,120,000	$2,240,000
Long-Term Incentive
Total Shareholder Return Award(4)	$0		$6,000,000	$20,000,000	(5)
The Compensation Committee determined that Mr. Chazen’s long-term incentive value should be based on the values used for the Chief Executive Officer in 2010 and 2011 and, so, determined that a maximum total long-term incentive opportunity of a number of share units with a value of $25 million(5) on the grant date met the company’s objectives. This level is consistent with the peer group companies(2).

Restricted Stock Award(6)	$0		$5,000,000	$5,000,000	(5)
Retirement Plans			$810,495			Mr. Chazen participates in the company’s benefit plans on the same basis as all U.S. salaried employees (see page 27).
Other Compensation			$27,482			Personal benefits for tax preparation and financial planning, aircraft usage and excess liability insurance.
Total Compensation	$2,237,977	(7)	$16,037,977	$32,837,977	(7)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 32. Annual Incentive values are shown at target values. All other values are shown at December 31, 2012 values.

(2)
References to peer group values are for the peer companies listed on page 12 and are based on 2011 published information available at the time compensation decisions were made, including the reported minimum, midpoint and maximum values for long-term incentive awards.

(3)
Payouts of the Discretionary Portion are based on the Compensation Committee’s subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(4)			TSR award details are described on page 14.
(5)
Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned, based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.

(6)			RSI award details are described on page 15.
(7)			Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

Occidental Petroleum Corporation     18

Compensation Discussion
and Analysis

Dr. Irani – Dr. Irani became the Executive Chairman in May 2011. Previously, Dr. Irani had been the Chairman and Chief Executive Officer of Occidental since 1990. Dr. Irani consults with the Board as it sets strategic direction for the company, presides at all meetings of the Board and stockholders and remains responsible for international business development and certain corporate departments.

The components of Dr. Irani’s compensation approved by the Compensation Committee in 2012 are set forth below:

Compensation Element		Range of Value on Grant Date					Rationale
		Minimum		Grant Date Fair Value(1)	Maximum
Base Salary				$1,300,000			Dr. Irani's base salary remained unchanged from the 2011 level.
Annual Incentive
	Non-Equity Incentive (Performance-Based Portion)	$0		$1,500,000	$3,000,000
An annual incentive award target was set at the same level as in 2011, $2,500,000, with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. The annual incentive target represents approximately 16%, and when combined with base salary represents approximately 24%, of his grant date fair value total compensation as shown in the middle column of this table. Actual payouts for both components are shown in the Summary Compensation Table on page 30(2).

	Bonus (Discretionary Portion)	$0		$1,000,000	$2,000,000
Long-Term Incentive
	Total Shareholder Return Award(3)	$0		$5,400,000	$18,000,000	(4)
The Compensation Committee set Dr. Irani's long-term incentive award value at a level that is consistent with his role as Executive Chairman and his long experience as the company’s Chief Executive Officer. After reviewing published data and Dr. Irani’s expected contributions to company performance, the Compensation Committee decided to award the same level as in 2011, with a maximum total long-term incentive opportunity of a number of share units with a value of $23 million(4) on the grant date, split between TSR awards (78%) and RSI awards (22%).

	Restricted Stock Award(5)	$0		$5,000,000	$5,000,000	(4)
Retirement Plans				$738,495			Dr. Irani participates in the company’s benefit plans on the same basis as all U.S. salaried employees (see page 27).
Other Compensation							Under the terms of his employment agreement, Dr. Irani received:
	Life Insurance			$98,550			Life insurance premiums for coverage at a level of three times his highest career annual salary.
	Personal Benefits			$984,392			Personal benefits for security services and tax preparation and financial planning.
Total Compensation		$3,121,437	(6)	$16,021,437	$31,121,437	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 32. Annual Incentive values are shown at target values. All other values are shown at December 31, 2012 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(3)	TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned, based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.

(5)	RSI award details are described on page 15.
(6)	Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

19     2013 Notice of Annual Meeting and Proxy Statement

Mr. de Brier – Mr. de Brier is Corporate Executive Vice President and Corporate Secretary. As such, he is responsible for Occidental’s worldwide legal activities; corporate secretary functions; corporate compliance; health, environment and safety; communications and public affairs; social responsibility; and security.

The components of Mr. de Brier’s compensation approved by the Compensation Committee in 2012 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$550,000			Mr. de Brier’s base salary remained unchanged from the 2011 level.
Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$240,000	$480,000
An annual incentive award target was set at the same level as in 2011, $400,000, with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. Actual payouts for both components are shown in the Summary Compensation Table on page 30 (2).

Bonus (Discretionary Portion)	$0		$160,000	$320,000
Long-Term Incentive
Total Shareholder Return Award(3)	$0		$1,920,000	$6,400,000	(4)
The Compensation Committee determined Mr. de Brier’s long-term incentive value based on a number of factors, including his individual ability to affect company performance, internal equity compared to other senior executives and a review of industry practices based on commercially available compensation surveys and other publicly available information. The Compensation Committee decided to award the same level as in 2011.

Restricted Stock Award(5)	$0		$1,600,000	$1,600,000	(4)
Retirement Plans			$170,295			Mr. de Brier participates in the company’s benefit plans on the same basis as all U.S. salaried employees (see page 27).
Other Compensation						Under the terms of his employment agreement, Mr. de Brier received:
Personal Benefits			$49,104			Personal benefits for security services, tax preparation and financial counseling, club dues and excess liability insurance.
Total Compensation	$769,399	(6)	$4,689,399	$9,569,399	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 32. Annual Incentive values are shown at target values. All other values are shown at December 31, 2012 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s consideration of Dr. Irani’s recommendation, which is based on a subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(3)			TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned, based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.

(5)			RSI award details are described on page 15.
(6)			Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

Occidental Petroleum Corporation     20

Compensation Discussion
and Analysis

Ms. Walker – Ms. Walker joined Occidental as Executive Vice President and Chief Financial Officer in August 2012. Prior to that she was at Goldman, Sachs & Co. where she was most recently a Managing Director from 2010 to 2012, and a member of the Global Natural Resources Group and the Merger Leadership Group. Before becoming a Managing Director, she was a Vice President from 2005-2010. As Executive Vice President and Chief Financial Officer, she is responsible for the tax, treasury, controller, planning and investor relations functions.

The components of Ms. Walker’s compensation in 2012 are set forth below, showing an annualized base salary and actual amounts for retirement and other compensation.

Compensation Element	Range of Value on Grant Date						Rationale
	Minimum			Grant Date Fair Value(1)	Maximum
Base Salary				$600,000			Ms. Walker’s base salary was determined by a review of internal equity and information from commercially available compensation surveys and other publicly available information.
Annual Incentive
Non-Equity Incentive (Performance-Based Portion)		$0		$360,000	$720,000
An annual incentive award target of $600,000 was established with a performance range of 0 to 200%, subject to a guaranty to be paid at least $600,000 for 2012. The allocation between the Non-Equity Incentive and discretionary bonus portions as described on page 15 are shown without taking into account the final allocation of the guaranteed amount. Actual payouts for both components are shown in the Summary Compensation Table on page 30(2).

Bonus (Discretionary Portion)	$	__ (2)		$240,000	$480,000
Long-Term Incentive
Total Shareholder Return Award(3)		$0		$960,000	$3,200,000	(4)
The value of Ms. Walker’s long–term incentive awards was based on a number of factors, including internal pay equity compared to other senior executives, a review of industry practices based on commercially available compensation surveys and other publicly available information, and her status as a new hire.

Restricted Stock Award(5)		$0		$800,000	$800,000	(4)
Retirement Plans				$23,677			Ms. Walker participates in the Company’s benefit plans on the same basis as all U.S. salaried employees (See page 27).
Other Compensation
Personal Benefits				$2,863			Ms. Walker received tax gross-ups related to spousal travel.
Total Compensation		$1,226,540	(6)	$2,986,540	$5,826,540	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 32. Annual Incentive values are shown at target values, and are subject to a minimum guaranteed amount. All other values are shown at December 31, 2012 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s consideration of the recommendation of Mr. Chazen and Dr. Irani, which is based on a subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15. Additionally, Ms. Walker’s offer letter guaranteed an Annual Incentive of at least $600,000 for 2012.

(3)				TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date, and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned based on the level of achievement of performance measures and the stock price on the date of certification of the performance level achieved.

(5)				RSI award details are described on page 15.
(6)
Includes Base Salary, Annual Incentive (including the guaranteed portion), Retirement Plans and Other Compensation values shown in Grant Date Fair Value column. Does not include recruitment compensation shown below.

Recruitment Compensation
Recruitment Bonus
In connection with her recruitment by Occidental, Ms. Walker received cash and stock recruitment bonuses. All the cash and 9,000 shares of stock worth $794,340 vested immediately. One third of the remaining stock will vest on each of the first, second and third anniversaries of the grant date, subject to her continued employment, and she will be required to hold shares equal to 50% of the net after-tax shares received for three years after each vesting date.

Cash	$529,560
Stock	$2,118,240

21     2013 Notice of Annual Meeting and Proxy Statement

Mr. Albrecht – Mr. Albrecht is Vice President of Occidental and President, Americas, Oxy Oil and Gas and was Vice President of Occidental and President, Oxy Oil and Gas, USA, from 2008 through 2011. Mr. Albrecht is responsible for all North America (excluding California) and Latin America oil and gas operations.

The components of Mr. Albrecht’s compensation approved by the Compensation Committee in 2012 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$550,000
Base salaries are reviewed annually based on several factors, including individual performance, internal equity, and information from commercially available compensation surveys and other publicly available information. Based on this review, Mr. Albrecht’s base salary was increased to $550,000, effective January 1, 2012.

Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$390,000	$780,000
An annual incentive award target of $650,000 was established with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. This target level is an increase over the 2011 level due to a review of internal equity and compensation surveys. Actual payouts for both components are shown in the Summary Compensation Table on page 30(2).

Bonus (Discretionary Portion)	$0		$260,000	$520,000
Long-Term Incentive
Total Shareholder Return Award(3)	$0		$1,920,000	$6,400,000	(4)
The Compensation Committee determined Mr. Albrecht’s long-term incentive value based on a number of factors including his individual performance, internal equity compared to other senior executives and a review of industry practices based on commercially available compensation surveys and other publicly available information. The Compensation Committee decided to award the same level as in 2011.

Restricted Stock Award(5)	$0		$1,600,000	$1,600,000	(4)
Retirement Plans			$201,495			Mr. Albrecht participates in the company’s benefit plans on the same basis all U.S. salaried employees (see page 27).
Other Compensation
Personal Benefits			$14,114			Mr. Albrecht received personal benefits for tax preparation and financial counseling and excess liability insurance, as well as tax gross-ups related to spousal travel.
Total Compensation	$765,609	(6)	$4,935,609	$10,065,609	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 32. Annual Incentive values are shown at target values. All other values are shown at December 31, 2012 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s consideration of the recommendation of Mr. Chazen and Dr. Irani, which is based on a subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(3)			TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned, based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.

(5)			RSI award details are described on page 15.
(6)			Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

Occidental Petroleum Corporation     22

Compensation Discussion
and Analysis

Mr. Lowe – Mr. Lowe has been Vice President of Occidental since 2008 and President, Oxy Oil and Gas - International Production since 2009. As such, Mr. Lowe is responsible for Occidental’s oil and gas operations other than those in the Americas and for the oil and gas segment’s international business development and engineering operations.

The components of Mr. Lowe’s compensation approved by the Compensation Committee in 2012 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$550,000
Base salaries are reviewed annually based on several factors, including individual performance, internal equity, and information from commercially available compensation surveys and other publicly available information. Based on this review, Mr. Lowe’s base salary was increased to $550,000, effective January 1, 2012.

Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$390,000	$780,000
An annual incentive award target of $650,000 was established with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. This target level is an increase over the 2011 level due to a review of internal equity and compensation surveys. Actual payouts for both components are shown in the Summary Compensation Table on page 30(2).

Bonus (Discretionary Portion)	$0		$260,000	$520,000
Long-Term Incentive
Total Shareholder Return Award(3)	$0		$1,920,000	$6,400,000	(4)
The Compensation Committee determined Mr. Lowe’s long-term incentive value based on a number of factors, including his individual performance, internal equity compared to other senior executives and a review of industry practices based on commercially available compensation surveys and other publicly available information. The Compensation Committee decided to award the same level as in 2011.

Restricted Stock Award(5)	$0		$1,600,000	$1,600,000	(4)
Retirement Plans			$199,045			Mr. Lowe participates in the company’s benefit plans on the same basis all U.S. salaried employees (see page 27).
Other Compensation
Personal Benefits			$20,702			Mr. Lowe received tax gross-ups related to spousal travel.
Total Compensation	$769,747	(6)	$4,939,747	$10,069,747	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 32. Annual Incentive values are shown at target values. All other values are shown at December 31, 2012 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s consideration of the recommendation of Mr. Chazen and Dr. Irani, which is based on a subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(3)			TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units, earned based on the level of achievement of performance measures, and the stock price on the date of certification of the performance level achieved.

(5)			RSI award details are described on page 15.
(6)			Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

23     2013 Notice of Annual Meeting and Proxy Statement

Mr. Chiang – Mr. Chiang joined Occidental as Executive Vice President, Operations in June 2012. Prior to that he was with ConocoPhillips since 1996, most recently as Senior Vice President, Refining, Marketing, Transportation and Commercial from 2011 to 2012 and as Senior Vice President, Refining, Marketing and Transportation from 2008 to 2011. As Executive Vice President, Operations, he is responsible for oversight of Occidental’s midstream and marketing businesses and is part of the Company’s strategy, reserves and corporate-wide capital allocation processes.

The components of Mr. Chiang’s compensation in 2012 are set forth below, showing an annualized base salary and actual amounts for retirement and other compensation.

Compensation Element	Range of Value on Grant Date						Rationale
	Minimum			Grant Date Fair Value(1)	Maximum
Base Salary				$600,000			Mr. Chiang’s base salary was determined by a review of internal equity and information from commercially available compensation surveys and other publicly available information.
Annual Incentive
Non-Equity Incentive (Performance-Based Portion)		$0		$360,000	$720,000
An annual incentive award target of $600,000 was established with a performance range of 0 to 200%, subject to a guaranty to be paid at least $600,000 for 2012. The allocation between the Non-Equity Incentive and discretionary bonus portions as described on page 15 are shown without taking into account the final allocation of the guaranteed amount. Actual payouts for both components are shown in the Summary Compensation Table on page 30(2).

Bonus (Discretionary Portion)	$	__ (2)		$240,000	$480,000
Long-Term Incentive
Total Shareholder Return Award(3)		$0		$1,920,000	$6,400,000	(4)
The value of Mr. Chiang’s long–term incentive awards was based on a number of factors, including internal pay equity compared to other senior executives, a review of industry practices based on commercially available compensation surveys and other publicly available information, and his status as a new hire.

Restricted Stock Award(5)		$0		$1,600,000	$1,600,000	(4)
Retirement Plans				$54,358			Mr. Chiang participates in the Company’s benefit plans on the same basis as all U.S. salaried employees (See page 27).
Total Compensation		$1,254,358	(6)	$4,774,358	$9,854,358	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 32. Annual Incentive values are shown at target values, and are subject to a minimum guaranteed amount. All other values are shown at December 31, 2012 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s consideration of the recommendation of Mr. Chazen and Dr. Irani, which is based on a subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15. Additionally, Mr. Chiang’s offer letter guaranteed an Annual Incentive of at least $600,000 for 2012.

(3)				TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date, and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned based on the level of achievement of performance measures and the stock price on the date of certification of the performance level achieved.

(5)				RSI award details are described on page 15.
(6)
Includes Base Salary, Annual Incentive (including the guaranteed portion), Retirement Plans and Other Compensation values shown in Grant Date Fair Value column. Does not include recruitment compensation shown below.

Recruitment Compensation
Recruitment Bonus
In connection with his recruitment by Occidental, Mr. Chiang received cash and stock recruitment bonuses. All the stock and $500,000 of the $1,500,000 cash bonus vested immediately. Mr. Chiang is required to hold a number of shares equal to 50% of the shares received on a net after-tax basis until the third anniversary of his employment. Additionally, in the event he is terminated for cause prior to the third anniversary of his employment date, he must return a pro-rated number of shares received. One half of the remaining cash bonus will vest on each of the first and second anniversaries of the grant date, subject to his continued employment.

Cash	$1,500,000
Stock	$1,800,081

Occidental Petroleum Corporation     24

Compensation Discussion
and Analysis

Mr. Lienert – Mr. Lienert became Executive Vice President – Business Support in August 2012 after having been Executive Vice President and Chief Financial Officer since 2010. Prior to that he was Executive Vice President – Finance and Planning from 2006 to 2010. As Executive Vice President – Business Support, he is responsible for the information technology and supply chain functions.

The components of Mr. Lienert’s compensation approved by the Compensation Committee in 2012 are set forth below:

Compensation Element	Range of Value on Grant Date					Rationale
	Minimum		Grant Date Fair Value(1)	Maximum
Base Salary			$465,000
Mr. Lienert’s base salary was increased to $465,000, effective January 1, 2012, based on several factors, including individual performance, internal equity, and information from commercially available compensation surveys and other publicly available information.

Annual Incentive
Non-Equity Incentive (Performance-Based Portion)	$0		$240,000	$480,000
An annual incentive award target was set at the same level as in 2011, $400,000, with a performance range of 0 to 200%, allocated between a Non-Equity Incentive and a discretionary Bonus portion as described on page 15. Actual payouts for both components are shown in the Summary Compensation Table on page 30(2).

Bonus (Discretionary Portion)	$0		$160,000	$320,000
Long-Term Incentive
Total Shareholder Return Award(3)	$0		$1,200,000	$4,000,000	(4)
The Compensation Committee determined Mr. Lienert’s long-term incentive value based on a number of factors, including his individual performance, internal equity compared to other senior executives and a review of industry practices based on commercially available compensation surveys and other publicly available information. The Compensation Committee decided to award the same level as in 2011.

Restricted Stock Award(5)	$0		$1,000,000	$1,000,000	(4)
Retirement Plans			$154,629			Mr. Lienert participates in the company’s benefit plans on the same basis all U.S. salaried employees (see page 27).
Other Compensation
Personal Benefits			$33,920			Mr. Lienert received personal benefits for tax preparation and financial counseling, club dues and excess liability insurance.
Total Compensation	$653,549	(6)	$3,253,549	$6,453,549	(6)
(1)
Long-Term Incentive values are shown at grant date fair values as described on the Grants of Plan Based Awards table on page 32. Annual Incentive values are shown at target values. All other values are shown at December 31, 2012 values.

(2)
Payouts of the Discretionary Portion are based on the Compensation Committee’s consideration of the recommendation of Mr. Chazen and Dr. Irani, which is based on a subjective assessment of the executive’s accomplishments for the year, including the key performance areas for bonuses described on page 15.

(3)			TSR award details are described on page 14.
(4)
Values shown were calculated using Occidental’s common stock price on the grant date, and the maximum number of share units that can be earned. Actual payout values will depend on the number of share units earned based on the level of achievement of performance measures and the stock price on the date of certification of the performance level achieved.

(5)			RSI award details are described on page 15.
(6)			Includes Base Salary, Retirement Plans and Other Compensation values shown in Grant Date Fair Value column.

25     2013 Notice of Annual Meeting and Proxy Statement

Succession Planning
The Board of Directors annually considers persons to succeed all of the company’s key executive officers and more than 50 other senior-level positions at Occidental and its subsidiaries to ensure that management of the company is not disrupted by changes in key leadership positions. For each position, the review includes the background, training, qualities and other characteristics that would be desirable in candidates, as well as consideration of possible successors. Possible successors include individuals in the same business group or function as well as individuals in other business groups and functions. Consideration is also given to deliberate rotational moves, which have proven to be an effective means of preparing highly capable employees for roles of increasing responsibility. In cases where there is not a strong internal candidate, the succession plan identifies a candidate who could fill the position on an interim basis while an outside search is conducted for a permanent replacement.

In 2012, Dr. Irani and Mr. Chazen led the review with respect to the successors to the executive officers other than themselves, and division and functional heads presented to the Board with respect to positions that report to them. The effectiveness of this regular and thorough process is demonstrated by the smooth transitions that occurred with the retirements of several named executive officers during the past few years.

In 2012, the Board was involved in the selection process for executive positions, including: the Executive Vice President and Chief Financial Officer; the Executive Vice President, Operations; the Vice President and General Counsel; and the Vice President and Treasurer.

In February 2013, as part of the succession planning process, the Board formed a search committee to undertake a review of internal and external candidates to succeed Mr. Chazen, the President and Chief Executive Officer, with the assistance of a leading executive search firm. The company has not set a timetable for completion of the search. As previously announced, Dr. Irani, who continues to serve as Executive Chairman, will retire at the end of 2014.

Participants in Executive Compensation Process
The Compensation Committee obtains input, advice and information from management, investors, investor advisory groups and compensation consultants as part of the process of determining executive compensation.

Role of Management in Executive Compensation. The Compensation Committee sets compensation for Occidental’s senior executives. In 2012, Mr. Chazen’s and Dr. Irani’s compensation packages were set only by the Compensation Committee. Dr. Irani recommended compensation for Mr. de Brier. Mr. Chazen and Dr. Irani recommended compensation for Messrs. Albrecht, Lowe, Chiang and Lienert and Ms. Walker to the Compensation Committee. Mr. Chazen, Dr. Irani and the Executive Vice President - Human Resources were present for a portion of each of the Compensation Committee meetings, but were not present when compensation decisions regarding Mr. Chazen or Dr. Irani were discussed and made. Mr. de Brier was present for a portion of certain meetings to discuss legal matters. Management interacts with compensation consultants as necessary and prepares materials for each Compensation Committee meeting to assist the committee in its consideration of executive compensation programs and policies and its administration of plans and programs.

Role of Investors and Stockholder Advisory Groups. Occidental maintains an ongoing dialogue with its stockholders and certain stockholder advisory groups. The Chairman of the Compensation Committee, and directors serving on the Corporate Governance, Nominating and Social Responsibility Committee, including the Chair of that committee, participated in meetings with some of Occidental’s institutional investors and stockholder advisory groups throughout 2012. Meetings were held in person and by conference calls. Discussions at the meetings included, among other topics, succession planning and selection of performance targets and peer companies and other compensation practices. Feedback obtained from the meetings was provided to the Compensation Committee and the full Board. Comments from investor meetings have been taken into consideration in Occidental’s ongoing efforts to improve its compensation program and the quality of its compensation disclosures.

Role of Compensation Consultants. In 2012, Occidental participated in compensation surveys conducted by Towers Watson, Frederic W. Cook & Co. and other compensation consultants in order to better understand general external compensation practices, including executive compensation. From time to time, Occidental, through its executive compensation department or the Compensation Committee, will engage a consultant to provide advice on specific compensation issues. The Board’s policy on retention of independent compensation consultants, adopted in 2008, is set forth in Occidental’s corporate governance policies at www.oxy.com. In 2012, compensation consultants did not have a role in determining or recommending the amount or form of executive or director compensation that would have required an assessment of any potential conflicts of interest under the Securities and Exchange Commission rules.

Risk Management of Compensation Policies and Practices
Although the executive compensation program has a high pay-at-risk profile, the Compensation Committee believes the program does not encourage unnecessary or excessive risk-taking. The Compensation Committee believes that the program, through a balanced set of performance metrics, enhances Occidental’s business performance by encouraging appropriate levels of risk-taking by executives. The Compensation Committee believes that any potential risk of the executive compensation program influencing behavior that could be inconsistent with the overall interests of Occidental and its stockholders is mitigated by several factors:

•	Program elements that utilize both annual and longer-term performance periods, with the most substantial portion having terms of at least three years.

•	Transparent performance metrics that utilize absolute and relative measures which are readily ascertainable from public information.

•	Use of external, not internal, performance metrics, such as TSR, for the substantial majority of the long-term performance-based incentive awards.

•	Comparative nature of the TSR performance measure that neutralizes the potential impact that volatile world oil prices could have on the company’s TSR.

•	Payouts of long-term incentive awards that are weighted more heavily toward stock than to cash.

Occidental Petroleum Corporation     26

Compensation Discussion
and Analysis

•
Stringent share ownership guidelines for executives and the additional requirement that named executive officers retain a number of shares equal to at least 50% of net after-tax shares acquired through equity awards granted after 2008 for at least three years following vesting of such awards.

•	Forfeiture provisions for unvested awards in the event of violations of Occidental’s Code of Business Conduct.

Certification of Previously Granted Performance Stock Awards

Return on Equity Incentive Awards (ROEIs). No future grants of ROEIs are planned at this time. In July 2009, the Compensation Committee granted ROEIs to the then-named executive officers. The ROEIs were cash awards, which used cumulative ROE over a three-year period, July 1, 2009 through June 30, 2012, as the performance measure. At its July 2012 meeting, the Compensation Committee modified the payouts for Mr. Chazen and Dr. Irani to be made 50% in common stock and 50% in cash. The ROEIs were certified for payment in July 2012 by the Compensation Committee. Occidental’s cumulative ROE for the performance period was 47.27%, which exceeded the 33% cumulative ROE required for any payout, but did not meet the 54% cumulative ROE required for maximum payout at 200%. As a result, the payout was at 135.9% for all of the participating named executive officers. The amounts earned by each of the named executive officers were: Mr. Chazen - $13,590,076; Dr. Irani - $30,577,583; Mr. de Brier - $2,718,000; Mr. Albrecht - $2,038,500; Mr. Lowe - $1,698,750; and Mr. Lienert - $1,223,100. Mr. Chazen and Dr. Irani received 50% in shares of common stock (77,952 and 175,391 shares, respectively) and 50% in cash. A number of shares equal to the net after-tax shares received must be retained for at least three years. The other named executive officers received their amounts in cash. The stock and cash portions of the payouts are included in the Summary Compensation Table on page 30.

Total Shareholder Return Awards. In July 2008, the Compensation Committee granted TSR awards to the then-named executive officers. The TSR awards granted in 2008 were performance-based awards based on Occidental’s TSR compared to the TSR of other peer companies3 over a four-year period, July 16, 2008 through July 15, 2012, and were payable from 0 to 150% depending on Occidental’s performance. The TSR awards were certified for payment in July 2012 by the Compensation Committee. Occidental ranked in the top third of the peer group with a TSR of 9.1%, and, as a result, the payout was at the maximum level of 150% of the target share units for all of the participating named executive officers. The amounts earned were: Mr. Chazen - $11,886,937; Dr. Irani - $26,745,412; Mr. de Brier - $2,377,387; Mr. Albrecht - $1,188,737; and Mr. Lienert - $1,019,017. The amounts were paid 50% in shares of common stock and 50% in cash. The payout amounts are included in the Options Exercised and Stock Vested table on page 36.

Return on Assets Incentive Awards (ROAs). In July 2007, the Compensation Committee granted ROA awards to certain officers with operating segment responsibilities. The ROAs granted in 2007 were performance-based cash awards which used ROA for the applicable segment over a four-year period, January 1, 2008 through December 31, 2011, as the performance measure. Mr. Lowe is the only current named executive officer who received this award. At its February 2012 meeting, the ROAs were certified for payment by the Compensation Committee. Mr. Lowe’s award pertained to the ROA for Occidental Oil and Gas Corporation whose average annual ROA for the performance period as calculated under the award was 15.6%. This was greater than the target of 12% for a 100% payout, but less than 16% which would have resulted in a 200% payout. As a result, the payout was at 190% of target. The amount earned by Mr. Lowe was $380,000 and is included on the Summary Compensation Table on page 30.
Other Compensation and Benefits
Occidental does not have a defined benefit pension program that provides salaried employees a fixed monthly retirement payment.

Qualified Defined Contribution Plans. All salaried employees on the U.S. dollar payroll, including the named executive officers, are eligible to participate in one or more tax-qualified, defined contribution plans. The defined contribution retirement plan, provides for periodic contributions by Occidental based on annual cash compensation and age, up to certain levels pursuant to Internal Revenue Service (IRS) regulations. For 2012, the defined contribution 401(k) savings plan permitted employees to save a percentage of their annual salary up to the $250,000 limit set by IRS regulations, and the employee pre-tax contribution was limited to $17,000. Employees may direct their contributions to a variety of investments. Occidental generally matches employee contributions with Occidental common stock on a dollar-for-dollar basis, in an amount up to 6% of the employee’s base salary. The amounts contributed to the qualified plans on behalf of the named executive officers are detailed under “All Other Compensation” in the Summary Compensation Table on page 30. As of December 31, 2012, the aggregate balances under the qualified plans were: Mr. Chazen - $1,728,574; Dr. Irani - $5,815,007; Mr. de Brier - $2,971,915; Ms. Walker - $6,688; Mr. Albrecht - $246,399; Mr. Lowe - $2,456,617; Mr. Chiang - $34,566; and Mr. Lienert - $2,354,914. The named executive officers, other than Ms. Walker and Mr. Chiang, are fully vested in their account balances under the qualified plans.

Nonqualified Defined Contribution Retirement Plan. Occidental’s nonqualified retirement plan is described on page 37. The amounts contributed to the nonqualified retirement plan on behalf of the named executive officers are detailed under “All Other Compensation” in the Summary Compensation Table on page 30. Company contributions, aggregate earnings and aggregate balances for the named executive officers in the nonqualified retirement plan are included in the Nonqualified Deferred Compensation table on page 37.

3
The peer companies in addition to Occidental were Anadarko Petroleum Corporation, Apache Corporation, BP p.l.c., Chevron Corporation, ConocoPhillips, Devon Energy Corporation, ExxonMobil Corporation and Royal Dutch Shell plc.

27     2013 Notice of Annual Meeting and Proxy Statement

Nonqualified Deferred Compensation Plan. Occidental’s nonqualified deferred compensation plan is described on page 37. The amounts of salary and bonuses deferred by the named executive officers are included as compensation in the “Salary,” “Bonus” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table on page 30, as appropriate, in the year of deferral. The above-market portion of the accrued interest on deferred amounts is reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table. Contributions, aggregate earnings and aggregate balances for the named executive officers for the nonqualified deferred compensation plans are shown in the Nonqualified Deferred Compensation table on page 37.

Employment Arrangements. Employment agreements, offer letters or retention and severance arrangements may be offered to key executives for recruitment and retention purposes and to ensure the continuity and stability of management. The employment agreements for Mr. Chazen, Dr. Irani and Mr. de Brier, the only named executive officers with employment agreements, the offer letters for Ms. Walker and Mr. Chiang and the retention payment and separation benefit arrangements for Messrs. Albrecht, Lowe and Lienert are discussed under “Potential Payments Upon Termination or Change of Control” beginning on page 38.

Security. Personal security services, including home detection and alarm systems and personal security guards, are provided to certain executives to address perceived risks, at allocated costs based on actual charges and presented to the Compensation Committee.

Tax Preparation and Financial Planning. A select group of executives, including each of the named executive officers, is eligible to receive reimbursement for financial planning and investment advice, including legal advice related to tax and financial matters, and in Dr. Irani’s case, investment services. Eligible executives are required to have their personal tax returns prepared by a tax professional qualified to practice before the Internal Revenue Service in order to ensure compliance with applicable tax laws.

Corporate Aircraft Use. Executives and directors may use corporate aircraft for personal travel, if space is available. The named executive officers and directors reimburse Occidental for personal use of company aircraft, including any guests accompanying them, at not less than the standard industry fare level rate (which is determined in accordance with IRS regulations).

Insurance. Occidental offers a variety of health coverage options to all employees. Senior executives participate in these plans on the same terms as other employees. In addition, for all employees above a certain job level, Occidental will pay for an annual physical examination. The company provides all salaried employees with life insurance equal to twice the employee’s base salary. For certain senior employees, Occidental increases that to three times base salary. Occidental also provides senior executives with excess liability insurance coverage.

Other. Other benefits are included under “All Other Compensation” in the Summary Compensation Table on page 30.

Stock Ownership Guidelines

Occidental has had minimum stock ownership guidelines for Occidental’s senior management since 1996. For more information and detail on Occidental’s stock ownership guidelines, see www.oxy.com. As of February 28, 2013, all the named executive officers held stock in excess of the guidelines. Additionally, named executive officers are required to retain a number of shares equal to 50% of the net after-tax shares received pursuant to equity awards granted after 2008 for at least three years after the vesting date.

The target ownership requirements and the named executive officers’ compliance with the requirements are set forth in the table below.

EXECUTIVE STOCK OWNERSHIP GUIDELINES Executive Ownership as of February 28, 2013
	Target Ownership Requirement		Actual Ownership
Name	Multiple of Base Salary	Multiple Expressed in Dollars	Multiple of Base Salary(1)	Value of Shares Held by Executive(2)
Stephen I. Chazen	10	$14,000,000	152	$212,540,329
Ray R. Irani	10	$13,000,000	553	$719,227,800
Donald P. de Brier	5	$2,750,000	126	$69,555,019
Cynthia L. Walker	5	$3,000,000	6	$3,636,351
William E. Albrecht	5	$2,750,000	25	$13,698,971
Edward A. Lowe	5	$2,750,000	25	$13,496,439
Willie C.W. Chiang	5	$3,000,000	9	$5,666,939
James M. Lienert	5	$2,325,000	43	$19,763,234
(1)		The following forms of stock ownership are counted toward satisfaction of the guidelines:
•
Direct stock holdings, including shares held in a living trust or by a family partnership or corporation controlled by the officer unless the officer expressly disclaims beneficial ownership of such shares.

•	Shares held in the Occidental Petroleum Corporation Savings Plan.
•
Outstanding long-term stock awards, including, without limitation, restricted stock awards, restricted stock units, performance stock awards and performance stock units, valued at target or midpoint performance level, as applicable. Stock options and stock appreciation rights are not included.

(2)	Value is based on the closing price on the New York Stock Exchange of the Common Stock as of February 28, 2013, which was $82.33.

Occidental Petroleum Corporation     28

Compensation Discussion
and Analysis

Equity Grant Practices
The Compensation Committee generally grants equity awards at its regularly scheduled July meeting normally held the day before the regularly scheduled Board meeting. Board meeting dates are set in the prior year. The grant date value of Occidental stock is based on the closing price on the New York Stock Exchange on the day the Compensation Committee grants equity awards. As specifically authorized by the terms of the 2005 Long-Term Incentive Plan, the Compensation Committee has delegated to the Executive Chairman and to the Chief Executive Officer the authority to grant awards in the event a new employee is hired between Compensation Committee meeting dates, and an equity award has been deemed to be an important element in persuading the employee to join Occidental. In such cases, the award is generally made on the date the employee starts employment. Any such award granted to an executive officer is subsequently reported to the Compensation Committee.

The Compensation Committee does not anticipate granting any additional options or stock appreciation rights to Occidental’s named executive officers at this time. To the extent that any such awards are granted in the future, such grants would vest on a pro rata basis in the event of the grantee’s death; and, if such awards are performance-based, payout of any vested portion would continue to be subject to satisfaction of the performance objective. Beginning in 2010, equity grants vest on a limited basis in the event of a change of control, as described in “Summary of Award Terms” on page 33.

The 2005 Long-Term Incentive Plan provides that no individual may be granted awards under that Plan in excess of the specified Plan limits. For purposes of applying the share limit, the target incentive value of awards, regardless of whether equity or cash awards, may be converted to a share unit equivalent.

Consequences of Misconduct
In 1997, Occidental’s Board of Directors adopted a Code of Business Conduct that prohibits any officer, employee or director from violating or circumventing any law of the United States or a foreign country during the course of his or her employment. The Audit Committee of the Board of Directors oversees compliance with the Code of Business Conduct and has put in place procedures, including a compliance hotline, to ensure that all violations or suspected violations of the Code of Business Conduct are reported promptly, without fear of retaliation. In general, misconduct may have several consequences, including the following:

•
If a named executive officer were found to have violated the Code of Business Conduct, the officer would be subject to disciplinary action, which may include termination, referral for criminal prosecution and reimbursement to Occidental or others for any losses or damages resulting from the violation.

•	Stock awards may be forfeited in whole or in part in the case of an employee’s termination for cause.

•
Beginning with the awards granted in 2008, awards for continuing employees may be forfeited in whole or in part for violations of the Code of Business Conduct or other provisions of the award agreement.

Tax Deductibility Under Section 162(m)
Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of non-performance-based compensation that Occidental may deduct in any one year with respect to certain of its highest-paid executive officers. Certain qualified performance-based compensation is not subject to the deduction limit. The TSR awards and RSI awards, but not the Annual Incentive awards, granted in 2012 to executive officers subject to Section 162(m) are expected to be tax deductible. Although tax consequences are considered in its compensation decisions, the Compensation Committee has not adopted a policy that all compensation must be deductible. Rather, the Compensation Committee gives priority to the overall compensation objectives discussed above.

Compensation Committee Report
The Executive Compensation and Human Resources Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2012. Based on these reviews and discussions, the Executive Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2013 Annual Meeting of Stockholders.

Respectfully submitted,

THE EXECUTIVE COMPENSATION AND
HUMAN RESOURCES COMMITTEE

Spencer Abraham (Chair)
Howard I. Atkins
Edward P. Djerejian
Avedick B. Poladian
Rosemary Tomich

29     2013 Notice of Annual Meeting and Proxy Statement

Executive Compensation
Tables

EXECUTIVE COMPENSATION TABLES
Executive Compensation Tables
Set forth below are tables and information showing for Mr. Chazen, Occidental’s principal executive officer, Ms. Walker, Occidental’s principal financial officer since August 2012, Mr. Lienert, Occidental’s principal financial officer until August 2012, and the other named executive officers of Occidental on December 31, 2012: (1) in summary form, the compensation attributed to such executives for 2012, 2011 and 2010, as applicable; (2) the equity and non-equity incentive awards granted to such executives in 2012; (3) the outstanding equity awards held by such executives as of December 31, 2012; (4) the options exercised by such executives and their stock awards vested during 2012; (5) the required information related to the nonqualified deferred compensation plans for such executives; and (6) the required information related to potential payments upon termination or change of control for such executives. The compensation tables should be read in conjunction with the Compensation Discussion and Analysis (see page 10), which explains Occidental’s compensation plans and philosophy and provides information about the compensation decisions made with respect to the named executive officers in 2012.
Summary Compensation Table
The table below and the accompanying footnotes summarize the 2012, 2011 and 2010 compensation, as applicable, for the principal executive officer, the principal financial officers and the other named executive officers.
PLEASE NOTE: AMOUNTS SHOWN BELOW UNDER THE STOCK AWARDS, NON-EQUITY INCENTIVE PLAN COMPENSATION AND TOTAL COLUMNS FOR 2010, 2011 AND 2012 INCLUDE PAYOUTS FOR AWARDS THAT WERE GRANTED FROM 2007 THROUGH 2009 UNDER THE PRIOR COMPENSATION PROGRAM. 2012 IS THE LAST YEAR THAT PAYOUTS FOR ROEI AWARDS GRANTED UNDER THE PRE-2010 COMPENSATION PROGRAM WILL APPEAR ON THIS TABLE. THESE PAYMENTS UNDER PRIOR AWARDS CONSTITUTE APPROXIMATELY THE FOLLOWING PERCENTAGES OF THE TOTAL AMOUNTS FOR 2012 SHOWN FOR EACH EXECUTIVE: MR. CHAZEN (48%), DR. IRANI (67%) AND MESSRS. DE BRIER (37%), ALBRECHT (30%), LOWE (31%) AND LIENERT (28%).

Summary Compensation Table
Name/ Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)
Stephen I. Chazen President and Chief Executive Officer
2012	$1,400,000	$1,120,000	$17,795,076	(6)	$0	$7,366,000	(7)	$0	$837,977	(8)	$28,519,053	(9)
2011	$1,266,667	$1,340,000	$18,137,049		$0	$10,497,000		$0	$486,060		$31,726,776
2010	$766,667	$800,000	$21,800,000		$0	$14,395,000		$0	$318,677		$38,080,344
Ray R. Irani Executive Chairman
2012	$1,300,000	$1,000,000	$25,688,833	(10)	$0	$15,798,750	(7)	$0	$1,821,437	(11)	$45,609,020	(9)
2011	$1,300,000	$1,250,000	$26,458,255		$0	$19,058,250		$0	$1,700,189		$49,766,694
2010	$1,191,667	$1,400,000	$40,250,000		$0	$31,575,000		$0	$1,690,343		$76,107,010
Donald P. de Brier Corporate Executive Vice President and Corporate Secretary
2012	$550,000	$160,000	$3,520,000	(12)	$0	$2,800,000	(7)	$0	$219,399	(13)	$7,249,399	(9)
2011	$550,000	$160,000	$3,520,000		$0	$3,334,800		$0	$226,328		$7,791,128
2010	$495,900	$160,000	$3,520,000		$0	$5,312,000		$0	$251,133		$9,739,033
Cynthia L. Walker Executive Vice President and Chief Financial Officer
2012	$243,182	$1,007,560	$3,878,240	(14)	$0	$122,000	(7)	$0	$26,540	(15)	$5,277,522
William E. Albrecht Vice President and President, Americas, Oxy Oil and Gas
2012	$550,000	$260,000	$3,520,000	(16)	$0	$2,171,500	(7)	$0	$215,609	(17)	$6,717,109	(9)
2011	$500,000	$180,000	$3,520,000		$0	$2,147,400		$0	$701,896		$7,049,296
2010	$500,000	$200,000	$3,080,000		$0	$465,000		$0	$192,246		$4,437,246
Edward A. Lowe Vice President and President, Oxy Oil and Gas - International Production
2012	$550,000	$260,000	$3,520,000	(18)	$0	$2,211,750	(7)	$0	$219,747	(19)	$6,761,497	(9)
2011	$500,000	$170,000	$3,520,000		$0	$1,269,000		$0	$192,020		$5,651,020
2010	$460,000	$240,000	$3,080,000		$0	$428,000		$0	$180,564		$4,388,564
Willie C.W. Chiang Executive Vice President, Operations
2012	$336,364	$978,000	$5,320,081	(20)	$0	$122,000	(7)	$0	$54,358	(21)	$6,810,803
James M. Lienert Executive Vice President, Business Support
2012	$465,000	$168,000	$2,200,000	(22)	$0	$1,305,100	(7)	$217	$188,549	(23)	$4,326,866	(9)
2011	$450,000	$160,000	$2,200,000		$0	$1,358,400		$200	$158,693		$4,327,293
2010	$400,500	$140,000	$2,200,000		$0	$326,000		$185	$160,830		$3,227,515

Occidental Petroleum Corporation     30

Executive Compensation
Tables

(1)
The amounts shown in 2012 reflect increases for Messrs. Albrecht, Lowe and Lienert due to internal equity, market and performance considerations. Ms. Walker's and Mr. Chiang's amounts represent the salary received since they joined the Company in August and June, respectively. For information on salaries see page 15 and the individual compensation tables on pages 18 to 25.

(2)
The amounts shown represent the discretionary portion of the executive's Annual Incentive award and, for Ms. Walker and Mr. Chiang, $478,000 for each, which is the guaranteed portions of their Annual Incentive in excess of the performance-based portion of the Annual Incentive that was earned. For Ms. Walker and Mr. Chiang, $529,560 and $500,000, respectively, are cash sign-on bonuses they received when they joined the Company in August and June 2012, respectively.

(3)
Awards that are payable in stock or based on stock value are stated at the grant date fair value, which incorporates the value of Occidental's stock as well as the estimated payout percentage as of the grant date. See Note 12 to Consolidated Financial Statements in Occidental's Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards. The 2012, 2011 and 2010 amounts for Mr. Chazen and Dr. Irani include the value of the stock portion of the payout of the ROEI awards that were granted in 2009, 2008 and 2007 and paid in 2012, 2011 and 2010, respectively. The awards were initially granted as cash awards and then modified by the Compensation Committee for the amounts earned to be paid to Mr. Chazen and Dr. Irani 50% in shares of common stock and 50% in cash. For information on the payment of the 2009 ROEI awards, see page 27.

(4)
The amounts represent the performance-based portion of the executive's Annual Incentive award and, for 2012 and 2011, the cash portion of the payout of the ROEI awards that were granted in 2009 and 2008 and paid in 2012 and 2011, respectively, for all named executive officers, except Ms. Walker and Mr. Chiang, and for Mr. Lowe, the payout of the ROA award granted in 2007. For 2010, the amounts for Mr. Chazen, Dr. Irani and Mr. de Brier include the cash portion of the payout of the ROEI awards that were granted in 2007 and paid in 2010. The payout related to the Annual Incentive award was determined based on Occidental's attainment of specified earnings per share targets. For information on the payment of these awards, see "Compensation Discussion and Analysis" on pages 15 and 27.

(5)
The amounts represent the above-market portion of interest the executives earned during the year on their nonqualified deferred compensation balances (see page 37 for a description of the nonqualified deferred compensation plan).

(6)
The amount shown includes $6,795,076 attributable to the stock portion of the payout of the 2009 ROEI award. For information on the payment of the 2009 ROEI awards, see page 27. The amount shown also includes the grant date fair values of the 2012 TSR and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 236,491 shares which, using $84.57, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $20 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(7)
The amount shown includes the cash portion of the payout of the ROEI award that was granted in 2009 and paid in 2012 (Mr. Chazen - $6,795,000; Dr. Irani - $15,288,750; Mr. de Brier - $2,718,000; Mr. Albrecht - $2,038,500; Mr. Lowe - $1,698,750; and Mr. Lienert - $1,223,100); and the payout of the ROA award that was granted to Mr. Lowe in 2007 - $380,000. For information on the payment of the 2009 ROEI and 2007 ROA awards, see page 27. The balance in each case is the performance-based portion of the annual EICP award.

(8)
The amount includes $15,000 credited pursuant to the Occidental Petroleum Corporation Savings Plan (the “Savings Plan”); $795,495 credited pursuant to the Occidental Petroleum Corporation Supplemental Retirement Plan II (the “Supplemental Retirement Plan II”) described on page 37; and $27,482 in the aggregate for personal benefits. Personal benefits include tax preparation and financial counseling, aircraft usage and excess liability insurance. The value of aircraft usage is the estimated incremental cost of personal use of the aircraft, less the reimbursement amount paid to the company. Incremental costs include landing fees, fuel and additional flight staff costs, such as hotel accommodations and meals, and any repositioning of aircraft for personal usage.

(9)
The amount shown includes the total payout of the ROEI award that was granted in 2009 and paid in 2012 (Mr. Chazen - $13,590,076; Dr. Irani - $30,577,583; Mr. de Brier - $2,718,000; Mr. Albrecht - $2,038,500; Mr. Lowe - $1,698,750; and Mr. Lienert - $1,223,100) and the ROA award that was granted in 2007 and paid in 2012 (Mr. Lowe -$380,000).

(10)
The amount shown includes $15,288,833 attributable to the stock portion of the payout of the 2009 ROEI award. For information on the payment of the 2009 ROEI awards, see page 27. The amount shown also includes the grant date fair values of the 2012 TSR and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 212,842 shares which, using $84.57, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $18 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(11)
The amount includes $15,000 credited pursuant to the Savings Plan; $723,495 credited pursuant to the Supplemental Retirement Plan II; $98,550 for life insurance premiums; and $984,392 in the aggregate for personal benefits. Personal benefits include security service ($594,536) and tax preparation and financial planning services ($389,856).

(12)
The amount shown includes the grant date fair values of the 2012 TSR and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 75,677 shares which, using $84.57, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $6.4 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(13)
The amount includes $15,000 credited pursuant to the Savings Plan; $155,295 credited pursuant to the Supplemental Retirement Plan II; and $49,104 in the aggregate for personal benefits. Personal benefits include security services; tax preparation and financial counseling ($36,210); club dues; and excess liability insurance.

(14)
The amount shown includes the grant date fair values of the 2012 TSR and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 36,257 shares which, using $88.26, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $3.2 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date. The amount shown also includes the value of 24,000 shares Ms. Walker received as a sign-on bonus when she joined the Company in August 2012.

(15)
The amount includes $6,523 credited pursuant to the Occidental Petroleum Corporation Retirement Plan (Retirement Plan); $17,154 credited pursuant to the Supplemental Retirement Plan II; and $2,863 in tax gross-ups related to the amounts paid by Occidental for spousal travel.

(16)
The amount shown includes the grant date fair values of the 2012 TSR and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 75,677 shares which, using $84.57, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $6.4 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(17)
The amount includes $15,000 credited pursuant to the Savings Plan; $186,495 credited pursuant to the Supplemental Retirement Plan II; $2,964 in tax gross-ups related to the amounts paid by Occidental for spousal travel; and $11,150 in the aggregate for personal benefits. Personal benefits include tax preparation and financial counseling and excess liability insurance.

(18)
The amount shown includes the grant date fair values of the 2012 TSR and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 75,677 shares which, using $84.57, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $6.4 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(19)
The amount includes $13,750 credited pursuant to the Savings Plan; $185,295 credited pursuant to the Supplemental Retirement Plan II; and $20,702 in tax gross-ups related to the amounts paid by Occidental for spousal travel.

(20)
The amount shown includes the grant date fair values of the 2012 TSR and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 75,677 shares which, using $84.57, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $6.4 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date. The amount shown also includes the value of 21,646 shares Mr. Chiang received as a sign-on bonus when he joined the company in June 2012.

(21)	The amount includes $14,318 credited to the Savings Plan; $6,045 credited pursuant to the Retirement Plan; and $33,995 credited pursuant to the Supplemental Retirement Plan II.
(22)
The amount shown includes the grant date fair values of the 2012 TSR awards and RSI awards. The maximum number of Occidental stock and share equivalents that can be issued under the TSR award is 47,299 shares which, using $84.57, the closing price of Occidental common stock on the New York Stock Exchange on the grant date, would have a value of approximately $4 million. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(23)
The amount includes $14,634 credited pursuant to the Savings Plan; $139,995 credited pursuant to the Supplemental Retirement Plan II; and $33,920 in the aggregate for personal benefits. Personal benefits include tax preparation and financial counseling; club dues; and excess liability insurance.

31     2013 Notice of Annual Meeting and Proxy Statement

Grants of Plan-Based Awards
The table below summarizes the plan-based awards granted by the Compensation Committee to the named executive officers in 2012: Executive Incentive Compensation Plan (Non-Equity Incentive Portion) — EICP, Total Shareholder Return Incentive Awards — TSR, Restricted Stock Incentive Awards — RSI, Restricted Stock Recruitment Awards — RSRA and Common Stock Awards – CSA. Summary tables of key terms of the award agreements are on pages 13 and 33. For additional information on the performance objectives and determination of threshold, target or midpoint, as applicable, and maximum payouts for these awards, see Compensation Discussion and Analysis beginning on page 10. For the actual amounts earned under the EICP awards, see the Summary Compensation Table on page 30.

The equity incentive awards listed below are the only stock awards granted to the named executive officers in 2012. No option awards or non‑performance-based stock awards were granted in 2012, other than Ms. Walker’s RSRA grant and Mr. Chiang’s CSA grant, both of which were made in connection with their recruitment to the company. Option awards have not been granted since 2006.

Grants of Plan-Based Awards
Name/ Type of Grant		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (# Shares)	All Other Option Awards: Number of Securities Underlying Options (# Shares)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option(1) Awards ($)
			Threshold $	Target $	Maximum $	Threshold # Shares	Target # Shares	Maximum # Shares
Stephen I. Chazen
EICP	(2)		$16,800	$1,680,000	$3,360,000
TSR	(3)	7/11/12				23,649	94,597	236,491				$6,000,000
RSI	(4)	7/11/12					59,123					$5,000,000
Ray R. Irani
EICP	(2)		$15,000	$1,500,000	$3,000,000
TSR	(3)	7/11/12				21,284	85,137	212,842				$5,400,000
RSI	(4)	7/11/12					59,123					$5,000,000
Donald P. de Brier
EICP	(2)		$2,400	$240,000	$480,000
TSR	(3)	7/11/12				7,567	30,271	75,677				$1,920,000
RSI	(4)	7/11/12					18,920					$1,600,000
Cynthia L. Walker
EICP	(2)		$3,600	$360,000	$720,000
TSR	(3)	8/06/12				3,625	14,503	36,257				$960,000
RSI	(4)	8/06/12					9,065					$800,000
RSRA	(5)	8/06/12							24,000			$2,118,240
William E. Albrecht
EICP	(2)		$3,900	$390,000	$780,000
TSR	(3)	7/11/12				7,567	30,271	75,677				$1,920,000
RSI	(4)	7/11/12					18,920					$1,600,000
Edward A. Lowe
EICP	(2)		$3,900	$390,000	$780,000
TSR	(3)	7/11/12				7,567	30,271	75,677				$1,920,000
RSI	(4)	7/11/12					18,920					$1,600,000
Willie C.W. Chiang
EICP	(2)		$3,600	$360,000	$720,000
TSR	(3)	7/11/12				7,567	30,271	75,677				$1,920,000
RSI	(4)	7/11/12					18,920					$1,600,000
CSA	(6)	6/11/12							21,646			$1,800,081
James M. Lienert
EICP	(2)		$2,400	$240,000	$480,000
TSR	(3)	7/11/12				4,729	18,920	47,299				$1,200,000
RSI	(4)	7/11/12					11,825					$1,000,000
(1)												No option awards were granted in 2012.
(2)												Payout at threshold assumes EPS of $6.76.
(3)
Actual payout may range from zero to the maximum number of performance share units. Awards will be paid out 100% in stock in a number of shares equal to the number of performance share units earned on the date of certification of the attainment of the performance goals. The target shares represent the mid-point performance level (Occidental’s rank of six out of twelve peer companies), resulting in a payout of 40% of the maximum. Threshold shares represent Occidental’s rank of nine out of twelve peer companies, resulting in a payout of 10% of the maximum. The estimated fair value of the TSR at the grant date is based on the projected ranking at the grant date for Occidental of seven out of twelve peer companies for a payout of 30% of the maximum. See Note 12 to Consolidated Financial Statements in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2012, regarding assumptions underlying valuation of equity awards.

(4)
Dollar value shown represents the estimated grant date fair value of the full number of shares granted which become non-forfeitable on the later of July 10, 2015, through which date the executive must remain employed by the company, and the date the Compensation Committee certifies the achievement of the performance goal, which must be met no later than June 30, 2019. The RSI award does not have threshold to maximum payout ranges.

(5)												This grant was made in connection with Ms. Walker’s recruitment. 9,000 shares vested upon grant and 5,000 shares will vest on each of the first, second and third anniversaries of the grant date.
(6)
This grant was made in connection with Mr. Chiang’s recruitment. All shares vested on the grant date. Additionally, if he is terminated for cause within his first three years of employment he must return a pro-rated number of the shares he received.

Occidental Petroleum Corporation     32

Executive Compensation
Tables

Summary of Award Terms
The table on page 13 sets forth terms of the incentive awards and the individual tables on pages 18 to 25 set forth the terms of recruitment-based awards. The following table sets forth the forfeiture and change in control features of the awards.

Summary of Award Terms
	Executive Incentive Compensation Plan (Non-Equity Incentive Portion)	Total Shareholder Return Awards	Restricted Stock Awards
FORFEITURE PROVISIONS	The Chief Executive Officer may determine eligibility for target awards and any payout to participants who exit employment during the plan year.
If the grantee dies, becomes disabled, retires or is terminated for the convenience of Occidental during the performance period, then the grantee will forfeit a pro rata portion of the payout based on the days remaining in the performance period after the termination event.
If the grantee fails to comply with any provision of Occidental’s Code of Business Conduct or any provision of the grant agreement, the company may reduce the award.

Shares of stock will become non-forfeitable on the later of July 10, 2015 and the certification by the Compensation Committee of the achievement of reported Cumulative Net Income of $10 billion for the period beginning with July 1, 2012. The Cumulative Net Income threshold must be reached by June 30, 2019, or the shares will be forfeited in their entirety.
If the grantee dies, becomes disabled, retires or is terminated for the convenience of Occidental prior to July 10, 2015, then the grantee will forfeit a pro rata portion of the shares based on the days remaining until July 10, 2015 after the termination event.
If the grantee fails to comply with any provision of Occidental’s Code of Business Conduct or any provision of the grant agreement, the company may reduce the award.

CHANGE IN CONTROL	The Plan may be amended as a result of acquisition, divestiture or merger with Occidental.
In the event of a Change in Control(1) during the performance period, the grantee's right to receive payment for 50% of the maximum number of performance shares, payable 50% in stock and 50% in cash, becomes non-forfeitable.

In the event of a Change in Control(1) prior to July 10, 2015, a pro rata portion of the shares based on the days elapsed from the grant date to the Change in Control will become non-forfeitable, but remain subject to the performance condition. The remaining shares will be forfeited.
In the event of a Change in Control after July 10, 2015, but prior to certification of the performance threshold, the shares of stock will become non-forfeitable, but remain subject to the performance condition.

(1)
A Change in Control Event under the 2005 Long-Term Incentive Plan generally includes a 20% or more change in ownership, certain changes in a majority of the Board, certain mergers or consolidations, sale of substantially all of Occidental’s assets or stockholder approval of a liquidation of Occidental.

33     2013 Notice of Annual Meeting and Proxy Statement

Outstanding Equity Awards
The table below sets forth the outstanding equity awards held by the named executive officers as of December 31, 2012, including Restricted Stock Incentive Awards, Total Shareholder Return Incentive Awards, Restricted Stock Recruitment Awards and options.

The Restricted Stock Incentive Awards (RSI) and Total Shareholder Return Incentive Awards (TSR) are performance-based awards with payouts that depend on the outcome of the performance criteria and the price of Occidental’s stock on the award certification date, with the possibility of no payout if performance criteria are not met. These are long-term awards with four-year, three-year and three- to seven-year performance periods, as applicable, that, based on achievement of performance criteria, will vest or become nonforfeitable between 2013 and 2019. The values shown for the TSR awards in the table below are shown at target or mid-point performance levels. Actual payouts, if any, will reflect actual performance which may be at lower or higher levels than shown below. Ultimate payout values also depend on the price of the company’s stock at the time of payout.

Outstanding Equity Awards at December 31, 2012
		Option Awards				Stock Awards
Name / Type of Award	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Stephen I. Chazen
RSI	10/13/10							47,456	(2)	$3,635,604	(2)
RSI	7/13/11							48,558	(3)	$3,720,028	(3)
RSI	7/11/12							59,123	(4)	$4,529,413	(4)
TSR	7/15/09							149,836	(5,6)	$11,478,936	(5)
TSR	10/13/10							75,929	(5,7)	$5,816,921	(5)
TSR	7/13/11							77,693	(5,8)	$5,952,061	(5)
TSR	7/11/12							94,597	(5,9)	$7,247,076	(5)
Ray R. Irani
RSI	10/13/10							59,320	(2)	$4,544,505	(2)
RSI	7/13/11							48,558	(3)	$3,720,028	(3)
RSI	7/11/12							59,123	(4)	$4,529,413	(4)
TSR	7/15/09							337,130	(5,6)	$25,827,529	(5)
TSR	10/13/10							94,911	(5,7)	$7,271,132	(5)
TSR	7/13/11							69,924	(5,8)	$5,356,878	(5)
TSR	7/11/12							85,137	(5,9)	$6,522,346	(5)
Donald P. de Brier
RSI	10/13/10							18,983	(2)	$1,454,288	(2)
RSI	7/13/11							15,539	(3)	$1,190,443	(3)
RSI	7/11/12							18,920	(4)	$1,449,461	(4)
TSR	7/15/09							29,968	(5,6)	$2,295,848	(5)
TSR	10/13/10							30,372	(5,7)	$2,326,799	(5)
TSR	7/13/11							24,862	(5,8)	$1,904,678	(5)
TSR	7/11/12							30,271	(5,9)	$2,319,061	(5)
Cynthia L. Walker
RSI	8/6/12							9,065	(4)	$694,470	(4)
TSR	8/6/12							14,503	(5,9)	$1,111,075	(5)
RSRA	8/6/12					15,000 (10)	$1,149,150
William E. Albrecht
RSI	10/13/10							16,610	(2)	$1,272,492	(2)
RSI	7/13/11							15,539	(3)	$1,190,443	(3)
RSI	7/11/12							18,920	(4)	$1,449,461	(4)
TSR	7/15/09							22,476	(5,6)	$1,721,886	(5)
TSR	10/13/10							26,576	(5,7)	$2,035,987	(5)
TSR	7/13/11							24,862	(5,8)	$1,904,678	(5)
TSR	7/11/12							30,271	(5,9)	$2,319,061	(5)

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		Option Awards				Stock Awards
Name / Type of Award	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Edward A. Lowe
Options	7/16/03	500		$15.565	7/16/13
RSI	10/13/10							16,610	(2)	$1,272,492	(2)
RSI	7/13/11							15,539	(3)	$1,190,443	(3)
RSI	7/11/12							18,920	(4)	$1,449,461	(4)
TSR	7/15/09							18,730	(5,6)	$1,434,905	(5)
TSR	10/13/10							26,576	(5,7)	$2,035,987	(5)
TSR	7/13/11							24,862	(5,8)	$1,904,678	(5)
TSR	7/11/12							30,271	(5,9)	$2,319,061	(5)
Willie C.W. Chiang
RSI	7/11/12							18,920	(4)	$1,449,461	(4)
TSR	7/11/12							30,271	(5,9)	$2,319,061	(5)
James M. Lienert
RSI	10/13/10							11,864	(2)	$908,901	(2)
RSI	7/13/11							9,712	(3)	$744,036	(3)
RSI	7/11/12							11,825	(4)	$905,913	(4)
TSR	7/15/09							13,486	(5,6)	$1,033,162	(5)
TSR	10/13/10							18,983	(5,7)	$1,454,288	(5)
TSR	7/13/11							15,539	(5,8)	$1,190,443	(5)
TSR	7/11/12							18,920	(5,9)	$1,449,461	(5)

(1)
The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 30, 2012 of Occidental common stock as reported in the NYSE Composite Transactions, which was $76.61.

(2)
The shares are forfeitable until the later of October 12, 2013 and the certification by the Compensation Committee that the achievement of the performance threshold is met no later than September 30, 2017.

(3)	The shares are forfeitable until the later of July 12, 2014 and the certification by the Compensation Committee that the achievement of the performance threshold is met no later than June 30, 2018.
(4)	The shares are forfeitable until the later of July 10, 2015 and the certification by the Compensation Committee that the achievement of the performance threshold is met no later than June 30, 2019.
(5)
For TSRIs granted in 2009, payout value as shown assumes mid-point performance resulting in payout of the target number of shares, which is half of the maximum number of shares. For the TSRIs granted in 2010, 2011 and 2012, payout value as shown assumes mid-point performance level (Occidental’s rank of six out of twelve peer companies), resulting in a payout of 40% of the maximum number of shares. However, the ultimate payout may be significantly less or more than the amounts shown, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(6)	The performance period for the TSR ends July 14, 2013.
(7)	The performance period for the TSR ends October 12, 2013.
(8)	The performance period for the TSR ends June 30, 2014.
(9)	The performance period for the TSR ends June 30, 2015.
(10)	5,000 shares vest on each of the first, second and third anniversaries of the grant date, subject to Ms. Walker’s continued employment.

35     2013 Notice of Annual Meeting and Proxy Statement

Option Exercises and Stock Vested in 2012
The following table summarizes, for the named executive officers, the stock awards vested during 2012. See page 27 for information regarding the certification of these awards. The amounts reported as value realized are shown on a before-tax basis. No option awards vested and no named executive officers exercised vested option awards.

The stock awards that vested in 2012 for Mr. Chazen, Dr. Irani and Messrs. de Brier, Albrecht and Lienert were TSR awards granted in 2008. Ms. Walker’s vested award was an RSRA award and Mr. Chiang’s was a CSA award, in each case granted in connection with their recruitment to Occidental. See pages 21 and 24 for descriptions of these awards.

Previously Granted Vested Option Awards Exercised and Previously Granted Stock Awards Vested in 2012
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen I. Chazen	136,365	$11,886,937
Ray R. Irani	306,819	$26,745,412
Donald P. de Brier	27,273	$2,377,387
Cynthia L. Walker	9,000	$794,340	(2)
William E. Albrecht	13,637	$1,188,737
Edward A. Lowe	0	$0
Willie C.W. Chiang	21,646	$1,800,081	(3)
James M. Lienert	11,690	$1,019,017
(1)
The amount represents the product of the number of shares vested and the closing price of the common stock on the New York Stock Exchange on the vesting date. For all awards other than Ms. Walker’s and Mr. Chiang’s the payout is split 50% in stock and 50% in cash.

(2)	Ms. Walker received 5,600 shares on a net after-tax basis and must hold at least 2,800 shares until August 6, 2015.
(3)
Mr. Chiang received 14,399 shares on a net after-tax basis and must hold at least 7,200 shares until June 11, 2015. Additionally, if he is terminated for cause within his first three years of employment he must return a pro-rated number of the shares he received.

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Nonqualified Deferred Compensation

Nonqualified Defined Contribution Retirement Plan.
Substantially all employees whose participation in Occidental’s qualified defined contribution retirement and savings plans is limited by applicable tax laws are eligible to participate in Occidental’s nonqualified defined contribution retirement plan, which provides additional retirement benefits outside of those limitations.

Annual plan allocations for each participant restore the amounts that would have accrued for salary, bonus and non-equity incentive compensation under the qualified plans, but for the tax law limitations.
Account balances are fully vested after three years of service and are payable following separation from service, or upon attainment of a specified age elected by the participant, as described below.

Interest on nonqualified retirement plan accounts is allocated monthly to each participant’s account, based on the opening balance of the account in each monthly processing period. The amount of interest earnings is calculated using a rate equal to the five-year U.S. Treasury Note rate on the last business day of the processing month plus 2%, converted to a monthly allocation factor.

In order to provide greater financial planning flexibility to participants while not increasing costs under the plan, the Supplemental Retirement Plan II (SRP II) allows in-service distribution of a participant’s account at a specified age, but not earlier than age 60, as elected by the participant when initially participating in the plan.

Mr. Chazen, Dr. Irani and Messrs. de Brier and Albrecht made specified age elections such that their SRP II accounts, shown below, were distributed in February 2012. After a participant receives a specified age distribution, future allocations under the SRP II and earnings on those allocations will be distributed in the first 70 days of each following year.

Nonqualified Deferred Compensation Plan.

•	Under the Modified Deferred Compensation Plan (MDCP), the maximum amount that may be deferred for any one year is limited to $75,000.

•	A participant’s overall plan balance must be less than $1 million at the end of any given year to enable a participant to defer compensation for the subsequent year.

•
Deferred amounts earn interest at a rate equal to the five-year U.S. Treasury Note rate plus 2%, except for amounts deferred prior to 1994, which will continue to earn interest at a minimum interest rate of 8%.

The following table sets forth for 2012 the contributions, earnings, withdrawals and balances under Supplemental Retirement Plan II – SRP II and Modified Deferred Compensation Plan – MDCP in which the named executive officers participate. Each of the executive officers, other than Ms. Walker and Mr. Chiang, are fully vested in their respective aggregate balances shown below. The footnotes provide information about other amounts that were reported as earned in the Summary Compensation Table on page 30 for 2012 and prior years.

Nonqualified Deferred Compensation
Name	Plan	Executive Contributions in 2012 ($)(1)	Occidental Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)	Aggregate Withdrawals/ Distributions in 2012 ($)(2)	Aggregate Balance at 12/31/12 ($)
Stephen I. Chazen(3)	SRP II	$0	$795,495	$19,367	$478,880	$813,771
	MDCP	$0	$0	$48,838	$0	$1,819,052
Ray R. Irani(4)	SRP II	$0	$723,495	$18,126	$672,612	$740,089
Donald P. de Brier(5)	SRP II	$0	$155,295	$3,668	$143,364	$158,636
Cynthia L. Walker(6)	SRP II	$0	$17,154	$37	$0	$17,191
William E. Albrecht(7)	SRP II	$0	$186,495	$5,162	$486,389	$190,549
Edward A. Lowe(8)	SRP II	$0	$185,295	$23,224	$0	$903,626
	MDCP	$75,000	$0	$21,194	$0	$801,682
Willie C.W. Chiang(9)	SRP II	$0	$33,995	$383	$0	$34,378
James M. Lienert(10)	SRP II	$0	$139,995	$36,309	$0	$1,383,764
	MDCP	$0	$0	$89,168	$0	$3,298,762
(1)		No employee contributions are permitted to the SRP II.
(2)		Distribution made in February 2012 in accordance with the specified age elections described under Nonqualified Defined Contribution Retirement Plan above.
(3)		Occidental’s 2012 contribution to the SRP II of $795,495 is reported elsewhere in this proxy statement.
(4)		Occidental’s 2012 contribution to the SRP II of $723,495 is reported elsewhere in this proxy statement.
(5)		Occidental’s 2012 contribution to the SRP II of $155,295 is reported elsewhere in this proxy statement.
(6)		Occidental's 2012 contribution to the SRP II of $17,154 is reported elsewhere in this proxy statement. Ms. Walker joined Occidental in 2012 and will vest under the SRP II after three years of service.
(7)		Occidental’s 2012 contribution to the SRP II of $186,495 is reported elsewhere in this proxy statement.
(8)		Occidental’s 2012 contribution to the SRP II of $185,295 is reported elsewhere in this proxy statement.
(9)		Occidental's 2012 contribution to the SRP II of $33,995 is reported elsewhere in this proxy statement. Mr. Chiang joined Occidental in 2012 and will vest under the SRP II after three years of service.
(10)		Occidental’s 2012 contribution to the SRP II of $139,995 is reported elsewhere in this proxy statement.

37     2013 Notice of Annual Meeting and Proxy Statement

Potential Payments Upon Termination or Change of Control

Summary. Payments and other benefits payable to named executive officers in various termination circumstances and a change of control are subject to certain policies, plans and agreements. Following is a summary of the material terms of these arrangements.

Occidental’s Golden Parachute Policy provides that, subject to certain exceptions, Occidental will not grant Golden Parachute Benefits (as defined in the Policy) to any senior executive which exceed 2.99 times his or her salary plus annual incentive pay unless the grant of such benefits is approved by a vote of the corporation’s stockholders or the obligation with respect to such benefit pre-dated adoption of the Policy. The Golden Parachute Policy was approved by Occidental’s stockholders. The complete Golden Parachute Policy is available at www.oxy.com.

Under Occidental’s Notice and Severance Pay Plan, employees, including named executive officers without employment agreements, terminated in certain circumstances without cause or as a result of a change of control are eligible for up to 12 months base salary depending on years of service, two months of contributions pursuant to the Savings Plan and the SRP II, and continued medical and dental coverage for the 12-month notice and severance period at the active employee rate.

In February 2013, the company provided retention payment and separation benefits (Retention and Separation Benefits) in certain circumstances for Messrs. Albrecht, Lowe and Lienert, who do not have employment agreements or offer letters that address termination payments and benefits. These arrangements replace any notice and severance pay that they would otherwise receive under the Notice and Severance Pay Plan. Each of these executives, with his continued employment, will receive a retention payment (Retention Payment) of two times his then-current annual base salary, payable in one lump sum cash payment one year after a new Chief Executive Officer begins employment. If the executive is terminated without cause prior to December 31, 2014, subject to providing typical waivers and releases, the executive will receive (i) separation pay at his then-current base salary for 24 months, payable monthly; (ii) his target annual bonus amount for the year of separation, payable in one lump sum cash payment; (iii) the same medical and other benefits (other than notice and severance pay) as are received by employees under the Notice and Severance Pay Plan; and (iv) the Retention Payment (if not previously paid). These arrangements were not in effect on December 31, 2012 and, so, are not included in the “Potential Payments” section below.

The 2005 Long-Term Incentive Plan has provisions that, in the event of a change of control of Occidental, require the outstanding awards, including stock options, granted under such plans to become fully vested and exercisable unless the Plan Administrator determines, prior to the occurrence of the event, that benefits will not accelerate. This plan was approved by Occidental’s stockholders. Notwithstanding the foregoing, as of 2011, all new grants of equity awards vest on a pro rata basis in the event of a change of control and TSR awards vest based on 50% of the maximum number of units that could be paid.

Except as described in this summary and below under “Potential Payments,” Occidental does not have any other agreements or plans that will require it to provide compensation to named executive officers in the event of a termination of employment or a change of control.

Potential Payments. In the discussion that follows, payments and other benefits payable upon various terminations and change of control situations are set out as if the conditions for payments had occurred and the terminations took place on December 31, 2012, and reflect the terms of applicable plans, employment agreements, offer letters and long-term incentive award agreements then in effect. The amounts set forth below are estimates of the amounts that would be paid to each named executive officer upon his or her termination. The “Maximum Payout” is the maximum amount, including incentive awards and certain benefits, that could have been payable in the event of a change of control situation. The actual amounts to be paid out can be determined only at the time of such named executive officer’s separation from Occidental. The disclosures below do not take into consideration any requirements under Section 409A of the Internal Revenue Code, which could affect, among other things, the timing of payments and distributions.

The following payments and benefits, which are potentially available to all full-time salaried employees when their employment terminates, are not included in the amounts shown below:

•	Notice and Severance Pay Plan payments and benefits.

•	Life insurance proceeds equal to two times base salary, payable on death as available to all eligible employees.

•	Amounts vested under the Qualified Plans (see page 27 for the named executive officers’ balances as of year-end).

•	Amounts vested under the Nonqualified Deferred Compensation arrangements (see page 37 for the named executive officers’ balances as of year-end).

•
Bonus and non-equity incentive compensation (collectively, “bonus”) under the Executive Incentive Compensation Plan that is earned as of year-end. Any Plan participant who leaves on or after that date for any reason is entitled to such amounts when payment is made in the first quarter of the following year. The amounts that were earned in 2012 by the named executive officers are included in the Summary Compensation Table on page 30.

•
Short-term disability benefits. During any period of disability, all salaried employees are eligible for six months of continued salary at half pay, full pay or a combination thereof, depending on years of service.

•
Long-term disability benefits. Occidental provides a Long-Term Disability Plan, which makes third-party disability insurance coverage available to all salaried employees. Premiums are paid through salary deductions by the employees who elect to participate.

•
Medical benefits are available to all eligible employees during periods of disability at the same premium rates as active employees. Following termination of employment, other than for cause, medical benefits are available pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to 18 months at premium rates equal to 102% of the full cost of coverage. Retiree medical coverage is available if the employee satisfies the eligibility requirements. Premiums paid by retirees depend on age and years of service.

Mr. Chazen. Potential payments to Mr. Chazen are governed by his employment agreement, dated January 28, 2010, which is for a term expiring in January 2015. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2012.

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Retirement with the Consent of Occidental. If Mr. Chazen had retired, he would have been entitled to receive:

1.	Long-term incentive awards, payable at the end of the performance period subject to attainment of performance goals:

•	TSR shares reduced on a pro rata basis as of the termination date — $5,211,712(1)

•	RSI shares reduced on a pro rata basis as of the termination date — $5,236,687(2)

2.	Upon approval of the Compensation Committee, the additional amounts disclosed under item 2 of “Termination by Occidental without Cause.”

3.	Unused vacation pay (one-time lump-sum payment of $1,496,250).
Termination by Occidental with Cause. Occidental may discharge Mr. Chazen for material cause at any time upon 30 days’ written notice. Mr. Chazen would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Termination by Occidental without Cause. If Occidental had terminated Mr. Chazen for any reason other than cause, retirement or death, Mr. Chazen would have been entitled to receive:

1.	The payments and benefits disclosed under items 1 and 3 of “Retirement with the Consent of Occidental.”

2.
With respect to the portion of awards that have not vested at the time of termination, cash payments equal to what he would have received, and made at the time such awards would have been settled, had he remained employed. The additional amounts of such payments would have been:

•	TSRs — $3,100,746(1,3)

•	RSIs — $6,648,359(4)

3.	Two times his highest annual base salary, payable over a two-year period between January 1, 2013, and December 31, 2014 (the “compensation period”) ($1,400,000 annually);

4.
Within 90 days following the end of each calendar year during the compensation period, a lump sum payment equal to the annual contribution he would have received under the defined contribution retirement plans had he not been terminated:

•	Savings Plan — $15,300 (annually)

•	SRP II — $231,015 (annually)

5.	Continued coverage under group excess liability insurance during the compensation period — $ 2,100.
Payments in the Event of Disability. Mr. Chazen may be terminated if he is disabled for an aggregate of 180 days in any 12-month period. If Occidental had terminated him for disability, he would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Mr. Chazen’s death, his beneficiaries would have been entitled to receive:

1.	The payments and benefits disclosed in items 1 and 3 under “Retirement with the Consent of Occidental.”
Termination by Mr. Chazen. Mr. Chazen may terminate his agreement at any time upon 90 days’ written notice. If Mr. Chazen had terminated the agreement, he would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”

Change of Control. Had a change of control occurred, Mr. Chazen would have been entitled to receive:

1.
All long-term incentive award payments disclosed in item 1 under “Retirement with the Consent of Occidental,” except that the TSRs would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive amounts in excess of those amounts would have been forfeited. The additional amount attributable to such vesting would have been $30,037,239(3).

2.
If he were terminated as part of the change of control, instead of the payments and benefits disclosed in item 1 above, the payments and benefits shown under “Termination by Occidental without Cause,” except that certain TSRs would have vested fully at 50% of the maximum, and the right to receive amounts in excess of those amounts would have been forfeited. The additional amount attributable to such vesting would have been $26,936,493(3).

Maximum Payout. The maximum payable to Mr. Chazen under any of the scenarios was $51,924,976 (representing cash and equity payments) which would have occurred in the Change of Control situation.

Dr. Irani. Potential payments to Dr. Irani are governed by his amended and restated employment agreement dated October 9, 2008, which is for a term expiring on the earlier of Occidental’s 2015 Annual Meeting of Stockholders or May 30, 2015. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2012.
Retirement with the Consent of Occidental. If Dr. Irani had retired with the consent of Occidental, he would have been entitled to receive:

1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:

•	TSR shares reduced on a pro rata basis as of the termination date — $9,229,902(1)

•	RSI shares reduced on a pro rata basis as of the termination date — $5,909,241(2)

2.	Unused vacation pay (one-time lump-sum payment of $800,000);

3.	Life insurance coverage of $5,700,000 for the remainder of his life (in lieu of the broad-based life insurance benefit)— current annual premium of $98,550;

4.	Comparable medical and dental benefits for Dr. Irani and his spouse to those provided to all eligible salaried employees; and

5.
The personal benefits he is entitled to receive under his current employment agreement. These include security services ($480,000), tax preparation and financial planning services ($400,000), administrative assistance, certain travel benefits and club dues, for life, having a total estimated annual cost of $1,200,000. Under his employment agreement, following retirement or termination from employment, he is also entitled to be made whole for those benefits (estimated at $1,000,000 annually).

Payments in the Event of Disability. Dr. Irani may be terminated if he is disabled for an aggregate of 6 months in any 18-month period. If Occidental had terminated him for disability, he would have been entitled to receive:

1.	A lump sum payment equal to three times his highest annual salary and bonus ($16,770,000); and

2.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”

39     2013 Notice of Annual Meeting and Proxy Statement

Payments in the Event of Death. In the event of Dr. Irani’s death, his beneficiaries would have been entitled to receive:

1.	Proceeds in the amount of approximately $5.7 million from life insurance policies for which premiums are disclosed above under “Retirement with the Consent of Occidental;”

2.	Proceeds in the amount of $7.6 million from insurance policies purchased under a 1994 split-dollar arrangement. Occidental has the right to receive any proceeds in excess of the death benefit; and

3.	The payments and benefits disclosed in items 1, 2 and 4 under “Retirement with the Consent of Occidental.”
Termination by Occidental. If Occidental had terminated Dr. Irani for any reason other than retirement or death, Dr. Irani would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental,” and the payment under item 1 of “Payments in the Event of Disability.”
Termination by Dr. Irani. Dr. Irani may terminate his agreement in the event of a material breach by Occidental, which is not cured within 15 days of notice of the breach. If Dr. Irani had terminated the agreement, he would have been entitled to receive:

1.	The payments and benefits disclosed under “Termination by Occidental.”
Change of Control. Had a change of control occurred, Dr. Irani would have been entitled to receive:

1.
All long-term incentive award payouts as disclosed in Item 1 under “Retirement with the Consent of Occidental” except that the TSRs would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive the amounts in excess of those amounts would have been forfeited. Such vesting would increase the values shown under “Retirement with the Consent of Occidental” by $40,535,571(3).

2.	A tax gross-up for all effects of any excise and other taxes payable by Dr. Irani by reason of the change of control ($0); and

3.
If the change of control resulted in a material breach of his agreement that was not cured within 15 days’ notice of the breach, Dr. Irani would have been entitled to receive the other payments and benefits disclosed in items 2, 3, 4 and 5 under “Retirement with the Consent of Occidental” and in item 1 under “Payments in the Event of Disability.”

Maximum Payout. The maximum payable to Dr. Irani under any of the scenarios was $73,244,714 (representing cash and equity payments) and $2,200,000 (representing the estimated value per year for continuation of other benefits), which would have occurred in the Change of Control situation followed by a material breach of his employment agreement.

Mr. de Brier. Potential payments to Mr. de Brier are governed by his amended and restated employment agreement, dated October 9, 2008, as amended, which is for a term expiring in December 2014. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2012.
Retirement with the Consent of Occidental. If Mr. de Brier had retired with the consent of Occidental, he would have been entitled to receive:

1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:

•	TSR shares reduced on a pro rata basis as of the termination date — $1,383,833(1)

•	RSI shares reduced on a pro rata basis as of the termination date — $1,891,015(2)

2.	Unused vacation pay (one-time lump-sum payment of $136,839); and

3.	Life insurance for the remainder of his life equal to his highest career annual salary ($551,000) (estimated future annual premium of $34,005).
Termination by Occidental with Cause. If Occidental had terminated Mr. de Brier for cause, Mr. de Brier would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Termination by Occidental without Cause. If Occidental had terminated Mr. de Brier for any reason other than cause, retirement or death, Mr. de Brier would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental;”

2.
Two times his highest annual salary and annual cash bonus target payable over a two-year period between January 1, 2013, and December 31, 2014 (the “compensation period”) ($951,000 annually). During the compensation period, Mr. de Brier may not accept employment with, or act as a consultant or perform services for, any entity engaged in any energy-related business without Occidental’s consent;

3.
Within 90 days following the end of each calendar year during the compensation period, a lump sum payment equal to the annual contribution he would have received under the defined contribution retirement plans had he not been terminated:

•	Savings Plan — $15,300

•	SRP II — $126,135

4.
Cash payments in lieu of the forfeited portion of all long-term performance-based incentive awards granted prior to his termination that would have vested during the compensation period resulting in the following additional value to that shown under “Retirement with the Consent of Occidental” at the time and subject to the attainment and certification of the underlying performance objectives:

•	TSRs — $870,112(3)

•	RSIs — $1,951,442(4)

5.	Continued coverage under group excess liability insurance during the compensation period — $2,100.
Payments in the Event of Disability. If Occidental were to have terminated Mr. de Brier for disability, he would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental;” and

2.	60% of his salary less the amount paid annually pursuant to Occidental’s Long-Term Disability Plan for 12 months (assuming the disability continues for the maximum covered period) — $150,000 annually.
Termination by Mr. de Brier. If Mr. de Brier terminated his agreement, he would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Mr. de Brier’s death, his beneficiaries would have been entitled to receive:

1.	Supplemental life insurance proceeds equal to his base salary ($550,000); and

2.	The payments and benefits disclosed in items 1 and 2 under “Retirement with the Consent of Occidental.”

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Change of Control. Had a change of control occurred, Mr. de Brier would have been entitled to receive:

1.
All long-term incentive award payouts as disclosed in Item 1 under “Retirement with the Consent of Occidental” and in item 4 under “Termination by Occidental without Cause,” except that the TSRs would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive amounts in excess of that amount would have been forfeited. The additional amounts attributable to such vesting would have been $8,230,133(3).

2.	If he were terminated as part of the change of control, instead of payments disclosed in item 1 above, the payments and benefits shown under “Termination by Occidental without Cause.”
Maximum Payout. The maximum payable to Mr. de Brier under any of the scenarios was $16,650,345 (representing cash and equity payments) which would have occurred in the Change of Control situation with his termination as part of the change of control.

Ms. Walker. Ms. Walker does not have an employment agreement. Potential payments to Ms. Walker in the event of certain termination scenarios prior to the third anniversary of her employment are governed by her offer letter dated July 31, 2012. The following is a summary of the payments and benefits she would have been entitled to receive if the event specified occurred as of December 31, 2012.
Termination by Occidental with Cause. If Occidental had terminated Ms. Walker for cause, Ms. Walker would not have received severance or other pay and she would have forfeited any unvested long-term incentive awards, but she would have been entitled to receive:

1.	Unused vacation pay (one-time lump-sum payment of $19,235).
Termination by Occidental without Cause. In the event of involuntary, not-for-cause termination of employment, Ms. Walker would have been entitled to receive:

1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:

•	TSR shares as of the termination date — $277,765(5)

•	RSI shares as of the termination date — $694,470(6)

2.	The unused vacation pay as disclosed under “Termination by Occidental with Cause.”

3.	Severance pay equal to 12 months’ base salary ($600,000);

4.
Payment of the annual bonus under the terms of the EICP at 100% of the target for the discretionary portion and the amount earned based on the company’s performance for the performance-based portion ($600,000(7));

5.	RSRA shares fully vest as of the termination date - $1,149,150; and

6.	A cash payment equal to any unvested balances forfeited under the company’s retirement and savings plans.

•	Retirement Plans — $6,688

•	SRPII — $17,191
Termination by Ms. Walker. If Ms. Walker terminated her employment, she would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Termination by Occidental Without Cause.”
Payments in the Event of Death. In the event of Ms. Walker’s death, her beneficiaries would have been entitled to receive:

1.	The payments and benefits disclosed under “Termination by

Occidental without Cause.”
Change of Control. Had a change of control occurred, Ms. Walker would have been entitled to receive:

1.
All TSR award payments as disclosed in Item 1 under “Termination by Occidental without Cause” except that the awards would have vested fully at 50% of the maximum and the right to receive amounts in excess of those amounts would have been forfeited. The additional amount attributable to such vesting would have been $1,111,098(9).

2.	RSI shares reduced on a pro rata basis as of the change of control date — $96,237(2).

3.	If she were terminated as part of the change of control she would also receive the payments and benefits disclosed in items 2, 3, 4, 5 and 6 under “Termination by Occidental without Cause.”
Maximum Payout. The maximum payable to Ms. Walker under any of the scenarios was $4,464,717 (representing cash and equity payments), which would have occurred in the Change of Control situation with her termination as part of the change of control.

Mr. Albrecht. Mr. Albrecht does not have an employment agreement, but effective beginning February 2013, he would receive the Retention and Separation Benefits described on page 38 in certain termination circumstances. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2012. These amounts do not reflect the arrangements established in February 2013.
Retirement with the Consent of Occidental. If Mr. Albrecht had retired with the consent of Occidental, he would have been entitled to receive:

1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:

•	TSR shares reduced on a pro rata basis as of the termination date — $1,175,850(1)

•	RSI shares reduced on a pro rata basis as of the termination date — $1,756,493(2)

2.	Unused vacation pay (one-time lump-sum payment of $71,130).
Termination by Occidental with Cause. If Occidental had terminated Mr. Albrecht for cause, Mr. Albrecht would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Termination by Occidental without Cause. If Occidental had terminated Mr. Albrecht for any reason other than cause, retirement or death, Mr. Albrecht would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Disability. If Occidental were to have terminated Mr. Albrecht for disability, he would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Termination by Mr. Albrecht. If Mr. Albrecht terminated his employment, he would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Mr. Albrecht’s death, his beneficiaries would have been entitled to receive:

1.	The payments and benefits under “Retirement with the Consent of Occidental.”

41     2013 Notice of Annual Meeting and Proxy Statement

Change of Control. Had a change of control occurred, Mr. Albrecht would have been entitled to receive:

1.
All long-term incentive award payouts as disclosed under “Retirement with the Consent of Occidental” except that TSRs would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive amounts in excess of those amounts would have been forfeited. The additional amount attributable to such vesting would have been $8,370,675(3).

2.	If he were terminated as part of the change of control he would also receive the unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Maximum Payout. The maximum payable to Mr. Albrecht under any of the scenarios was $11,936,066 (representing cash and equity payments), which would have occurred in the Change of Control situation with his termination as part of the change of control.

Mr. Lowe. Mr. Lowe does not have an employment agreement, but effective beginning February 2013, he would receive the Retention and Separation Benefits described on page 38 in certain termination circumstances. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2012. These amounts do not reflect the arrangements established in February 2013.
Retirement with the Consent of Occidental. If Mr. Lowe had retired with the consent of Occidental, he would have been entitled to receive:

1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:

•	TSR shares reduced on a pro rata basis as of the termination date — $1,098,760(1)

•	RSI shares reduced on a pro rata basis as of the termination date — $1,756,493(2)

2.	Unused vacation pay (one-time lump-sum payment of $49,712).
Termination by Occidental with Cause. If Occidental had terminated Mr. Lowe for cause, Mr. Lowe would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Termination by Occidental without Cause. If Occidental had terminated Mr. Lowe for any reason other than cause, retirement or death, Mr. Lowe would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Disability. If Occidental were to have terminated Mr. Lowe for disability, he would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Termination by Mr. Lowe. If Mr. Lowe terminated his employment, he would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Mr. Lowe’s death, his beneficiaries would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”

Change of Control. Had a change of control occurred, Mr. Lowe would have been entitled to receive:

1.
All long-term incentive award payouts as disclosed in Item 1 under “Retirement with the Consent of Occidental” except that TSRs would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive amounts in excess of those amounts would have been forfeited. The additional amounts attributable to such vesting would have been $8,160,784(9).

2.	If he were terminated as part of the change of control he would also receive the unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Maximum Payout. The maximum payable to Mr. Lowe under any of the scenarios was $11,627,667 (representing cash and equity payments), which would have occurred in the Change of Control situation with his termination as part of the change of control

Mr. Chiang. Mr. Chiang does not have an employment agreement. Potential payments to Mr. Chiang in the event of certain termination scenarios prior to his third anniversary of employment are governed by his offer letter dated April 19, 2012. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2012.
Termination by Occidental with Cause. If Occidental had terminated Mr. Chiang for cause, as defined in his offer letter, Mr. Chiang would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:

1.	Unused vacation pay (one-time lump-sum payment of $3,467).

2.
Additionally, Mr. Chiang would be required to return to the Company a number of shares equal to the prorated portion of the 14,399 shares he received on a net after-tax basis in connection with his recruitment to the Company. The value of the shares that would have been returned on December 31, 2012 would have been $694,475.

Termination by Occidental without Cause. In the event of involuntary, not-for-cause termination, including termination as a result of death, disability and constructive termination, as defined in his offer letter, Mr. Chiang would have been entitled to receive:

1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:

•	TSR shares as of the termination date — $579,761(5)

•	RSI shares as of the termination date — $1,449,961(6)

2.	The unused vacation pay as disclosed under “Termination by Occidental with Cause.”

3.	Severance pay equal to 12 months’ base salary ($600,000);

4.	Upon approval of the Chief Executive Officer, the unvested portion of his cash sign-on bonus, payable at the same time as if he continued to be employed by the company ($1,000,000);

5.
Payment of the annual bonus under the terms of the EICP at 100% of the target for the discretionary portion and the amount earned based on the company’s performance for the performance-based portion ($600,000(7)); and

6.	A cash payment equal to any unvested balances forfeited under the company’s retirement and savings plans.

•	Retirement and Savings Plans — $34,566

•	SRPII — $34,378
Payments in the Event of Disability. If Occidental were to have terminated Mr. Chiang for disability, he would have been entitled to receive:

1.	The payments and benefits disclosed under “Termination by Occidental without Cause.”

Occidental Petroleum Corporation     42

Executive Compensation
Tables

Termination by Mr. Chiang. If Mr. Chiang terminated his employment, he would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Termination by Occidental with Cause.”

2.	Mr. Chiang would have been required to return shares to the Company as disclosed in Item 2 under “Termination by Occidental with Cause”.
Payments in the Event of Death. In the event of Mr. Chiang’s death, his beneficiaries would have been entitled to receive:

1.	The payments and benefits disclosed under “Termination by Occidental without Cause.”
Change of Control. Had a change of control occurred, Mr. Chiang would have been entitled to receive:

1.
All TSR award payouts as disclosed in Item 1 under “Termination by Occidental without Cause” except that TSRs would have vested fully at 50% of the maximum and the right to receive amounts in excess of those amounts would have been forfeited. The additional amounts attributable to such vesting would have been $2,319,084(5).

2.	RSI shares reduced on a pro rata basis as of the change of control date — $230,536(2).

3.	If he were terminated as part of the change of control he would also receive the payments and benefits disclosed in items 2, 3, 4, 5 and 6 under “Termination by Occidental without Cause.”
Maximum Payout. The maximum payable to Mr. Chiang under any of the scenarios was $6,564,774 (representing cash and equity payments) which would have occurred in the Change of Control situation with his termination as part of the change of control.

Mr. Lienert. Mr. Lienert does not have an employment agreement, but effective beginning February 2013, he would receive the Retention and Separation Benefits described on page 38 in certain termination circumstances. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2012. These amounts do not reflect the arrangements established in February 2013.
Retirement with the Consent of Occidental. If Mr. Lienert had retired with the consent of Occidental, he would have been entitled to receive:

1.	Long-term incentive awards payable at the end of the performance period subject to attainment of performance goals:

•	TSR shares reduced on a pro rata basis as of the termination date — $756,982(1)

•	RSI shares reduced on a pro rata basis as of the termination date — $1,181,868(3)

2.	Unused vacation pay (one-time lump-sum payment of $93,000).
Termination by Occidental with Cause. If Occidental had terminated Mr. Lienert for cause, Mr. Lienert would not have received severance or other pay and he would have forfeited any unvested long-term incentive awards, but he would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Termination by Occidental without Cause. If Occidental had terminated Mr. Lienert for any reason other than cause, retirement or death, Mr. Lienert would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Disability. If Occidental were to have terminated Mr. Lienert for disability, he would have been entitled to receive:

1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
Termination by Mr. Lienert. If Mr. Lienert terminated his employment, he would have been entitled to receive:

1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Payments in the Event of Death. In the event of Mr. Lienert’s death, his beneficiaries would have been entitled to receive:

1.	The payments and benefits disclosed in items 1 and 2 under “Retirement with the Consent of Occidental.”
Change of Control. Had a change of control occurred, Mr. Lienert would have been entitled to receive:

1.
All long-term incentive award payouts as disclosed under “Retirement with the Consent of Occidental” except that TSRs would have vested fully at target or at 50% of the maximum, as applicable, and the right to receive amounts in excess of those amounts would have been forfeited. The additional amounts attributable to such vesting would have been $5,393,882(3).

2.	If he were terminated as part of the change of control he would also receive the unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
Maximum Payout. The maximum payable to Mr. Lienert under any of the scenarios was $7,900,807 (representing cash and equity payments) which would have occurred in the Change of Control situation with his termination as part of the change of control.

(1)
Represents the product of the year-end price of $76.61, and the pro rata shares of TSR awards. Under the terms of the TSR agreements, executives receive a prorated payout, paid after the end of the applicable performance period, based on actual performance and the number of days employed at the company during the performance period. The values shown reflect an estimated payout of a prorated number of shares based on performance of the company through December 31, 2012, which would result in payouts of 31% for the TSRs granted in 2009 and 10% for the TSRs granted in 2010, 2011 and 2012. The performance periods for the TSRs end in 2013 for the 2009 and 2010 grants and in 2014 and 2015 for the 2011 and 2012 grants, respectively, so these payouts may not be indicative of the payout that would be made at the end of the performance period based on actual performance. Actual payout would be prorated and could vary from zero to 100% of maximum for grants in 2010 through 2012, or zero to 200% of target for 2009 grants, depending on attainment of performance objectives. The value of the payout would also depend on the price of common stock at payout.

(2)	Represents the product of the year-end price of $76.61 and the pro rata number of RSIs.
(3)	Represents the product of the year-end price of $76.61 and the additional number of TSR awards that would further vest.
(4)	Represents the product of the year-end price of $76.61 and the additional number of RSIs that would further vest.
(5)
Represents the product of the year-end price of $76.61 and the estimated number of TSR awards that would vest. Payout is paid after the end of the applicable performance period, based on actual performance of the company during the full performance period. The values shown reflect an estimated payout based on performance of the company through December 31, 2012, which would result in payouts of 31% for the TSRs granted in 2009 and 10% for the TSRs granted in 2010, 2011 and 2012. The performance periods for the TSRs end in 2013 for the 2009 and 2010 grants and in 2014 and 2015 for the 2011 and 2012 grants, respectively, so these payouts may not be indicative of the payout that would be made at the end of the performance period based on actual performance. Actual payout could vary from zero to 100% of maximum for grants in 2010 through 2012, or zero to 200% of target for 2009 grants depending on attainment of performance objectives. The value of the payout would also depend on the price of common stock at payout.

(6)
Represents the product of the year-end price of $76.61 and 100% of the RSIs, based on the performance of the company through December 31, 2012 resulting in vesting of 100% of the awards. The actual payout would be based on actual performance which could result in no payout.

(7)	Calculated assuming the company achieves target performance for the performance-based portion.

43     2013 Notice of Annual Meeting and Proxy Statement

Director Compensation

DIRECTOR COMPENSATION

For 2012, each non-employee director:

•	was paid a retainer of $60,000 per year, plus $2,000 for each meeting of the Board of Directors or of its committees he or she attended in person or telephonically; and

•
received an annual grant of 5,000 shares of common stock (pro-rated for directors appointed mid-term) plus an additional 800 restricted shares of common stock for each committee he or she chaired (other than the Chair of the Executive Compensation and Human Resources Committee who receives 1,800 shares), plus an additional 3,000 restricted shares of common stock for serving as Lead Independent Director. All shares received are subject to restrictions on transfer for three years from the date of grant.

The Board believes that director and stockholder interests should be aligned over the long term. In order to ensure this alignment, since 2000, directors have received an annual grant of 2,500 shares which was adjusted to 5,000 shares due to a stock split in 2006. Shares granted have been subject to sale and transfer restrictions and, for grants made since 2007 may not be sold or transferred for three years except in the case of death or disability. Beginning with 2012 grants, 50% of the shares received by directors may not be sold or transferred for three years from the date of grant, except in the case of death, disability, change in control, or end of Board service, and the remaining 50% are so restricted until the director’s service on the Board ends. Prior to the grant date, directors have the option to elect to receive shares as restricted stock or as deferred stock units. Directors who elect deferred stock units receive dividend equivalents during the deferral period, which will be three years for 50% of the units and until the Director’s service with Occidental ends for the remaining 50% of the units, with exceptions for both deferral periods in the case of death, disability, change in control, or end of Board service. At the end of the deferral period, the Director will receive unrestricted shares of common stock.

Directors are eligible to participate on the same terms as Occidental employees in the Occidental Petroleum Corporation Matching Gift Program, which matches contributions made by employees and directors up to an aggregate of $50,000 per year to educational institutions and organizations, as well as arts and cultural organizations. In addition, Occidental reimburses non-employee directors for expenses related to service on the Board, including hotel, airfare, ground transportation and meals for themselves and their significant others, and permits, subject to availability, non-employee directors to make use of company aircraft on the same reimbursement terms applicable to executive officers of Occidental. Occidental does not provide option awards, non-equity incentive awards or retirement plans for non-employee directors. A table summarizing the total compensation for 2012 for each of the non-employee directors who served in 2012 is set forth below.

Compensation of Directors
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Spencer Abraham	$112,000	$596,360	$8,240	$716,600
Howard I. Atkins	$108,000	$508,660	$1,011	$617,671
Edward P. Djerejian	$112,000	$508,660	$6,062	$626,722
John E. Feick	$108,000	$508,660	$4,048	$620,708
Margaret M. Foran	$92,000	$438,500	$38,986	$569,486
Carlos M. Gutierrez	$92,000	$438,500	$2,817	$533,317
Avedick B. Poladian	$108,000	$438,500	$18,750	$565,250
Rodolfo Segovia (3)	$39,484	$0	$29,304	$68,788
Aziz D. Syriani	$98,000	$771,760	$9,075	$878,835
Rosemary Tomich	$128,000	$508,660	$0	$636,660
Walter L. Weisman (3)	$37,484	$0	$69,000	$106,484
(1)     Equity awards are granted to each non-employee director on the first business day following the Annual Meeting or, in the case of a new non-employee director, the first business day following the election of the director. Prior to the grant date, directors are given the option to receive their annual equity awards as restricted stock or as deferred stock units, as described above. In both cases, 50% of these awards may not be sold or transferred for three years, with limited exceptions, and the remaining 50% are so restricted until the end of the Board service. Secretary Gutierrez is the only director who elected to receive deferred stock units. The dollar amounts shown reflect $87.70 per share for all directors which is the grant date fair value.
(2)     None of the non-employee directors received any fees or payment for services other than as a director. Amounts shown are for matching charitable contributions and tax gross-ups related to reimbursement of travel costs. For Ms. Foran and Messrs. Djerejian, Poladian, Segovia and Weisman, $35,442, $3,000, $18,750, $25,000 and $69,000 (including $25,000 for a 2011 gift paid in 2012), respectively, of the amount shown is for charitable contributions pursuant to Occidental’s Matching Gift Program.
(3)     Messrs. Segovia and Weisman served as directors through the 2012 Annual Meeting.

Occidental Petroleum Corporation 44

Security
Ownership

SECURITY OWNERSHIP

Certain Beneficial Owners and Management
At the close of business on February 28, 2013, the beneficial owner of common stock shown below was the only person known to Occidental to be the beneficial owner of five percent or more of the outstanding voting securities of Occidental.

Name and Address	Number of Shares Owned	Percent of Outstanding Common Stock	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	52,918,905(1)	6.53(1)	52,918,905 (1)	__(1)	52,918,905 (1)	__(1)
(1)	Pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 4, 2013.
The following table sets forth certain information regarding the beneficial ownership of Occidental common stock as of February 28, 2013, by each of the named executive officers, the directors of Occidental, and all executive officers and directors as a group. The directors are subject to stock ownership guidelines as described in Occidental’s Corporate Governance Policies at www.oxy.com. The executive officers are subject to stock ownership guidelines, which range from two to ten times base salary (see Executive Stock Ownership at www.oxy.com). All of the directors and current executive officers were in compliance with the guidelines as of February 28, 2013.

Beneficial Ownership of Directors and Executive Officers
Name	Sole Voting and Investment Shares(1)		Restricted Shares(2)		Exercisable Options(3)	Total Shares Beneficially Owned(4)		Percent of Outstanding Common Stock(5)	Restricted/ Performance Stock Units(6)
Spencer Abraham	17,310		14,458		0	31,768			0
William E. Albrecht	11,137		51,069		0	62,206			104,185
Howard I. Atkins	0		12,090		0	12,090			0
Stephen I. Chazen	2,028,374		155,137		0	2,183,511			398,055
Willie C.W. Chiang	19,641		18,920		0	38,561			30,271
Donald P. de Brier	675,917		53,442		0	729,359			115,473
Edward P. Djerejian	47,364		12,450		0	59,814			0
John E. Feick	30,000		15,800		0	45,800			0
Margaret M. Foran	2,504		12,500		0	15,004			0
Carlos M. Gutierrez	3,334		10,800	(7)	0	14,134	(7)		0
Ray R. Irani	7,981,811	(8)	167,001		0	8,148,812	(8)		587,102
James M. Lienert	139,720		33,401		0	173,121			66,928
Edward A. Lowe	12,423		51,069		500	63,992			100,439
Avedick B. Poladian	15,000		15,000		0	30,000			0
Aziz D. Syriani	58,680		18,480		0	77,160			0
Rosemary Tomich	54,108		11,786		0	65,894			0
Cynthia L. Walker	5,600		9,065		0	14,665			29,503
All executive officers and directors as a group (20 persons)	11,151,338		723,492		100,500	11,975,330		1.5%	1,539,844
(1)					For the executive officers, includes shares held through the Occidental Petroleum Corporation Savings Plan as of February 28, 2013.
(2)
For non-employee directors, includes shares which must be held for a period of time under the 2005 Long-Term Incentive Plan. For executive officers, includes shares granted in 2010, 2011 and 2012 as Restricted Stock Incentive awards, which remain forfeitable until the certification of the achievement of the performance goal.

(3)					Includes options and stock appreciation rights which will be exercisable within 60 days.
(4)					Represents the sum of the first three columns.
(5)					Unless otherwise indicated, less than 1 percent.
(6)
Includes performance stock awards at target level, or for 2010, 2011 and 2012 awards, at the mid-point performance level (Occidental rank of six out of twelve peer group companies). Until the performance period ends and the awards are certified, no shares of common stock are issued. However, grant recipients receive dividend equivalents on the target share amount of performance stock awards during the performance period for awards granted prior to 2010.

(7)					Does not include 5,000 deferred stock units that Secretary Gutierrez elected to receive for his 2012 annual grant of common stock.
(8)					Includes 272,000 shares beneficially owned by Dr. Irani through a limited partnership and the Irani Family Foundation.

45     2013 Notice of Annual Meeting and Proxy Statement

Proposal 2: Advisory Vote Approving
Executive Compensation

Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Occidental’s executive officers, directors and any beneficial owner of more than 10 percent of any class of Occidental’s equity securities are required to file, with the Securities and Exchange Commission and the New York Stock Exchange, reports of ownership and changes in ownership of Occidental common stock. Copies of such reports are required to be furnished to Occidental. Based solely on its review of the copies of the reports furnished to Occidental or written representations that no reports were required, Occidental believes that, during 2012, all persons required to report complied with the Section 16(a) requirements.

PROPOSAL 2: ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The Board welcomes the views of Occidental’s stockholders regarding the company’s compensation of its named executive officers. The executive compensation program is fully described in the Compensation Discussion and Analysis section and the other table and narrative disclosures in this Proxy Statement.

Overview of Executive Compensation

Strong Stockholder Approval for Executive Compensation. Over 93% of voting stockholders voted FOR Occidental’s advisory vote on executive compensation at the 2012 Annual Meeting. After the 2012 Annual Meeting, the Compensation Committee, taking into account the supportive vote, reviewed the following:

•	The 2011 executive compensation program,

•	Input from stockholders and stockholder advisory groups on compensation and governance matters,

•	The company’s performance,

•	Compensation practices of peer companies, and

•	Compensation surveys and other materials regarding general and executive compensation.

Extension of Approved 2011 Program for 2012. After considering the strong stockholder support for the company’s executive compensation program and the other factors listed above, the Compensation Committee decided to use the same framework for 2012 long-term incentive awards as in 2011. The program fulfills the following objectives:

•	To allocate the majority of compensation granted in 2012 (approximately 70%) to long-term performance-based awards (based on target values and grant date fair values),

•
To align executive and stockholder interests over the long term by using total stockholder return over a three-year period as the performance metric for approximately 80% of the long-term awards; with further alignment achieved by having the 2012 TSR Award be paid 100% in stock instead of 50% in stock as in 2011 grants, and

•	To grant awards consistent with peer company award types, performance metrics and value as reported by peers in 2012.

Key Features of 2012 Long-Term Incentive Awards.

•	Chief Executive Officer awards were set by using same values at maximum performance levels (based on grant date stock price) as in 2011.

•	Awards are payable solely in stock.

•	Awards are performance-based.

•	Performance periods are three to seven years.

•	If a change of control occurs, awards vest on a limited basis.

•	Awards have a holding period requirement that for three years after payout, the executive must hold the equivalent of 50% of the net after-tax shares received.

•	Awards were allocated approximately 80% to a TSR award and 20% to a restricted stock award, based on maximum payout and grant date stock price.

The Board recommends that stockholders support the compensation program since it meets the compensation objectives of the company.

RESOLVED, that the stockholders approve, on an advisory basis, the company’s compensation of its named executive officers, as disclosed in the company’s Proxy Statement for the 2013 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the 2012 Summary Compensation Table and all other table and narrative disclosures regarding named executive officer compensation.

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR this proposal to approve it. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker nonvotes have the same effect as votes cast AGAINST the proposal. Your vote will not directly affect or otherwise limit or enhance any existing compensation or award arrangement of any of our named executive officers, but the outcome of the say-on-pay vote will be taken into account by the Compensation Committee when considering future compensation arrangements.

The Board recommends that you vote FOR Occidental’s named executive officer compensation. Your proxy will be so voted unless you specify otherwise.

Occidental Petroleum Corporation     46

Proposal 3: Ratification of
Independent Auditors

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

Audit and Other Fees

Audit and Non-Audit Services Pre-Approval Policy and
Procedures. The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) Occidental’s independent auditor provides to Occidental. Additionally, the Audit Committee has delegated to the Committee Chair full authority to approve any such request provided the Audit Committee Chair presents any approval so given to the Audit Committee at its next scheduled meeting. All audit and audit-related services rendered by KPMG LLP in 2012 were approved by the Audit Committee or the Audit Committee Chair before KPMG was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

Audit Fees. The aggregate audit fees incurred for professional services rendered by KPMG LLP for the years ended December 31, 2012 and December 31, 2011, were $9,210,000 and $8,807,500, respectively. These amounts include fees necessary to perform the annual audit and quarterly reviews in accordance with Generally Accepted Auditing Standards, annual attestation on internal controls over financial reporting and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, other attestation services, consents and assistance with, and review of, documents filed with the Securities and Exchange Commission.

Audit Related Fees. Fees of $1,168,770 and $1,296,100 were incurred for professional services rendered by KPMG LLP for the years ended December 31, 2012, and December 31, 2011, respectively, for assurance and related services that are traditionally performed by the independent auditor. More specifically, these services include, among others: employee benefit plan audits, reviews of proposed or consummated transactions and consultation concerning financial accounting and reporting standards.

Tax Fees. No fees were incurred for tax services rendered by KPMG LLP for the years ended December 31, 2012, and December 31, 2011.

All Other Fees. For the years ended December 31, 2012, and December 31, 2011, no fees were incurred for services rendered by KPMG LLP, other than the services described under “Audit Fees” and “Audit Related Fees.”

Report of the Audit Committee
The Audit Committee has reviewed and discussed Occidental’s audited financial statements for the fiscal year ended December 31, 2012, including management’s annual assessment of and report on Occidental’s internal control over financial reporting, with management and KPMG LLP. In addition, the Audit Committee has discussed with KPMG LLP, Occidental’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and currently in effect. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended and currently in effect. The Audit Committee has also considered whether the provision of non-audit services provided by KPMG LLP to Occidental is compatible with maintaining their independence and has discussed with KPMG LLP the firm’s independence.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2012, to be filed with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Aziz D. Syriani (Chair)
Howard I. Atkins
John E. Feick
Avedick B. Poladian
Rosemary Tomich

Ratification of Selection of Independent Auditors
The Audit Committee of the Board of Directors of Occidental has selected KPMG LLP as independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries for the year ending December 31, 2013. KPMG LLP has audited Occidental’s financial statements since 2002. A member of that firm will be present at the Annual Meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.
A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR this proposal to ratify the selection of auditors. Abstentions and broker nonvotes have the same effect as votes AGAINST the proposal. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will appoint the independent auditors for 2013, which may be KPMG LLP. If KPMG LLP should decline to act or otherwise become incapable of acting or if its employment is discontinued, the Audit Committee will appoint the independent auditors for 2013.

The Board of Directors recommends that you vote FOR the ratification of the selection of auditors. Your proxy will be so voted unless you specify otherwise.

47     2013 Notice of Annual Meeting and Proxy Statement

Stockholder Proposals

STOCKHOLDER PROPOSALS

General Information
Occidental has been advised that one stockholder proposal may be introduced at the Annual Meeting. The Board of Directors disclaims any responsibility for the content of the proposal and for the statements made in support thereof, which, except for any reference to the proposal number, are presented in the form received from the stockholders.

Vote Required to Approve. A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR a proposal for a stockholder proposal to be approved. Your broker may not vote your shares on a stockholder proposal unless you give voting instructions. Abstentions and broker nonvotes have the same effect as votes AGAINST the proposal.

Voting Results. The Report of Inspector of Elections will be included in a Current Report on Form 8-K and published on Occidental’s web site, www.oxy.com, within four business days following the Annual Meeting.

Legal Effect of Approval. The stockholder proposal set forth below is a request to the Board of Directors to consider a matter. If the proposal passes, the Board of Directors may consider, in its business judgment, whether to take the requested action or not, but it is not legally obligated to do so.

Board Action with Respect to Approved Proposals. It has been the practice of Occidental’s Board of Directors to consider matters that are approved by the stockholders and, if appropriate, to refer the matter to the appropriate Board committee for further study and recommendation to the full Board. Generally, this initial consideration and referral takes place at the next regularly scheduled meeting of the Board. Depending on the complexity of the issue and the desire of the committee to seek advice from independent advisors, the committee usually reports to the full Board no later than the final meeting of the calendar year, which is usually held in early December. The final action taken by the Board with respect to the proposals and, if applicable, a timetable for implementation of the Board action, will be posted on www.oxy.com. In prior years, stockholder proposals with respect to poison pills and golden parachutes were approved, and the Board took action to adopt policies responsive to the concerns raised in those proposals.

Stockholder Right to Enforce a Proposal. As explained above, generally, stockholder proposals are requests to the Board to consider a matter. If a proposal that is approved requests that the Board take, or refrain from taking, some action and the Board does not do so, then the stockholder may submit the same proposal for consideration at the next Annual Meeting by following the procedures described on page 50. In the alternative, a stockholder may challenge the Board’s business judgment not to implement the proposal by commencing litigation in the Chancery Court of the State of Delaware, Occidental’s state of incorporation. Delaware law contains certain procedural requirements that must be followed before a suit may be commenced, including a requirement that, unless it would otherwise be futile, a demand be made to Occidental identifying the alleged wrongdoers, the wrongdoing allegedly perpetrated and the resultant injury to Occidental and the legal action the stockholder wants the Board to take on Occidental’s behalf.

PROPOSAL 4: STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT
John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the owner of no less than 50 shares of common stock, has notified Occidental that he intends to present the following proposal at the 2013 Annual Meeting:

Proposal 4 - Right to Act by Written Consent
Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent includes all issues that shareholders may propose. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law.

The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in October 2012. This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

In response to our 65% vote in favor of shareholders to be able to call a special meeting, our directors put forth a shrunken shareholder ability to call a special meeting that required 150% more shareholders to call such a special meeting.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, had continuously rated our company “D” since 2003 with “High Governance Risk.” Also, “High Concern” for our directors’ qualifications and “Very High Concern” in Executive Pay – a whopping $49 million for our Chairman Ray Irani and $31 million for Stephen Chazen. Mr. Irani was given $347,000 for his personal financial planning – difficult to justify from a shareholder value perspective. Also 40% of the annual “incentive pay” for our highest paid executives was subjectively based, which undermined pay-for-performance.

Occidental Petroleum Corporation 48

Stockholder
Proposals

The other 60% of “incentive pay” relied on only one financial metric. GMI said a mix of performance metrics may be more appropriate to ensure that our highest paid executives do not take actions to achieve one end that might ultimately damage another. Total shareholder return (TSR) awards paid out 50% in cash and for sub-median TSR performance. Not only was this pay for underperformance, but long-term cash awards do nothing to link executive performance to long-term shareholder value.

Five of our directors had 14 to 32 years long-tenure. GMI said long-tenured directors could form relationships that may compromise their independence and therefore hinder their ability to provide effective oversight. Four directors were age 70 to 77 – succession-planning concern. This was compounded because long-tenured directors controlled the majority of our nomination committee.

Please encourage our board to respond positively to this proposal to protect shareholder value:
Right to Act by Written Consent - Proposal 4

The Board of Directors' Statement in Opposition

The Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

Almost any action requiring or involving the consent of stockholders would be of vital interest to all stockholders. Such actions could include:

•	Increasing the size of the Board and filling the vacancies, thus taking control of the Company.

•	Removing directors.

•	Introducing a staggered Board with multi-year terms.

•	Advisory proposals of the type that stockholders present at the Annual Meeting.

The Board believes that all stockholders should have the opportunity to deliberate and vote on pending stockholder actions, and that therefore stockholders should generally act only in the context of an annual or a special meeting.

•	Actions by written consent can be used to circumvent the important deliberative process of a stockholder meeting.

•	There would be no assurance that stockholders who sign a consent have had accurate information for sufficient time to assess such actions.

•	In fact, there might be no advance notice at all. Were a majority of our shares to be owned by ten or fewer holders, they would not have to comply with the SEC’s consent solicitation rules, so this proposal would permit them to act without advance notice to the other stockholders. Thus the only situation in which a written consent is faster and easier than a meeting is if a small number of stockholders were to acquire a majority of our shares and desire to act without the involvement of their fellow stockholders.

Occidental stockholders already can raise matters for a stockholder vote.

•	Any stockholder may make a proposal at an Annual Meeting. Stockholders holding at least 25% of our outstanding common stock may call a special meeting to consider proposals between Annual Meetings.

•	With a meeting, all stockholders have an opportunity to vote.

•
Soliciting consents from more than ten stockholders must comply with essentially the same legal requirements on notice and information that apply to soliciting proxies for meetings. With our current diffuse ownership base, this proposal adds no real efficiency.

Occidental’s directors and management are open to input from our stockholders on matters affecting the company, and have been uniformly responsive to stockholder proposals.

•
Occidental’s directors and senior executives regularly engage with significant stockholders on a variety of matters and, in particular, invite comments on governance matters, executive compensation and stockholder proposals.

•	Many of Occidental’s governance and social initiatives, such as majority voting and our Human Rights Policy, have been a result of stockholder engagement.

•
The principal topic mentioned by the proponent, executive compensation, is the subject of an annual stockholder vote. Over 90% of voting stockholders supported Occidental’s executive compensation at our 2012 Annual Meeting.

•	Stockholders are welcome to contact our directors and officers with their concerns. See page 8 for how stockholders can communicate with Board members.

The vote required to approve this proposal is set forth in “Vote Required to Approve” on page 48.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders on May 3, 2013, and at any adjournment or postponement of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 3, 2013
This Proxy Statement and Occidental’s Annual Report on Form 10-K for the year ended December 31, 2012, are available on Occidental’s web site at www.oxypublications.com or by writing to the Communications and Public Affairs Department, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024.

Admission to the Annual Meeting
Attendance is limited to stockholders, one guest per stockholder and authorized proxy holders. If you plan to attend the Annual Meeting in person and you are a stockholder of record, you must bring the admission ticket attached to your proxy or information card and valid government-issued photo identification such as a driver’s license or passport.

49     2013 Notice of Annual Meeting and Proxy Statement

If your shares are held in the name of a bank, broker or other holder of record and an admission ticket is not part of your voting instruction card, you will be admitted only if you have proof of ownership on the record date, such as a bank or brokerage account statement and valid government-issued photo identification, such as a driver's license or passport.

If you are not a stockholder or a guest of a stockholder, you will be admitted only if you have a valid legal proxy and valid government-issued photo identification such as a driver’s license or passport. If you are receiving a legal proxy from a stockholder of record, you must bring a valid legal proxy from the record holder to you. If you are receiving a legal proxy from a street name stockholder, you must bring a form of a valid legal proxy from the record holder (i.e., the bank, broker or other holder of record) to the street name stockholder that is assignable, and a legal proxy from the street name stockholder to you.

Any stockholder who would like to appoint more than one proxy holder to attend the meeting must contact the Corporate Secretary’s Office at 310-443-6506, no later than noon Pacific time on May 2, 2013, to assure that such proxies are valid and reasonable in number.

Cell phones and other electronic devices are not permitted in the meeting.

Voting Instructions and Information

Voting Rights. This Proxy Statement and accompanying proxy card are being mailed beginning on or about March 22, 2013, to each stockholder of record as of the close of business on March 13, 2013, which is the record date for the determination of stockholders entitled to receive notice of, to attend and to vote at the Annual Meeting. As of the record date, Occidental had outstanding and entitled to vote 805,642,815 shares of common stock. A majority of outstanding shares must be represented at the Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. You will have one vote for each share of Occidental’s common stock you own. You may vote in person at the Annual Meeting or by proxy. Proxies may be submitted by completing and mailing the proxy card, by telephone or by Internet as explained on the proxy card. You may not cumulate your votes.

Voting of Proxies. The Board of Directors has designated Dr. Ray R. Irani and Mr. Aziz D. Syriani, and each of them, with the full power of substitution, to vote shares represented by all properly executed proxies. The shares will be voted in accordance with the instructions on the proxy card. If no instructions are specified on the proxy card, the shares will be voted:

FOR all nominees for directors (see page 1);
FOR advisory vote approving executive compensation (see page 46);
FOR ratification of the independent auditors (see page 47); and
AGAINST Proposal 4 (see page 48).

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter presented at the Annual Meeting in accordance with Occidental's by-laws.

Broker Votes. If your shares are held in street name, under New York Stock Exchange Rules, your broker can vote your shares on Proposal 3 but not with respect to the election of directors, executive compensation, or the stockholder proposal (Proposals 1, 2 and 4). If your broker does not have discretion and you do not give the broker instructions, the votes will be broker nonvotes, which will have the same effect as votes against the proposal for all matters other than the election of directors (Proposal 1).

Vote Required. The vote required to elect directors and to approve each proposal is described with each proposal.

Voting Results. The Report of Inspector of Elections will be included in a Current Report on Form 8-K and published on Occidental’s web site, www.oxy.com, within four business days following the Annual Meeting, both of which also may be obtained by writing to the Communications and Public Affairs Department, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024.

Confidential Voting. All proxies, ballots and other voting materials are kept confidential, unless disclosure is required by applicable law or expressly requested by you, you write comments on your proxy or voting instruction card, or the proxy solicitation is contested. Occidental’s confidential voting policy is posted at http://confidentialvoting.oxy.com and also may be obtained by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024.

Revoking a Proxy or Changing Your Vote. You may revoke your proxy or change your vote before the Annual Meeting by filing a revocation with the Corporate Secretary of Occidental, by delivering to Occidental a valid proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation Expenses
The expense of this solicitation will be paid by Occidental. Morrow & Co., LLC has been retained to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at $16,500 plus reimbursement of out-of-pocket expenses. Additionally, AST Phoenix Advisors has been retained to provide advice with respect to current developments in proxy issues. Occidental also will reimburse banks, brokers, nominees and related fiduciaries for the expense of forwarding soliciting material to beneficial owners of its common stock. In addition, Occidental's officers, directors and regular employees may solicit proxies but will receive no additional or special compensation for such work.

Stockholder Proposals for the 2014 Annual Meeting of Stockholders
Stockholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to the 2014 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be addressed to Occidental’s Corporate Secretary at Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024, facsimile number 310-443-6977, and be received no later than November 22, 2013.

Occidental Petroleum Corporation     50

General
Information

Under Occidental's by-laws, stockholders must follow certain procedures to introduce an item of business at an annual meeting that is not included in the proxy materials. These procedures require that any such item of business must be submitted in writing to the Corporate Secretary at Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024. Notice of the proposed item of business must be received between February 2, 2014, and February 22, 2014, and must include the information required by Occidental's by-laws. A copy of the by-laws may be obtained by writing to the Corporate Secretary at the address listed above.

In either case, the stockholder submitting the proposal or a representative of the stockholder must present the proposal in person at the meeting.

The chairman of the meeting may refuse to allow the transaction of any item of business not presented in compliance with Occidental’s by-laws. In addition, the proxies solicited on behalf of the Board of Directors will have discretionary authority to vote against any such item of business.

Nominations for Directors for Term Expiring in 2015

Nominating Committee Policy. It is the policy of the Nominating Committee to consider nominees recommended by stockholders if the stockholder complies with the procedures outlined below. In prior years, the Nominating Committee has identified candidates through recommendations from other non-management directors, executive officers, including the Executive Chairman and the Chief Executive Officer, and other third parties. The Nominating Committee anticipates that, if a vacancy on the Board were to occur, it would use these sources as well as stockholder recommendations to identify candidates.

In deciding if a candidate recommended by a stockholder or identified by another source is qualified to be a nominee, it is the Nominating Committee’s policy to consider:

•	Whether the candidate is independent as defined in Occidental’s Corporate Governance Policies and as applied with respect to Occidental and the stockholder recommending the nominee, if applicable;

•	Whether the candidate has the business experience, character, judgment, acumen and time to commit in order to make an ongoing positive contribution to the Board;

•
Whether the candidate would contribute to the Board achieving a diverse and broadly inclusive membership, including consideration of the diversity characteristics set forth in Occidental’s corporate governance policies further described at www.oxy.com; and

•
Whether the candidate has the specialized knowledge or expertise, such as financial or audit experience, necessary to satisfy membership requirements for committees where specialized knowledge or expertise may be desirable.

If there is a vacancy and the Nominating Committee believes that a recommended candidate has good potential for Board service, the Nominating Committee will arrange an interview with the candidate. Pursuant to its Charter, the Nominating Committee will not recommend any candidate to the Board who has not been interviewed by the Nominating Committee.

In accordance with its Charter, the Nominating Committee annually reviews its performance and reports its findings to the Board. The Nominating Committee also assists the Board in performing its self evaluation, which includes an assessment of whether the Board has the necessary diversity of skills, backgrounds and experiences to meet the company’s ongoing needs.

Procedure to Recommend Candidates. Stockholder recommendations must be received by the Corporate Secretary of Occidental between September 1 and November 30 of the year preceding the meeting. Each recommendation must include the following information:

1. As to each person whom the stockholder proposes for election or re-election as a director:

•	The name, age, business address and residence address of the person;

•	The principal occupation or employment of the person;

•	The class or series and number of shares of capital stock of Occidental which are owned beneficially or of record by the person; and

•
Any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission.

2. As to the stockholder making the recommendation:

•	The name and address of record of such stockholder; and

•	The class or series and number of shares of capital stock of Occidental which are beneficially owned by the stockholder.

The stockholder’s recommendation must include the recommended person’s written consent to being named as a nominee and to serving as a director if elected.

Procedure to Nominate Candidates. Under Occidental's by-laws, stockholders may nominate a person to the Board by complying with the advance notice procedures of the by-laws and attending the annual meeting to make the necessary motion. The notice must be received between September 1 and November 30 of the year preceding the meeting and include the information required by the by-laws.

Annual Report
Occidental's 2012 Annual Report on Form 10-K is concurrently mailed to stockholders. The Annual Report contains consolidated financial statements of Occidental and its subsidiaries and the reports thereon of KPMG LLP, independent auditors.

Sincerely,
Donald P. de Brier
Corporate Executive Vice President and Corporate Secretary

Los Angeles, California
March 22, 2013

It is important that proxies be returned promptly. Please complete, sign, date and return the accompanying form or forms of proxy in the enclosed envelope or follow the procedures outlined on the card to submit your proxy by telephone or Internet.

51     2013 Notice of Annual Meeting and Proxy Statement

Occidental Petroleum Corporation

This annual report is printed on Forest Stewardship Council (FSC)-Certified paper that contains wood from well-managed forests, controlled sources and recycled wood or fiber.

ON THE COVER
Drilling rig at Oxy's operations in Hobbs, New Mexico

Occidental Petroleum Corporation

2013 ANNUAL MEETING OF STOCKHOLDERS

COMPANY NUMBER

ACCOUNT NUMBER

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MAY 3, 2013

PROXY VOTING INSTRUCTIONS

We encourage you to take advantage of Internet or telephone voting, both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 PM Eastern Time, May 2, 2013, the day prior to the Annual Meeting day.

INTERNET Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

MAIL If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 3, 2013. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via Internet or telephone. ↓

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors			
Spencer Abraham	☐	☐	☐
Howard I. Atkins	☐	☐	☐
Stephen I. Chazen	☐	☐	☐
Edward P. Djerejian	☐	☐	☐
John E. Feick	☐	☐	☐
Margaret M. Foran	☐	☐	☐
Carlos M. Gutierrez	☐	☐	☐
Ray R. Irani	☐	☐	☐
Avedick B. Poladian	☐	☐	☐
Aziz D. Syriani	☐	☐	☐
2. Advisory vote approving executive compensation	☐	☐	☐
3. Ratification of selection of KPMG LLP as independent auditors	☐	☐	☐
4. Stockholder right to act by written consent	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date ________ Signature of Stockholder ____________ Date ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OXY Occidental Petroleum Corporation

ADMISSION TICKET

2013 ANNUAL MEETING OF STOCKHOLDERS

Meeting Hours
Registration begins 9:30 AM
Meeting starts 10:30 AM

BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING. DO NOT MAIL.

This admission ticket admits you and **one** guest to the meeting. You will **not** be admitted to the meeting without **valid government-issued photo identification** (such as a driver's license or passport) and this **admission ticket** or other proof of stock ownership as of March 13, 2013, the record date. **Cell phones and other electronic devices are not permitted in the meeting.**

DIRECTIONS

- From I-10 West (Santa Monica Freeway)
- Take 4th Street exit, turn right and proceed to Colorado Boulevard
- Turn LEFT onto Colorado Boulevard and proceed to Ocean Avenue
- Turn RIGHT onto Ocean Avenue and proceed 1/2 block PAST Wilshire Boulevard
- Enter Hotel Valet Parking driveway on Ocean Avenue

PARKING FOR STOCKHOLDERS

PARKING IS NORTH OF WILSHIRE BOULEVARD ON OCEAN AVENUE

- Please note that the address of the hotel is on Wilshire Boulevard but parking will not be permitted at the Wilshire Boulevard entrance.
- **The parking fee at the Fairmont Miramar Hotel will be paid by Occidental Petroleum Corporation.**

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 3, 2013. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

Fold and detach here ↓

PROXY

OCCIDENTAL PETROLEUM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DR. RAY R. IRANI and AZIZ D. SYRIANI, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of the undersigned in OCCIDENTAL PETROLEUM CORPORATION as directed on the reverse side of this card and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 3, 2013, and at any adjournment, as if the undersigned were present and voting at the meeting.

The shares represented by this proxy will be voted as directed on the reverse side of this card. **Where no direction is given, such shares will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.** In the event any of the nominees named on the reverse side of this card is unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Your proxy will be kept confidential in accordance with the confidential voting policy described in the Proxy Statement and posted at http://confidentialvoting.oxy.com.

(Continued and to be marked, dated and signed, on the other side)

OXY Occidental Petroleum Corporation

2013 ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2013

COMPANY NUMBER

ACCOUNT NUMBER

→

PROXY VOTING INSTRUCTIONS

We encourage you to take advantage of Internet or telephone voting, both are available 24 hours a day, 7 days a week. Your voting instructions must be received by 11:59 PM Eastern Time, April 29, 2013, in order to be counted.

INTERNET Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

MAIL If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 3, 2013. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via Internet or telephone. ↓

The shares represented by this voting instruction card will be voted as directed below. Where no instruction is given, such shares will be voted in accordance with the direction of the Plan's Administration Committee. In accordance with the Employee Retirement Income Security Act of 1974, your vote must be kept confidential by the Savings Plan Trustee. **The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.**

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors	FOR	AGAINST	ABSTAIN
Spencer Abraham	☐	☐	☐
Howard I. Atkins	☐	☐	☐
Stephen I. Chazen	☐	☐	☐
Edward P. Djerejian	☐	☐	☐
John E. Feick	☐	☐	☐
Margaret M. Foran	☐	☐	☐
Carlos M. Gutierrez	☐	☐	☐
Ray R. Irani	☐	☐	☐
Avedick B. Poladian	☐	☐	☐
Aziz D. Syriani	☐	☐	☐
2. Advisory vote approving executive compensation	☐	☐	☐
3. Ratification of selection of KPMG LLP as independent auditors	☐	☐	☐
4. Stockholder right to act by written consent	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date ______ Signature of Stockholder ______ Date ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OXY Occidental Petroleum Corporation

ADMISSION TICKET

2013 ANNUAL MEETING OF STOCKHOLDERS

Meeting Hours
Registration begins 9:30 AM
Meeting starts 10:30 AM

BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING. DO NOT MAIL.

This admission ticket admits you and **one** guest to the meeting. You will **not** be admitted to the meeting without **valid government-issued photo identification** (such as a driver's license or passport) and this **admission ticket** or other proof of stock ownership as of March 13, 2013, the record date. **Cell phones and other electronic devices are not permitted in the meeting.**

DIRECTIONS

- From I-10 West (Santa Monica Freeway)
- Take 4th Street exit, turn right and proceed to Colorado Boulevard
- Turn LEFT onto Colorado Boulevard and proceed to Ocean Avenue
- Turn RIGHT onto Ocean Avenue and proceed 1/2 block PAST Wilshire Boulevard
- Enter Hotel Valet Parking driveway on Ocean Avenue

PARKING FOR STOCKHOLDERS

PARKING IS NORTH OF WILSHIRE BOULEVARD ON OCEAN AVENUE

- Please note that the address of the hotel is on Wilshire Boulevard but parking will not be permitted at the Wilshire Boulevard entrance.
- **The parking fee at the Fairmont Miramar Hotel will be paid by Occidental Petroleum Corporation.**

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 3, 2013. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com. In accordance with the Employee Retirement Income Security Act of 1974, your vote must be kept confidential by the Savings Plan Trustee.

Fold and detach here ↓

VOTING INSTRUCTION CARD

OCCIDENTAL PETROLEUM CORPORATION ANNUAL MEETING OF STOCKHOLDERS

TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., TRUSTEE OF THE OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN:

I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on May 3, 2013, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. I understand that the Trustee will vote the shares which are held for my account pursuant to the Occidental Petroleum Corporation Savings Plan in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

My vote for the election of directors is indicated on the reverse side. Nominees are: Spencer Abraham, Howard I. Atkins, Stephen I. Chazen, Edward P. Djerejian, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, Ray R. Irani, Avedick B. Poladian and Aziz D. Syriani. In the event any of the foregoing nominees is unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

I understand that in the event that I do not return this card, or it is not received by April 29, 2013, any shares held for my account in the Occidental Petroleum Corporation Savings Plan will be voted by you, as Trustee, in accordance with the direction of the Plan's Administration Committee.

(Continued and to be marked, dated and signed, on the other side)

OXY Occidental Petroleum Corporation

2013 ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2013

COMPANY NUMBER

ACCOUNT NUMBER

→

PROXY VOTING INSTRUCTIONS

We encourage you to take advantage of Internet or telephone voting, both are available 24 hours a day, 7 days a week. Your voting instructions must be received by 11:59 PM Eastern Time, April 29, 2013, in order to be counted.

INTERNET Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

MAIL If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 3, 2013. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via Internet or telephone. ↓

The shares represented by this voting instruction card will be voted as directed below. Where no instruction is given, such shares will be voted in accordance with the direction of the Program's Retirement Committee. **The Board of Directors recommends a vote FOR proposals 1, 2 and 3 and AGAINST Proposal 4.**

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors	FOR	AGAINST	ABSTAIN
Spencer Abraham	☐	☐	☐
Howard I. Atkins	☐	☐	☐
Stephen I. Chazen	☐	☐	☐
Edward P. Djerejian	☐	☐	☐
John E. Feick	☐	☐	☐
Margaret M. Foran	☐	☐	☐
Carlos M. Gutierrez	☐	☐	☐
Ray R. Irani	☐	☐	☐
Avedick B. Poladian	☐	☐	☐
Aziz D. Syriani	☐	☐	☐
2. Advisory vote approving executive compensation	☐	☐	☐
3. Ratification of selection of KPMG LLP as independent auditors	☐	☐	☐
4. Stockholder right to act by written consent	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date ______ Signature of Stockholder ______ Date ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OXY Occidental Petroleum Corporation

ADMISSION TICKET

2013 ANNUAL MEETING OF STOCKHOLDERS

Meeting Hours
Registration begins 9:30 AM
Meeting starts 10:30 AM

BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING. DO NOT MAIL.

This admission ticket admits you and **one** guest to the meeting. You will **not** be admitted to the meeting without **valid government-issued photo identification** (such as a driver's license or passport) and this **admission ticket** or other proof of stock ownership as of March 13, 2013, the record date. **Cell phones and other electronic devices are not permitted in the meeting.**

DIRECTIONS

- From I-10 West (Santa Monica Freeway)
- Take 4th Street exit, turn right and proceed to Colorado Boulevard
- Turn LEFT onto Colorado Boulevard and proceed to Ocean Avenue
- Turn RIGHT onto Ocean Avenue and proceed 1/2 block PAST Wilshire Boulevard
- Enter Hotel Valet Parking driveway on Ocean Avenue

PARKING FOR STOCKHOLDERS

PARKING IS NORTH OF WILSHIRE BOULEVARD ON OCEAN AVENUE

- Please note that the address of the hotel is on Wilshire Boulevard but parking will not be permitted at the Wilshire Boulevard entrance.
- **The parking fee at the Fairmont Miramar Hotel will be paid by Occidental Petroleum Corporation.**

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 3, 2013. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com. In accordance with the confidential voting policy described in the Proxy Statement and posted at http://confidentialvoting.oxy.com, your vote will be kept confidential.

Fold and detach here ↓

VOTING INSTRUCTION CARD

OCCIDENTAL PETROLEUM CORPORATION ANNUAL MEETING OF STOCKHOLDERS

TO THE TRUSTEE OF THE RETIREMENT SAVINGS PROGRAM FOR EMPLOYEES OF OXY VINYLS CANADA CO.

I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on May 3, 2013, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. You are directed to vote the shares which are held for my account pursuant to the Retirement Savings Program for Employees of Oxy Vinyls Canada Co. in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

My vote for the election of directors is indicated on the reverse side. Nominees are: Spencer Abraham, Howard I. Atkins, Stephen I. Chazen, Edward P. Djerejian, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, Ray R. Irani, Avedick B. Poladian and Aziz D. Syriani. In the event any of the foregoing nominees is unavailable for selection or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

I understand that in the event I do not return this card, or it is not received by April 29, 2013, any shares held for my account in the Retirement Savings Program for Employees of Oxy Vinyls Canada Co. will be voted by you in accordance with the direction of the Program's Retirement Committee.

(Continued and to be marked, dated and signed, on the other side)